                                                                    EXHIBIT 4.7



                                                                 EXECUTION COPY

                             U.S.$ 1,387,504,578.16

                                CREDIT AGREEMENT

                                      among

             ENERSIS S.A., acting through its Cayman Islands Branch,
                                  as Borrower,

                         VARIOUS FINANCIAL INSTITUTIONS,
                                   as Lenders,

                                       and

                      BANCO BILBAO VIZCAYA ARGENTARIA S.A.,
                         CITIGROUP GLOBAL MARKETS INC.,
                  DRESDNER KLEINWORT WASSERSTEIN SECURITIES LLC
                                       and
              SANTANDER CENTRAL HISPANO INVESTMENT SECURITIES INC.,
                   as Mandated Lead Arrangers and Bookrunners,

                                       and

              SANTANDER CENTRAL HISPANO INVESTMENT SECURITIES INC.,
                             as Documentation Agent,

                                       and

                         CITIGROUP GLOBAL MARKETS INC.,
                              as Syndication Agent,

                                       and

                      BANCO BILBAO VIZCAYA ARGENTARIA S.A.
                                       and
                         DRESDNER BANK LUXEMBOURG S.A.,
                            as Administrative Agent,

                                       and

                             BANCO SANTANDER-CHILE,
                               as Collateral Agent

                        ---------------------------------

                            Dated as of May 12, 2003

                       ----------------------------------

Section 1.        Definitions and Principles of Construction.....................................................1

         1.1.     Defined Terms..................................................................................1

         1.2.     Principles of Construction....................................................................22

Section 2.        Amount and Terms of Credit....................................................................22

         2.1.     Agreement to Lend.............................................................................22

         2.2.     General Purpose...............................................................................23

         2.3.     Notice of Borrowing...........................................................................23

         2.4.     Making of Loans; Repayment of Refinanced Debt.................................................23

         2.5.     Notes.........................................................................................24

         2.6.     Default by Lender.............................................................................24

         2.7.     Interest......................................................................................25

         2.8.     Increased Costs, Illegality, Etc..............................................................26

         2.9.     Compensation..................................................................................28

         2.10.    Change of Lending Office......................................................................28

         2.11.    Replacement of Lenders........................................................................28

Section 3.        Security......................................................................................28

         3.1.     The Collateral................................................................................28

         3.2.     Release of Security...........................................................................28

         3.3.     Application of Proceeds.......................................................................29

Section 4.        Fees; Termination of Commitments..............................................................29

         4.1.     Fees..........................................................................................29

         4.2.     Mandatory Termination of Commitments..........................................................29

Section 5.        Prepayments; Payments.........................................................................29

         5.1.     Scheduled Repayments..........................................................................29

         5.2.     Voluntary Prepayments.........................................................................30

         5.3.     Mandatory Prepayments.........................................................................30

         5.4.     Method and Place of Payment...................................................................31

         5.5.     Net Payments..................................................................................31

Section 6.        Conditions Precedent to the Borrowing.........................................................32

         6.1.     Elesur Loan...................................................................................32

         6.2.     Effectiveness; Execution of Loan Documents; Notes.............................................32

         6.3.     No Default; Representations and Warranties....................................................33

         6.4.     No Default; Indebtedness......................................................................33

         6.5.     Endesa-Chile Credit Agreement Closing.........................................................33

         6.6.     Notice of Borrowing...........................................................................33

         6.7.     Opinions of Counsel to the Borrowers..........................................................33

         6.8.     Opinions of Counsel to the Lenders, the Administrative Agent and the
                  Collateral Agent..............................................................................33

         6.9.     Corporate Documents; Proceedings..............................................................34

         6.10.    Governmental and Other Approvals..............................................................34

         6.11.    Appointment of Agent for Service of Process...................................................34

         6.12.    No Change in Condition........................................................................35

         6.13.    Market Conditions.............................................................................35

         6.14.    Payments......................................................................................35

         6.15.    Perfection of Security Interest in Collateral.................................................35

         6.16.    Delivery of Financial Statements..............................................................35

         6.17.    Funding of 2003 Bond Escrow Account...........................................................35

         6.18.    Commitment by Endesa Spain....................................................................35

         6.19.    Central Bank Notification.....................................................................36

Section 7.        Representations and Warranties................................................................36

         7.1.     Corporate Status..............................................................................36

         7.2.     Corporate Power and Authority.................................................................36

         7.3.     No Immunity...................................................................................37

         7.4.     No Violation..................................................................................37

         7.5.     Governmental Approvals........................................................................37

         7.6.     Subsidiaries..................................................................................37

         7.7.     Collateral....................................................................................38

         7.8.     Intercompany Indebtedness.....................................................................38

         7.9.     Ranking.......................................................................................38

         7.10.    Financial Statements..........................................................................38

         7.11.    Voluntary Prepayments.........................................................................40

         7.12.    Litigation....................................................................................40

         7.13.    True and Complete Disclosure..................................................................40

         7.14.    Use of Proceeds...............................................................................40

         7.15.    Tax Returns and Payments......................................................................40

         7.16.    Compliance with Law; Environmental Laws.......................................................40

         7.17.    Properties....................................................................................41

         7.18.    Employee Benefit Plans........................................................................41

         7.19.    Investment Company Act; PUHCA.................................................................41

         7.20.    Withholding Taxes.............................................................................41

         7.21.    Form of Documentation.........................................................................42

         7.22.    Indebtedness..................................................................................42

         7.23.    Secured Debt..................................................................................43

         7.24.    Sale Lease-Back Transactions..................................................................43

         7.25.    Foreign Exchange Regulations..................................................................43

         7.26.    Insurance.....................................................................................43

Section 8.        Affirmative Covenants.........................................................................43

         8.1.     Four Point Business Plan......................................................................43

         8.2.     Upstreaming...................................................................................44

         8.3.     Intercompany Indebtedness.....................................................................44

         8.4.     Information Covenants.........................................................................44

         8.5.     Books, Records and Inspections................................................................47

         8.6.     Corporate Privileges..........................................................................47

         8.7.     Performance of Obligations....................................................................48

         8.8.     Compliance with Law; Environmental Law........................................................48

         8.9.     Taxes.........................................................................................48

         8.10.    Maintenance of Property and Insurance.........................................................48

         8.11.    Ranking.......................................................................................49

         8.12.    Further Assurances............................................................................49

         8.13.    Central Bank Notification.....................................................................49

         8.14.    Endesa-Chile 2003 Liquidity Facility..........................................................49

Section 9.        Financial Covenants...........................................................................50

         9.1.     Debt to Adjusted Operating Cash Flow..........................................................50

         9.2.     Debt to EBITDA................................................................................50

         9.3.     Adjusted Operating Cash Flow to Interest Expense..............................................50

         9.4.     Adjusted Consolidated Leverage Test...........................................................50

         9.5.     Calculations..................................................................................50

Section 10.       Negative Covenants............................................................................50

         10.1.    Transfer of Operating Assets..................................................................50

         10.2.    Permitted Capital Expenditures................................................................51

         10.3.    Indebtedness..................................................................................51

         10.4.    Investments...................................................................................51

         10.5.    Repurchase or Redemption of Capital Stock, Etc................................................52

         10.6.    Consolidations, Mergers, Etc..................................................................52

         10.7.    Sales of Assets...............................................................................53

         10.8.    Liens.........................................................................................54

         10.9.    Limitations on Prepayments of Indebtedness....................................................56

         10.10.   Transactions with Affiliates..................................................................57

         10.11.   Sale of Certain Assets........................................................................57

         10.12.   Upstreaming...................................................................................57

         10.13.   Limitation on Sale Lease-Back Transactions....................................................57

         10.14.   Business......................................................................................57

Section 11.       Events of Default.............................................................................58

         11.1.    Payments......................................................................................58

         11.2.    Representations, Etc..........................................................................58

         11.3.    Covenants under these Agreements..............................................................58

         11.4.    Other Covenants...............................................................................58

         11.5.    Cross-Default.................................................................................58

         11.6.    Bankruptcy, Etc...............................................................................59

         11.7.    Judgments.....................................................................................59

         11.8.    Currency Restrictions.........................................................................59

         11.9.    Denial of Liability...........................................................................59

         11.10.   Governmental Action...........................................................................60

         11.11.   Security Documents............................................................................60

         11.12.   Endesa Spain Equity Contributions or Subordinated Loan........................................60

         11.13.   Net Proceeds..................................................................................60

         11.14.   Capitalization/Pledge of Elesur Loan..........................................................61

Section 12.       The Administrative Agent and the Collateral Agent.............................................61

         12.1.    Appointment; Acceptance of Appointment........................................................61

         12.2.    Nature of Duties..............................................................................62

         12.3.    Lack of Reliance on the Administrative Agent or the Collateral Agent..........................63

         12.4.    Certain Rights of the Administrative Agent and the Collateral Agent...........................63

         12.5.    Reliance......................................................................................64

         12.6.    Indemnification...............................................................................64

         12.7.    The Administrative Agent and the Collateral Agent in their Individual
                  Capacities....................................................................................64

         12.8.    Holders.......................................................................................64

         12.9.    Succession....................................................................................65

         12.10.   Power of Attorney from the Lenders............................................................65

Section 13.       Miscellaneous.................................................................................65

         13.1.    Payment of Expenses, Etc......................................................................65

         13.2.    Right of Setoff...............................................................................66

         13.3.    Notices.......................................................................................66

         13.4.    Benefit of Agreement; Syndication or Assignment of Loan.......................................67

         13.5.    No Waiver; Remedies Cumulative................................................................68

         13.6.    Payments Pro Rata.............................................................................69

         13.7.    Calculations, Computations....................................................................70

         13.8.    Governing Law; Submission to Jurisdiction; Venue..............................................71

         13.9.    Obligation to Make Payments in Dollars........................................................72

         13.10.   Counterparts..................................................................................72

         13.11.   Effectiveness.................................................................................72

         13.12.   Headings Descriptive..........................................................................72

         13.13.   Amendment or Waiver...........................................................................72

         13.14.   Survival......................................................................................73

         13.15.   Domicile of Loans; Regulation D...............................................................73

         13.16.   Waiver of Jury Trial..........................................................................73

         13.17.   The Mandated Lead Arrangers and Bookrunners; Documentation Agent and
                  Syndication Agent.............................................................................73

         13.18.   Register......................................................................................74

         13.19.   Confidentiality...............................................................................74

         13.20.   Severability..................................................................................75

SCHEDULE A        Refinanced Debt
SCHEDULE B        Commitments
SCHEDULE C        Santa Rosa Property
SCHEDULE D        Relevant Subsidiaries; Chilean Subsidiaries; Foreign
                  Subsidiaries
SCHEDULE E        Intercompany Indebtedness
SCHEDULE F        Existing Indebtedness

SCHEDULE G        Secured Debt
SCHEDULE H        Contractual Restrictions
SCHEDULE I        Financial Covenant Ratios
SCHEDULE J        Permitted Capital Expenditures
SCHEDULE K        Liens
EXHIBIT A         Notice of Borrowing
EXHIBIT B         Note
EXHIBIT C         Elesur Recognition of Debt
EXHIBIT D         Form of Recognition of Debt
EXHIBIT E         Chilectra Pledge Agreement
EXHIBIT F         Chilectra Cayman Pledge Agreement
EXHIBIT G         Chilectra Recognition of Debt
EXHIBIT H         Chilectra Cayman Recognition of Debt
EXHIBIT I         Share Pledge Agreement
EXHIBIT J         Endesa-Chile 2003 Liquidity Facility Letter Agreement
EXHIBIT K         Endesa-Chile 2003 Liquidity Facility Recognition of Debt
EXHIBIT L         Endesa-Chile 2003 Liquidity Facility Pledge Agreement
EXHIBIT M         Elesur Pledge Agreement
EXHIBIT N         Elesur Intercreditor Agreement
EXHIBIT O         Amended and Restated Elesur Intercreditor Agreement
EXHIBIT P         Escrow Agreement
EXHIBIT Q         Endesa Internacional Support Agreement
EXHIBIT R         Form of Intercreditor Agreement
EXHIBIT S         Additional Endesa Internacional Support Agreement
EXHIBIT T         Opinion of New York Counsel to the Borrowers
EXHIBIT U         Opinion of Chilean Counsel to Enersis
EXHIBIT V         Opinion of Chilean Counsel to Enersis Cayman
EXHIBIT W         Opinion of Chilean Counsel to Elesur
EXHIBIT X         Opinion of Chilean Counsel to Chilectra
EXHIBIT Y         Opinion of Chilean Counsel to Endesa-Chile
EXHIBIT Z         Opinion of Cayman Islands Counsel to Enersis Cayman,
                  Chilectra Cayman and Endesa-Chile
EXHIBIT AA        Opinion of Spanish Counsel to Endesa Internacional
EXHIBIT BB        Officer's Certificate-- Borrowers
EXHIBIT CC        Officer's Certificate-- Elesur
EXHIBIT DD        Officer's Certificate-- Endesa Internacional
EXHIBIT EE        Consent Letter from Agent for Service of Process
EXHIBIT FF        Endesa Spain Commitment
EXHIBIT GG        Four Point Business Plan
EXHIBIT HH        Assignment and Assumption Agreement
EXHIBIT II        Power of Attorney

         These CREDIT AGREEMENTS (each a "Credit Agreement" and collectively, these "Agreements"), dated as of May 12, 2003, among ENERSIS S.A. a corporation (sociedad anonima) organized and existing under the law of Chile ("Enersis" and, in its capacity as a Borrower under its Credit Agreement, a "Borrower"), Enersis, acting through its Cayman Islands Branch ("Enersis Cayman" and, in its capacity as a Borrower under its Credit Agreement, a "Borrower" and together with Enersis in its capacity as Borrower, the "Borrowers"), the lenders party to each Credit Agreement from time to time (each, a "Lender" and collectively, the "Lenders"), Banco Bilbao Vizcaya Argentaria S.A. and Dresdner Bank Luxembourg S.A., acting in the capacity described in Section 12, as Administrative Agent under each Credit Agreement, Banco Santander-Chile, acting in the capacity described in Section 12, as Collateral Agent under each Credit Agreement, Santander Central Hispano Investment Securities Inc., as documentation agent (the "Documentation Agent"), Citigroup Global Markets Inc., as syndication agent (the "Syndication Agent"), and Banco Bilbao Vizcaya Argentaria S.A., Citigroup Global Markets Inc., Dresdner Kleinwort Wasserstein Securities LLC, and Santander Central Hispano Investment Securities Inc., as mandated lead arrangers and bookrunners (each, a "Mandated Lead Arranger and Bookrunner" and collectively, the "Mandated Lead Arrangers and Bookrunners").

                              W I T N E S S E T H:

         WHEREAS, the parties to each Credit Agreement make the following recitals (see Article I for definitions):

         (A) Each Lender under such Credit Agreement has previously extended one or more credits to the Borrower the principal amount outstanding of which is set forth for each Lender in Schedule A, which collectively constitute the Refinanced Debt under such Credit Agreement.

         (B) Each Borrower has requested each Lender to refinance, on the terms and conditions of such Credit Agreement, any such outstanding credit previously extended to it by such Lender.

         (C) Each Lender is willing to refinance, on the terms and conditions of such Credit Agreement, each credit identified opposite such Lender's name on Schedule A hereto.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in these Agreements, the parties to each Credit Agreement agree as follows:

         Section 1. Definitions and Principles of Construction.

         1.1. Defined Terms. As used in these Agreements, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined, except as otherwise provided):

         "2003 Bond Escrow Account" shall mean the 2003 Bond Escrow Account to be established pursuant to the Escrow Agreement.

         "5.50% Notes" shall mean the UF4,000,000 5.50% notes due June 15, 2009, issued by Enersis pursuant to that certain indenture dated June 14, 2001 with Banco Santiago as trustee.

         "5.75% Notes" shall mean the UF2,500,000 5.75% notes due June 15, 2022, issued by Enersis pursuant to that certain indenture dated June 14, 2001 with Banco Santiago as trustee.

         "6.60% Notes" shall mean the U.S.$150,000,000 6.60% notes due December 1, 2026, with a put option exercisable on December 1, 2003, issued by Enersis Cayman pursuant to that certain indenture dated November 1, 1996 with The Chase Manhattan Bank as trustee.

         "6.60% Liquidity Facility" shall mean a liquidity facility established by Enersis Cayman to provide funds from time to time through December 1, 2003 not to exceed U.S.$150,000,000, the proceeds of which must be applied solely to pay the outstanding principal amount of any 6.60% Notes that are required by the holders of the 6.60% Notes to be redeemed by Enersis Cayman on December 1, 2003 in accordance with the terms of the 6.60% Notes.

         "6.90% Notes" shall mean the U.S.$300,000,000 6.90% notes due December 1, 2006 issued by Enersis Cayman pursuant to that certain indenture dated November 1, 1996 with The Chase Manhattan Bank as trustee.

         "6.90% Notes Escrow Account" shall mean the 6.90% Notes Escrow Account to be established pursuant to the Escrow Agreement.

         "7.20% Notes" shall mean the U.S.$150,000,000 7.20% notes due April 1, 2006, issued by Endesa-Chile Internacional pursuant to that certain indenture dated April 1, 1996 with The Chase Manhattan Bank, N.A. as trustee.

         "7.40% Notes" shall mean the U.S.$350,000,000 7.40% notes due December 1, 2016 issued by Enersis Cayman pursuant to that certain indenture dated November 1, 1996 with The Chase Manhattan Bank as trustee.

         "Additional Endesa Internacional Support Agreement" shall mean a Support Agreement between Endesa Internacional and the Administrative Agent, in substantially the form attached hereto as Exhibit S.

         "Adjusted Operating Cash Flow" shall mean, for any period, (i) the sum, without duplication, of (A) sales of Enersis and its Chilean Subsidiaries on an individual basis for such period, (B) dividends received by Enersis and its Chilean Subsidiaries from Endesa-Chile, any Foreign Subsidiaries and any Non-Subsidiary Affiliates during such period, (C) interest income on intercompany loans paid by Endesa-Chile, any Foreign Subsidiaries and any Non-Subsidiary Affiliates to Enersis and its Chilean Subsidiaries during such period, (D) cash distributions paid during such period by Endesa-Chile, any Foreign Subsidiaries and any Non-Subsidiary Affiliates to Enersis and its Chilean Subsidiaries in respect of equity and (E) management fees paid by Endesa-Chile, any Foreign Subsidiaries and any Non-Subsidiary Affiliates to Enersis and its Chilean Subsidiaries during such period, less (ii) the sum, without duplication, of operating expenses (including costs of sales and selling and general and administrative expenses (but excluding depreciation and amortization, if any)) of Enersis and its Chilean Subsidiaries on an individual basis for such period, in each case in conformity with Chilean GAAP.

         "Administrative Agent" shall mean (i) from the Effective Date up to and including November 30, 2005, Dresdner Bank Luxembourg S.A., and shall include any successor appointed pursuant to Section 12.9, and (ii) from December 1, 2005 up to and including the Maturity Date, Banco Bilbao Vizcaya Argentaria S.A., and shall include any successor appointed pursuant to Section 12.9.

         "Affiliate" shall mean, with respect to any Person, any other Person (other than an individual) directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person; provided, however, that, for purposes of Section 10.10 an Affiliate of Enersis shall also include any Person that directly or indirectly owns 15% or more of any class of voting securities of Enersis and any officer or director of Enersis or any such Person, or of which Enersis directly or indirectly owns 15% or more of any class of voting securities. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

         "Agreements" shall mean these Agreements, as modified, supplemented or amended from time to time.

         "Alternative Rate" shall mean, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of 0.5% and the Federal Funds Rate for such day.

         "Amended and Restated Elesur Intercreditor Agreement" shall mean the Amended and Restated Elesur Intercreditor Agreement between Elesur and the Administrative Agent that may be executed and delivered in accordance with
Section 11.14, in substantially the form attached hereto as Exhibit O.

         "Applicable Margin" shall mean 3.50% per annum.

         "Asset Sale" shall mean any sale, lease, transfer or other disposition (including, without limitation, by way of a Sale Lease-Back Transaction or merger) of, or grant of any option or other right to purchase, lease or otherwise acquire, any asset, revenue (present or future) or other property (including, without limitation, any right to receive income), tangible or intangible, real or personal, other than inventory sold or disposed of in the ordinary course of business; provided that, solely for purposes of Section 10.7, obsolete or worn out equipment or material with an individual fair market value of less than U.S.$1,000,000 disposed of in the ordinary course of business shall not be considered an Asset Sale.

         "Asset Sale Reserve Escrow Account" shall mean the Asset Sale Reserve Escrow Account to be established pursuant to the Escrow Agreement and into which amounts reserved as described in the definition of Net Asset Sale Proceeds may be deposited from time to time.

         "Assignment and Assumption Agreement" shall mean an agreement in substantially the form of Exhibit HH hereto.

         "Availability Expiry Date" shall mean the date that is ten Business Days after the Effective Date.

         "Borrower" and "Borrowers" shall have the meanings specified in the first paragraph hereof.

         "Borrowing" shall mean a borrowing of Loans under any Credit Agreement.

         "Business Day" shall mean (i) with respect to any interest rate determination for Loans, a day (other than a Saturday or Sunday) on which banks generally are open in London, England and The City of New York, United States for the conduct of substantially all of their commercial lending activities and on which dealings in Dollars are carried on in the London interbank market and
(ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Luxembourg City, Luxembourg, London, England, The City of New York, United States, Santiago, Chile and, at all times on and after December 1, 2005, Madrid, Spain for the conduct of substantially all of their commercial lending activities.

         "Canutillar" shall mean the 172-megawatt hydroelectric power plant known as "Canutillar" located 60 kilometers east of Puerto Montt in the Tenth Region of Chile, together with all related and associated facilities and assets (including, without limitation, all water and land rights and contractual rights related to its operation).

         "Capital Expenditures" shall mean, for any period, expenditures (including, without limitation, the aggregate amount of Capitalized Lease Obligations required to be paid during such period, but excluding any Capitalized Lease Obligations in respect of (a) any Sale-Leaseback Transaction of the Santa Rosa Property, (b) any Sale Leaseback Transaction of any existing real property of any Foreign Subsidiary and (c) any Sale Leaseback Transaction of any existing real property of Manso de Velasco) incurred by any Person to acquire or construct fixed assets, plant and equipment (including, without limitation, renewals, improvements, replacements, repairs and maintenance) during such period, that are or would be required to be capitalized on the balance sheet of such Person in accordance with Chilean GAAP.

         "Capitalized Lease Obligations" shall mean, with respect to any Person, all rental or other obligations of such Person which are or would be required to be capitalized on the balance sheet of such Person in accordance with Chilean GAAP, in each case taken at the amount thereof accounted for as Indebtedness in accordance with Chilean GAAP.

         "Central Bank" shall mean Banco Central de Chile, the central bank of Chile.

         "Cerj" shall mean Companhia de Eletricidade do Rio de Janeiro, S.A., a corporation (sociedad anonima) organized and existing under the Law of Brazil.

         "Change of Control" shall mean the occurrence of any one or more of the following: (a) the failure, at any time, of Endesa Spain directly or indirectly to (i) own more than 50% of each class of outstanding voting securities of Enersis, (ii) have effective power to elect a majority of the board of directors of Enersis and (iii) have an economic interest of more than 50% in Enersis; or
(b) the merger or consolidation of Enersis with or into another Person or the merger of another Person with or into Enersis, or the sale, lease, transfer or other disposition of all or substantially all of the assets of Enersis to another Person, in a single transaction or a series of transactions, the effect of which is that Endesa Spain does not, directly or through any of its Subsidiaries, meet each of the tests set forth in (i), (ii) and (iii) above with respect to the surviving or transferee corporation, as the case may be.

         "Chile" shall mean the Republic of Chile.

         "Chilean GAAP" shall mean generally accepted accounting principles in Chile, applied on a basis consistent with those applied in the preparation of the most recent financial statements furnished to the Lenders and described in
Section 7.10.

         "Chilean Subsidiary" shall mean any Enersis Subsidiary whose principal place of business is within Chile.

         "Chilectra" shall mean Chilectra S.A., a corporation (sociedad anonima) organized and existing under the Law of Chile.

         "Chilectra Cayman" shall mean Chilectra acting through its Cayman Islands Branch.

         "Chilectra Cayman Pledge Agreement" shall mean the Prenda Mercantil Sobre Derechos, to be dated on or prior to the Closing Date, between Enersis Cayman and the Collateral Agent, in substantially the form attached hereto as Exhibit F, the terms of which have been acknowledged therein by Chilectra Cayman.

         "Chilectra Cayman Recognition of Debt" shall mean the Recognition of Debt executed by Chilectra Cayman acknowledging Indebtedness of Chilectra Cayman to Enersis Cayman having a principal amount of U.S.$494,709,027, in substantially the form of Exhibit H hereto.

         "Chilectra Pledge Agreement" shall mean the Prenda Mercantil Sobre Derechos, to be dated on or prior to the Closing Date, between Enersis and the Collateral Agent, in substantially the form attached hereto as Exhibit E, the terms of which have been acknowledged therein by Chilectra.

         "Chilectra Recognition of Debt" shall mean the Recognition of Debt executed by Chilectra acknowledging Indebtedness of Chilectra to Enersis having a principal amount of U.S.$148,324,472, in substantially the form of Exhibit G hereto.

         "Closing Date" shall have the meaning provided in Section 6.

         "Collateral" shall mean the Equity Collateral, all rights of Enersis Cayman under all Indebtedness of Chilectra Cayman acknowledged pursuant to the Chilectra Cayman Recognition of Debt, all rights of Enersis under all Indebtedness of Chilectra acknowledged pursuant to the Chilectra Recognition of Debt, all rights of Enersis Cayman with respect to all Indebtedness of Endesa-Chile, acting through its Cayman Islands Branch, acknowledged pursuant to the Endesa-Chile 2003 Liquidity Facility Recognition of Debt (but only at such time as such rights are required to be pledged pursuant to Section 8.14 and the Endesa-Chile 2003 Liquidity Facility Letter Agreement), all rights of Elesur under the Elesur Recognition of Debt (if and when pledged in accordance with Section 11.14) and all other property of any kind constituting collateral for the Obligations under any of the Security Documents from time to time.

         "Collateral Agent" shall mean Banco Santander-Chile, a corporation (sociedad anonima) organized and existing under the Law of Chile, and shall include any successor Collateral Agent appointed pursuant to Section 12.9.

         "Commitment" shall mean, for each Lender with respect to any Borrower, the amount set forth opposite such Lender's name with respect to such Borrower in Schedule B under the heading "Commitment."

         "Consolidated Assets" shall mean, as to any Person and as of any date, the assets of such Person and its Consolidated Subsidiaries on such date, as determined on a consolidated basis in accordance with Chilean GAAP.

         "Consolidated EBITDA" shall mean, for any period, an amount, determined on a consolidated basis for Enersis and its Consolidated Subsidiaries, and calculated in accordance with Chilean GAAP, equal to the sum of (i) operating income (before interest expense and interest income) for such period, plus (ii) the consolidated depreciation and amortization expenses for such period; provided, however, that in determining Consolidated EBITDA, there shall be excluded therefrom (to the extent otherwise included therein) (a) extraordinary gain or loss, including any income or expense attributable to acquisitions, (b) Interest Expense (net of interest income), (c) any gain or loss attributable to accounting for inflation or accounting for foreign exchange fluctuations, each as required by Chilean GAAP, and (d) any gain or loss attributable to changes in Chilean GAAP.

         "Consolidated Indebtedness" shall mean, as of any date, the Indebtedness of Enersis and its Consolidated Subsidiaries on such date, as determined on a consolidated basis in accordance with Chilean GAAP.

         "Consolidated Intangible Assets" shall mean, as of any date, the amount (to the extent reflected in Enersis' Stockholder's Equity) of (i) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of assets of a going concern business made within twelve months after the acquisition of such business) subsequent to December 31, 2002 in the book value of any asset owned by Enersis or a Consolidated Subsidiary thereof, and (ii) all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, anticipated future benefit of tax loss carryforwards, copyrights, organization or developmental expenses and other intangible assets, all as determined on a consolidated basis in accordance with Chilean GAAP.

         "Consolidated Subsidiaries" shall mean, as to any Person and as of any date, all Subsidiaries of such Person and other entities the accounts of which are or would be consolidated with those of such Person for financial reporting purposes as of such date, in accordance with Chilean GAAP.

         "Consolidated Tangible Net Worth" shall mean, as of any date, the Stockholder's Equity of Enersis less its Consolidated Intangible Assets on such date.

         "Contingent Obligation" shall mean, as to any Person as of any date, any obligation of such Person guaranteeing any Indebtedness ("Primary Obligations") of any other Person (the "Primary Obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such Primary Obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such Primary Obligation or (y) to maintain working capital or equity capital of the Primary Obligor or otherwise to maintain the net worth or solvency of the Primary Obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the holder of any such Primary Obligation of the ability of the Primary Obligor to make payment of such Primary Obligation, or (iv) otherwise to assure or hold harmless the holder of such Primary Obligation against loss in respect thereof; provided, however, that the term "Contingent Obligation" shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the Primary Obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

         "Debt Service" shall mean, for any period, the sum, without duplication, of (i) Interest Expense of Enersis and its Chilean Subsidiaries on an individual basis for such period, (ii) all principal paid during such period in respect of Indebtedness for borrowed money of Enersis and its Chilean Subsidiaries on an individual basis (excluding any such principal amount (A) paid with the proceeds of any new Indebtedness or (B) paid pursuant to Section 5.3(a), (b) or (d) of these Agreements), (iii) all fees paid in respect of Indebtedness for borrowed money of Enersis and its Chilean Subsidiaries on an individual basis during such period and (iv) all other amounts paid in respect of Indebtedness for borrowed money of Enersis and its Chilean Subsidiaries on an individual basis during such period (including, by way of example only, increased costs, breakage costs and additional amounts in respect of withholding taxes).

         "Default" shall mean any event, act or condition which, with notice or lapse of time, or both, would constitute an Event of Default.

         "Default Prevention Amount" shall mean, with respect to any Subsidiary of Enersis, an amount of funds (in excess of funds otherwise available to such Subsidiary) that if transferred or otherwise made available to such Subsidiary will prevent the occurrence of a default under any Indebtedness of such Subsidiary that would be an Event of Default.

         "Dividend Reinvestment Proceeds" shall mean with respect to any dividend payment or other distribution made by Enersis to Endesa Spain (or any of its Affiliates), (i) if made prior to such time as at least 66-2/3% of the aggregate principal amount of Loans outstanding as of the Closing Date shall have been repaid, the aggregate amount of such dividend and/or distribution in excess of the minimum dividend required by Chilean Law and (ii) if made thereafter, zero.

         "Documentation Agent" shall have the meaning provided in the first paragraph hereof.

         "Dollar" and the sign "U.S.$" shall each mean freely transferable lawful money of the United States of America.

         "Effective Date" shall have the meaning provided in Section 13.11.

         "Elesur" shall mean Elesur S.A., a corporation (sociedad anonima) organized and existing under the Law of Chile.

         "Elesur Intercreditor Agreement" shall mean the Intercreditor Agreement, to be dated on or prior to the Closing Date, between Elesur and the Administrative Agent, in substantially the form attached hereto as Exhibit N.

         "Elesur Loan" shall mean the loans from Elesur to Enersis in an aggregate principal amount of approximately UF58,700,000.

         "Elesur Pledge Agreement" shall mean the Prenda Mercantil Sobre Derechos between Elesur and the Collateral Agent that may be executed and delivered in accordance with Section 11.14, in substantially the form attached hereto as Exhibit M, the terms of which will be separately acknowledged therein by Enersis.

         "Elesur Recognition of Debt" shall mean the Recognition of Debt that may be executed and delivered by Enersis in accordance with Section 11.14 acknowledging the Indebtedness of Enersis to Elesur, in substantially the form attached hereto as Exhibit C.

         "Eligible Transferee" shall mean a Person that is an "accredited investor" (as defined in Regulation D of the U.S. Securities Act of 1933, as amended).

         "Endesa-Chile" shall mean Empresa Nacional de Electricidad S.A., a corporation (sociedad anonima) organized and existing under the Law of Chile.

         "Endesa-Chile 2003 Liquidity Facility" shall mean a liquidity facility pursuant to which Enersis Cayman may make available to Endesa-Chile, acting through its Cayman Islands Branch, on any single Business Day on or prior to July 31, 2003 borrowings not to exceed U.S.$300,000,000, the proceeds of which must be applied solely to repay any amounts outstanding under the Medium-Term Notes.

         "Endesa-Chile 2003 Liquidity Facility Letter Agreement" shall mean the letter agreement, to be dated on or prior to the Closing Date, by Enersis Cayman and Endesa-Chile, acting through its Cayman Islands Branch, to the Administrative Agent, in substantially the form attached hereto as Exhibit J.

         "Endesa-Chile 2003 Liquidity Facility Pledge Agreement" shall mean the Prenda Mercantil Sobre Derechos between Enersis Cayman and the Collateral Agent that may be required to be executed and delivered pursuant to Section 8.14and the Endesa-Chile 2003 Liquidity Facility Letter Agreement, in substantially the form attached hereto as Exhibit L, the terms of which will be acknowledged therein by Endesa-Chile, acting through its Cayman Islands Branch.

         "Endesa-Chile 2003 Liquidity Facility Recognition of Debt" shall mean the Recognition of Debt (in substantially the form attached hereto as Exhibit K) that may be required to be executed and delivered by Endesa-Chile, acting through its Cayman Islands Branch, pursuant to Section 8.14 and the Endesa-Chile 2003 Liquidity Facility Letter Agreement, which Recognition of Debt acknowledges the Indebtedness of Endesa-Chile, acting through its Cayman Islands Branch, to Enersis Cayman under the Endesa Chile 2003 Liquidity Facility.

         "Endesa-Chile Credit Agreement" shall mean the Credit Agreement, dated as of the date hereof, among Endesa-Chile, acting through its Cayman Islands Branch, as borrower, various financial institutions, as lenders, Citibank N.A., as administrative agent and certain other parties.

         "Endesa-Chile Internacional" shall mean Endesa-Chile Internacional, a corporation organized and existing under the Law of the Cayman Islands.

         "Endesa Internacional" shall mean Endesa Internacional S.A., a corporation (sociedad anonima) organized and existing under the Law of Spain.

         "Endesa Internacional Support Agreement" shall mean the Support Agreement, to be dated on or prior to the Closing Date, between Endesa Internacional and the Administrative Agent, in substantially the form attached hereto as Exhibit Q.

         "Endesa Spain" shall mean ENDESA, S.A., a corporation (sociedad anonima) organized and existing under the Law of Spain, or any Permitted Endesa Spain Successor.

         "Enersis" shall have the meaning specified in the first paragraph hereof.

         "Enersis Cayman" shall have the meaning specified in the first paragraph hereof.

         "Enersis Group Company" shall mean the Borrowers, Endesa Internacional, Elesur, Chilectra, Chilectra Cayman, Endesa-Chile, acting through its Cayman Islands Branch, and any other Person (other than the Administrative Agent) that executes and delivers an Intercreditor Agreement from time to time.

         "Enersis Subsidiary" shall mean any Subsidiary of Enersis other than, until such time as all amounts under the Endesa-Chile Credit Agreement shall have been paid, Endesa-Chile or any of its Subsidiaries.

         "Environmental Laws" shall mean, at any time, any and all Laws and any and all rules and bases of liability regulation or standards of conduct, in each case concerning pollution or protection of human health or the environment, as are in effect at such time.

         "Equity Collateral" shall mean the 98.23% of the outstanding capital stock of Chilectra that is to be pledged to the Collateral Agent for the benefit of the Lenders pursuant to the Share Pledge Agreement.

         "Equity Release Date" shall have the meaning specified in Section 3.2.

         "Escrow Agent" shall mean Banco Santander-Chile, as escrow agent under the Escrow Agreement, and shall include any successor escrow agent appointed pursuant to the terms of the Escrow Agreement.

         "Escrow Agreement" shall mean the Escrow Agreement, to be dated on or prior to the Closing Date, among the Borrowers, the Administrative Agent and the Escrow Agent, in substantially the form attached hereto as Exhibit P.

         "Event of Default" shall have the meaning provided in Section 11.

         "Excess Cash" shall mean, for any period, (i) the sum, without duplication, of (A) Adjusted Operating Cash Flow for such period, (B) the decrease, if any, in working capital of Enersis and its Chilean Subsidiaries on an individual basis (other than any such decrease resulting from the periodic reclassification of long-term Indebtedness as short-term Indebtedness as a result of the passage of time), excluding cash or cash equivalents, from the opening of business on the first day, to the close of business on the last day, of such period and (C) the excess, if any, of the aggregate unrestricted cash on hand (including cash equivalents) of Enersis and its Chilean Subsidiaries at the close of business on the last day prior to the beginning of such period over U.S.$1,000,000 (or its equivalent in other currencies) minus (ii) the sum, without duplication, of (A) Permitted Capital Expenditures and Permitted Investments of Enersis and its Chilean Subsidiaries made during such period (but only to the extent not paid from the proceeds of Asset Sales or Indebtedness or otherwise financed), (B) the increase, if any, in working capital of Enersis and its Chilean Subsidiaries on an individual basis (taking into account any decrease in working capital resulting from the periodic reclassification of long-term Indebtedness as short-term Indebtedness as a result of the passage of time), excluding cash or cash equivalents, from the opening of business on the first day, to the close of business on the last day, of such period, (C) taxes paid by Enersis and its Chilean Subsidiaries on an individual basis during such period, (D) any dividend paid by Enersis during such period (but only to the extent required to be paid under the Law of Chile) and (E) Debt Service for such period. Notwithstanding the foregoing, to the extent otherwise included in calculating Excess Cash, all amounts that qualify as Net Proceeds and have been applied in accordance with Section 5.3(a) shall be excluded from the calculation of Excess Cash.

         "Excluded Debt" shall mean (i) any Indebtedness incurred on or after January 1, 2006 and maturing after the Maturity Date, to the extent the proceeds thereof (but in no event more than the then outstanding principal amount of the 6.90% Notes) are deposited into the 6.90% Notes Escrow Account under the Escrow Agreement on or prior to November 22, 2006 and used solely to repay on December 1, 2006 the outstanding principal amount of the 6.90% Notes, (ii) all or such portion of any Indebtedness incurred by any Chilean Subsidiary which is applied solely to refinance third-party financial Indebtedness of such Subsidiary outstanding on the Closing Date, (iii) Indebtedness incurred by any Foreign Subsidiary which has (after giving effect to the application of proceeds of such Indebtedness) paid in full all of the intercompany Indebtedness (if any) of such Foreign Subsidiary outstanding on the Closing Date, other than the amount of such Indebtedness applied to the payment of such intercompany Indebtedness, (iv) all or such portion of any Indebtedness incurred by any Foreign Subsidiaries which (x) the Borrowers elect to treat as Excluded Debt, in amounts not to exceed U.S.$15,000,000 (or its equivalent in other currencies) in the aggregate at any time outstanding for any single such Foreign Subsidiary and U.S.$50,000,000 (or its equivalent in other currencies) in the aggregate at any time outstanding for all such Foreign Subsidiaries or (y) is applied by any such Foreign Subsidiary solely to refinance its third-party financial Indebtedness (if any) outstanding on the Closing Date, (v) working capital Indebtedness of Enersis and its Chilean Subsidiaries owed to any third-party other than Endesa-Chile, in an amount not to exceed U.S.$125,000,000 (or its equivalent in other currencies) in the aggregate from time to time outstanding, (vi) Indebtedness of Enersis to Endesa-Chile in an amount not to exceed U.S.$100,000,000 (or its equivalent in other currencies) in the aggregate at any time outstanding, provided that while any such amount described in this clause
(vi) is outstanding Endesa-Chile shall have no Indebtedness outstanding to Enersis (including, without limitation, under the Endesa-Chile 2003 Liquidity Facility), (vii) Indebtedness incurred by a Subsidiary pursuant to a Permitted Investment, and (viii) Indebtedness incurred by the Borrowers hereunder.

         "Existing Indebtedness" shall have the meaning provided in Section
7.22.

         "Fair Market Value" shall mean, with respect to any asset or property, a price for such asset or property (taking into account any purchase price adjustment paid or payable in connection with the sale of such asset or property) that could be negotiated in an arms-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under pressure or compulsion to complete the transaction.

         "Federal Funds Rate" shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the United States Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

         "Fees" shall mean all amounts payable pursuant to or referred to in
Section 4.1.

         "Ficha Estadistica Codificada Uniforme" or "FECU" shall mean the form set forth in Circular No. 1501 of 2000, as amended from time to time, issued by the Superintendencia de Valores y Seguros of Chile under which the Persons subject to its supervision shall file their quarterly and annual financial statements.

         "Foreign Subsidiary" shall mean any Enersis Subsidiary whose principal place of business is outside of Chile.

         "Government Agency" shall mean any ministry, administrative department, agency, regulatory authority, instrumentality, corporation, or other governmental body or entity, including taxing authorities.

         "Governmental Approval" shall mean any authorization, approval, consent, license, opinion (concepto) of, or registration, filing or recording with, any Government Agency.

         "Hazardous Materials" shall mean any hazardous or toxic substances, materials or wastes, defined, listed, classified or regulated as such in or under any Environmental Laws, including, without limitation, asbestos, petroleum or petroleum products (including gasoline, crude oil or any fraction thereof), polychlorinated biphenyls and ureformaldehyde insulation.

         "Indebtedness" shall mean, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person (a) evidenced by any notes, bonds, debentures or similar instruments made or issued by such Person, (b) for borrowed money, or (c) for the deferred purchase price of property or services, except for current trade accounts payable incurred in the ordinary course of business of such Person which are to be repaid in full not more than one year after the date on which such trade accounts payable are originally incurred, (ii) the face amount of all letters of credit issued for the account of such Person and all drafts drawn thereunder,
(iii) all liabilities secured by any Lien on any property owned by such Person, whether or not such liabilities have been assumed by such Person, (iv) the aggregate amount of Capitalized Lease Obligations of such Person, (v) all Contingent Obligations of such Person and (vi) solely for purposes of Section 11.5, the aggregate amount of all net obligations under any Interest Rate Protection or Other Hedging Agreement or under any similar type of agreement entered into by such Person.

         "Indemnified Costs" shall have the meaning provided in Section 12.6.

         "Infraestructura 2000" shall mean Infraestructura Dos Mil S.A., a corporation (sociedad anonima) organized and existing under the Law of Chile.

         "Initial Deposit" shall have the meaning specified in the Escrow Agreement.

         "Intercreditor Agreement" shall have the meaning provided in the definition of "Qualifying Endesa Spain Loan".

         "Interest Determination Date" shall mean, with respect to the Loans, the second Business Day prior to the commencement of any Interest Period relating to the Loans.

         "Interest Expense" shall mean, for any period, all cash interest expense (including imputed interest with respect to Capitalized Lease Obligations and fees) with respect to any Indebtedness for borrowed money (including, without limitation, the Obligations) of Enersis and its Chilean Subsidiaries on an individual basis during such period pursuant to the terms of such Indebtedness, all as calculated in accordance with Chilean GAAP.

         "Interest Period" shall mean with respect to any Loan (i) initially, the period commencing on the Closing Date and ending on the last day of the period selected by the Borrowers pursuant to the provisions set forth below and
(ii) thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrowers pursuant to the provisions set forth below. The duration of each such Interest Period shall be one, two, three or six months, as the Borrowers may select (so long as no Default or Event of Default shall have occurred and be continuing), upon notice received by the Administrative Agent not later than 9:00 a.m. (New York City time) on the third Business Day prior to the first day of such Interest Period; provided, however, that:

                  (a)      all Loans shall have the same Interest Period;

                  (b) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall expire on the immediately preceding Business Day;

                  (c) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (d) below, expire on the last Business Day of the calendar month which is the specified number of months after the commencement of such Interest Period; and

                  (d) no Interest Period shall be selected if it extends beyond the last day of a calendar month containing a Principal Payment Date.

If, upon the expiration of any Interest Period, the Borrowers shall have failed to select, or are not permitted to select, a new Interest Period as provided above, the Administrative Agent shall select a new Interest Period in accordance with the criteria set forth above; provided, however, that such Interest Period may, at the discretion of the Administrative Agent, have a duration of one day or one week with respect to any overdue amounts bearing interest as determined pursuant to Section 2.7(b) hereof.

         "Interest Rate Protection or Other Hedging Agreements" shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement, or any foreign exchange contracts, currency swap agreements, commodity agreements or other similar agreements or arrangements designed to protect against fluctuations in currency values or interest rates.

         "Investments" shall mean, with respect to any Person, any direct or indirect advance, loan, or other extension of credit (including, without limitation, by means of any guarantee or similar arrangement) or any capital contribution to (by means of transfers of property to others, payments for property or services for the account or use of others, or otherwise), any conversion into equity of intercompany Indebtedness, any entry into any limited partnership or joint venture as a general partner or any other purchase or ownership of any stocks, bonds, notes, debentures, limited liability company or limited partnership interests or other securities of any other Person. Investments shall not include accounts receivable arising in the ordinary course of business.

         "Law" shall mean any constitution, treaty or convention, any statute, law, code, ordinance, decree, order, rule, regulation, directive, guideline, interpretation, direction, policy or request (whether or not having the force of law), or any judicial, administrative or arbitral decision.

         "Lender" shall have the meaning provided in the first paragraph hereof.

         "Lending Office" shall mean, with respect to each Lender, the office of such Lender specified opposite its name on the signature pages below, or such other office as such Lender may from time to time specify as such to the Borrowers or the Administrative Agent.

         "LIBOR" shall mean, with respect to an Interest Period, (a) the average of the rates per annum which appear on Telerate Page 3750 for deposits in Dollars, for a period approximately equal to such Interest Period, as of 11:00 a.m. (London time) on the date which is two Business Days prior to the commencement of such Interest Period, divided (and rounded, if necessary, upward to the next whole multiple of 1/32 of 1%) by a percentage equal to 100% minus the then stated maximum rate of all reserve requirements, if any (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable on the date two Business Days prior to the commencement of such Interest Period to (i) any member bank of the United States Federal Reserve System in respect of Eurocurrency liabilities (as defined in Regulation D) or
(ii) any Lender lending from a Lending Office in a member state participating in the European Monetary Union by virtue of regulations of the European Central Bank or (b) if applicable, such rate as is determined pursuant to Section 2.7(d).

         "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under any recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

         "Loan" shall have the meaning provided in Section 2.1.

         "Loan Documents" shall mean these Agreements, the Security Documents, the Escrow Agreement, the Elesur Intercreditor Agreement, the Endesa-Chile 2003 Liquidity Facility Letter Agreement, the Endesa Internacional Support Agreement, the Notes and other documentation required hereby or thereby to be executed and delivered by a Borrower or any other Enersis Group Company from time to time pursuant to the terms hereof or thereof (including, without limitation, any Intercreditor Agreement, the Amended and Restated Elesur Intercreditor Agreement, the Elesur Recognition of Debt, the Elesur Pledge Agreement, the Endesa-Chile 2003 Liquidity Facility Recognition of Debt, the Endesa-Chile 2003 Liquidity Facility Pledge Agreement and any Additional Endesa Internacional Support Agreement, in each case only from and after such time, and to the extent, executed and delivered pursuant to the terms hereof), in each case as modified, supplemented or amended from time to time pursuant to the terms hereof or thereof.

         "Mandated Lead Arranger and Bookrunner" shall have the meaning provided in the first paragraph hereof.

         "Manso de Velasco" shall mean Inmobiliaria Manso de Velasco Ltda., a limited liability company (limitada) organized and existing under the Law of Chile.

         "Material Adverse Effect" shall mean any material adverse effect on (i) the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrowers and the Relevant Subsidiaries, taken as a whole,
(ii) the ability of any Enersis Group Company to perform its obligations under any Loan Document, (iii) the legality, validity, binding effect or enforceability of any material provision of any of the Loan Documents, or (iv) the rights and remedies of any of the Administrative Agent, the Collateral Agent and the Lenders under any Loan Document; provided that in no event shall the failure to comply with any financial covenant in the Refinanced Debt be deemed by itself to give rise to a Material Adverse Effect.

         "Maturity Date" shall mean the date that is the last Principal Payment Date.

         "Medium-Term Notes" shall mean the (euro)400,000,000 floating rate notes due July 24, 2003 issued by Endesa-Chile Internacional pursuant to that certain trust deed dated June 15, 2000 with Citicorp Trustee Company Limited as trustee.

         "Minority Interests" shall mean, as of any date, the minority interests of Enersis in other Persons (as calculated in accordance with Chilean GAAP and as set forth in line item 5.23.00.00, titled INTERES MINORITARIO, or any successor line item, of Enersis' most recently filed FECU).

         "Moody's" shall mean Moody's Investors Service, Inc., and its successors.

         "Net Asset Sale Proceeds" shall mean (i) (A) the Proceeds with respect to Enersis in connection with any Asset Sale by Enersis, but excluding any such Proceeds received from the sale of machinery or equipment and reinvested within 180 days of receipt in replacement machinery or equipment for the same line of business and (B) any insurance proceeds (excluding any portion of such proceeds corresponding solely to loss of profits) received by Enersis in respect of any assets of Enersis to the extent not applied to replace or repair such assets within 180 days of receipt, and (ii) all such Proceeds with respect to any Enersis Subsidiary in connection with any Asset Sale or insurance proceeds in respect of any assets of any Enersis Subsidiary, except to the extent such Proceeds are not required to be made available to Enersis pursuant to Section 8.2; provided that after such time as at least 66-2/3% of the aggregate principal amount of Loans outstanding as of the Closing Date shall have been repaid, Net Asset Sale Proceeds shall not include Proceeds from any Asset Sale to the extent such Proceeds are reinvested within 180 days of receipt in Regulated Assets or properties and assets directly related thereto; provided further that any proceeds that would otherwise constitute Net Asset Sale Proceeds but for their potential reinvestment within 180 days in accordance with this definition shall not be excluded from Net Asset Sale Proceeds unless such proceeds are either promptly (x) applied to such reinvestment or (y) deposited into the Asset Sale Reserve Escrow Account and utilized within 180 days of receipt for such reinvestment or, to the extent not so utilized, promptly applied by the Borrowers, no later than the day following the 180th day after receipt (or, if not a Business Day, on the next succeeding Business Day), to prepay, ratably, the Loans outstanding on such date in accordance with Section 5.3(a).

         "Net Debt Issuance Proceeds" shall mean (i) the Proceeds with respect to a Borrower in connection with any issuance of Indebtedness (other than pursuant to a cuenta corriente mercantil with a term no longer than 30 days), other than Excluded Debt, by any Borrower, and (ii) the Proceeds with respect to any Enersis Subsidiary in connection with any issuance of Indebtedness (other than pursuant to a cuenta corriente mercantil with a term no longer than 30 days), other than Excluded Debt, by such Enersis Subsidiary, except to the extent such Proceeds are not required to be made available to Enersis pursuant to Section 8.2.

         "Net Equity Issuance Proceeds" shall mean (i) the Proceeds with respect to Enersis in connection with the sale of any capital stock or other issuance of equity securities by Enersis (excluding any Dividend Reinvestment Proceeds and the proceeds of any equity issued to Endesa Spain or an Affiliate of Endesa Spain solely to provide for the repayment of the Elesur Loan), provided that, after Enersis has received in the aggregate U.S.$500,000,000 of such Proceeds, "Net Equity Issuance Proceeds" shall mean 50% of any additional Proceeds from such sale or issuance, and (ii) the Proceeds with respect to any Enersis Subsidiary in connection with any sale of capital stock or other issuance of equity securities by such Enersis Subsidiary (other than pursuant to a Permitted Investment), except to the extent such Proceeds are not required to be made available to Enersis pursuant to Section 8.2.

         "Net Proceeds" shall mean any Net Asset Sale Proceeds, Net Equity Issuance Proceeds, Net Debt Issuance Proceeds and all amounts repaid by Endesa-Chile to Enersis from time to time under the Endesa-Chile 2003 Liquidity Facility.

         "Net Proceeds Escrow Account" shall mean the Net Proceeds Escrow Account to be established pursuant to the Escrow Agreement.

         "Non-Subsidiary Affiliate" shall mean any Affiliate of Enersis or an Enersis Subsidiary that is not also a Subsidiary of Enersis or an Enersis Subsidiary, respectively.

         "Noon Buying Rate" shall mean the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York.

         "Note" and "Notes" shall have the meanings provided in Section 2.5(a).

         "Notice of Borrowing" shall have the meaning specified in Section 2.3.

         "Obligations" shall mean all present and future obligations, liabilities and other amounts owing to the Lenders, the Administrative Agent and the Collateral Agent pursuant to the terms of these Agreements or any other Loan Document.

         "Observed Dollar Rate" shall mean the official exchange rate for converting Pesos into Dollars (dolar observado) published by the Central Bank pursuant to Paragraph No. 6 of Chapter I of Title I of the Compendium of Foreign Exchange Regulations issued by the Central Bank on the date on which a Dollar equivalent is to be determined.

         "Office" shall mean the office of the Administrative Agent, located at
(i) with respect to Dresdner Bank Luxembourg S.A., 26, rue du Marche-aux-Herbes, L-2097, Luxembourg or such other office as it may hereafter designate as such to the other parties hereto, or (ii) with respect to Banco Bilbao Vizcaya Argentaria S.A., Via de los Poblados s/n, 4th Floor, 28033 Madrid, Spain or such other office as it may hereafter designate as such to the other parties hereto.

         "Ownership Percentage" shall mean the percentage of a Subsidiary's equity that is directly or indirectly owned by Enersis or Endesa Spain (other than through Enersis), as the case may be; provided that, in the case of a Permitted Investment in Cerj, the Ownership Percentages of Enersis (including its ownership through Chilectra) and Endesa Spain shall be calculated as though Enersis, Chilectra and Endesa Spain were the only shareholders of Cerj.

         "Payment Date" shall mean (i) the last day of any Interest Period and
(ii) with respect to any six-month Interest Period, the date which would be the last day of a three-month Interest Period beginning on the same day as such six-month Interest Period (determined in accordance with the definition of Interest Period).

         "Payoff Certificate" shall have the meaning provided in Section 2.4(b).

         "Pehuenche" shall mean Empresa Electrica Pehuenche S.A., a corporation (sociedad anonima) organized and existing under the Law of Chile.

         "Permitted Asset Swap" shall mean any Asset Sale the consideration for which is Regulated Assets or properties and assets directly related thereto.

         "Permitted Capital Expenditures" shall have the meaning provided in
Section 10.2.

         "Permitted Cash Equivalents" shall mean any investments in cash equivalents but only to the extent such investments are permitted pursuant to the policy of a Borrower in effect from time to time and approved by the board of directors of such Borrower.

         "Permitted Endesa Spain Successor" shall mean any Person into which Endesa Spain shall merge or to which it shall transfer all or substantially all of its assets, provided that after giving effect to such transaction, the unsecured long-term foreign currency debt rating of such Person by each of S&P and Moody's shall be at least equal (including with respect to outlook) to the unsecured long-term foreign currency debt rating of Endesa Spain immediately prior to giving effect to such transaction.

         "Permitted Investment" shall mean an Investment by Enersis in a Subsidiary of Enersis in an amount not to exceed Enersis' Ownership Percentage of the Default Prevention Amount in respect of such Subsidiary; provided that such Investment in fact prevents the occurrence of an Event of Default hereunder.

         "Person" shall mean any individual, partnership, limited partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

         "Pesos" shall mean the freely transferable lawful money of Chile.

         "Prime Rate" shall mean the rate which Citibank N.A. announces from time to time as its prime lending rate, the Prime Rate to change when and as such prime lending rate changes. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer by Citibank N.A., which may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

         "Principal Payment Date" shall mean each of (i) the date that is 30 months after the Closing Date and (ii) each of the next five six-month anniversaries thereof; provided that if any Principal Payment Date would fall on a day that is not a Business Day, such Principal Payment Date shall be the next succeeding Business Day, unless the result of such extension would be to cause such Principal Payment Date to occur in another calendar month, in which event such Principal Payment Date shall be the immediately preceding Business Day; provided further that if any Principal Payment Date would fall on a day that is not a Payment Date, such Principal Payment Date shall be the next succeeding Payment Date in the same calendar month.

         "Pro Rata Portion" shall mean, with respect to any incurrence of Qualifying Indebtedness, a portion of the Equity Collateral of Chilectra equal to the proportion that the initial principal amount of the relevant Qualifying Indebtedness represents to the aggregate principal amount of the Loans on the Closing Date.

         "Proceeds" shall mean, with respect to any Person in connection with any transaction, the aggregate amount of cash proceeds received from time to time (whether as initial consideration or through payment or disposition of deferred consideration) by or on behalf, or on account of, such Person in connection with the relevant transaction after deducting therefrom only (without duplication) (i) reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees, finder's fees and other similar fees and commissions and reasonable and documented out-of-pocket expenses and (ii) in the case of an Asset Sale, (A) the taxes paid or payable in respect thereof after taking into account any reduction in tax liability due to available tax credits or deductions and any tax sharing arrangements and (B) the amount of any Indebtedness secured by a Lien on any asset subject to such Asset Sale that, by the terms of such transaction, is required to be repaid upon such disposition, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid or payable to a Person that is not an Affiliate of such Person or Enersis or any Affiliate of Enersis and are properly attributable to such transaction or to the property that is the subject thereof. If there shall occur any reduction in the amount of taxes payable referred to in clause (ii)(A) of the preceding sentence, the amount of such reduction (to the extent deducted pursuant to such clause (ii)(A)) shall then be deemed to be Proceeds.

         "Qualifying Endesa Spain Loan" shall mean any loan made by Endesa Spain or any of its Affiliates to either Borrower, the terms of which provide that no principal or interest is payable thereunder at any time prior to the date that is one year after the Maturity Date, and in connection with which (and no later than the time such loan is made) (i) the lender thereunder and the Administrative Agent duly authorize, execute and deliver an intercreditor agreement, in substantially the form attached hereto as Exhibit R (an "Intercreditor Agreement"), and the lender thereunder delivers a letter from the Person appointed as the process agent for such lender in substantially the form attached hereto as Exhibit AA and indicating such Person's consent to its appointment by such lender as its agent to receive service of process in connection therewith, (ii) to the extent such loan is not made by Endesa Spain or Endesa Internacional, Endesa Internacional and the Administrative Agent duly authorize, execute and deliver an Additional Endesa Internacional Support Agreement guaranteeing all payment obligations of such lender under such Intercreditor Agreement and (iii) the Borrowers shall have delivered (or caused to be delivered) to the Administrative Agent opinions addressed to the Administrative Agent, the Collateral Agent and the Lenders of legal counsels to the lender party to the intercreditor agreement and Endesa Internacional (to the extent an Additional Endesa Internacional Support Agreement is required to be delivered pursuant to clause (ii)), in each case in form and substance and from such counsels and in such jurisdictions reasonably satisfactory to legal counsel or counsels to the Administrative Agent and the Collateral Agent.

         "Qualifying Indebtedness" shall mean any Indebtedness (i) having an average life at least equal to that of the Loans at the time such Indebtedness is incurred and (ii) all of the Proceeds of which are applied to prepay amounts outstanding under the Loans.

         "Recognition of Debt" shall mean a reconocimiento de deuda, executed by the borrower of the Indebtedness acknowledged in such instrument, in substantially the form attached hereto as Exhibit D.

         "Reference Banks" shall mean the principal London offices of four major banks in the London interbank market, as reasonably selected by the Administrative Agent.

         "Refinanced Debt" shall have the meaning provided in Section 2.2.

         "Register" shall have the meaning provided in Section 13.18.

         "Regulated Assets" shall mean, with respect to any Person, the assets of such Person, the sole or principal use (or, in the case of shares of capital stock or other ownership interests, the sole or principal business of the issuer) of which consists of (i) the generation, transmission, trading, distribution and/or supply of electric energy, (ii) activities related to the production, distribution and/or supply of potable water, and (iii) all other for-profit activity regulated by a Government Agency.

         "Regulation D" shall mean Regulation D of the Board of Governors of the United States Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

         "Relevant Subsidiary" shall mean, with respect to Enersis as of any date, Chilectra and any other Subsidiary that meets any of the following conditions:

         (a) Enersis' and any Enersis Subsidiaries' Investments in and advances to the Subsidiary exceed 5% of the Consolidated Assets of Enersis (it being understood that, for a proposed business combination to be accounted for as a pooling of interests, this condition is also met when the number of common shares exchanged by Enersis exceeds 5% of its total common shares outstanding at the date the combination is initiated); or

         (b) Enersis' and any Enersis Subsidiaries' proportionate share of the total assets (after intercompany eliminations) of the Subsidiary exceeds 5% of the Consolidated Assets of Enersis; or

         (c) after the Effective Date, Enersis has made a Permitted Investment in the Subsidiary;

         provided, however, that in the case of Central Costanera S.A., a corporation (sociedad anonima) organized and existing under the Law of the Republic of Argentina and Empresa Distribuidora Sur S.A., a corporation (sociedad anonima) organized and existing under the Law of the Republic of Argentina, such entities shall be considered Relevant Subsidiaries only if they meet any of the conditions set forth in clauses (a) or (b) above using in each case a 10% threshold in lieu of 5%; and provided further that a Subsidiary that becomes and is, at the time in question, a Relevant Subsidiary solely as a result of clause
         (c) above will cease to be a Relevant Subsidiary once all Permitted Investments in that Subsidiary have been repaid or otherwise returned to Enersis. All determinations set forth in clauses (a) and (b) above shall be made by reference to the most recent consolidated financial statements of Enersis prepared in accordance with U.S. GAAP and furnished to the Lenders and described in Section 7.10(a)(v) or required to be furnished to the Lenders pursuant to Section 8.4(c).

         "Required Lenders" shall mean (i) at any time prior to the Closing Date, Lenders holding more than 66-2/3% of the Total Commitment under both Agreements (on an aggregate basis) and (ii) at any time on or after the Closing Date, the holders of more than 66-2/3% of the then aggregate unpaid principal amount of all of the Loans under both Agreements (on an aggregate basis).

         "Sale Lease-Back Transaction" shall have the meaning provided in
Section 10.13.

         "Santa Rosa Property" shall mean the real properties listed on Schedule C hereto which are located at Santa Rosa 76, in Santiago, Chile.

         "Security Documents" shall mean the Chilectra Pledge Agreement, the Chilectra Cayman Pledge Agreement, the Share Pledge Agreement, the Endesa-Chile 2003 Liquidity Facility Pledge Agreement (but only from and after such time, and to the extent, required to be executed and delivered pursuant to Section 8.14 and the Endesa-Chile 2003 Liquidity Facility Letter Agreement), the Elesur Pledge Agreement (but only from and after such time, and to the extent, executed and delivered in accordance with Section 11.14) and any and all contracts, instruments and other documents now or hereafter executed and delivered in connection with these Agreements pursuant to which any security interest in Collateral is granted to the Collateral Agent for the benefit of the Lenders.

         "S&P" shall mean Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., and its successors.

         "Share Pledge Agreement" shall mean the Prenda Comercial Sobre Acciones, to be dated on or prior to the Closing Date, between Enersis and the Collateral Agent, in substantially the form attached hereto as Exhibit I, the terms of which have been acknowledged therein by Chilectra.

         "Spain" shall mean the Kingdom of Spain.

         "Stockholder's Equity" shall mean, as of any date and without duplication, the sum of all items which in conformity with Chilean GAAP would be included in stockholders' equity in the consolidated balance sheet of Enersis as of such date plus, to the extent not included, the aggregate principal amount outstanding under any Qualifying Endesa Spain Loans plus Minority Interests of Enersis and its Consolidated Subsidiaries as of such date, as determined on a consolidated basis in accordance with Chilean GAAP.

         "Subsidiary" shall mean, as to any Person, any corporation or other entity of which securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons having similar functions of such corporation or other entity (irrespective of whether or not at the time securities or other ownership interest of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency) are at the time directly or indirectly owned by such Person.

         "SVS" shall mean Superintendencia de Valores y Seguros, an agency of the Chilean government.

         "Syndication Agent" shall have the meaning provided in the first paragraph hereof.

         "Taxes" shall have the meaning provided in Section 5.5.

         "Telerate Page 3750" shall mean the display designated as page "3750" on the BRIDGE Telerate Service (or such other page as may replace page "3750" on such service).

         "Total Commitment" shall mean, with respect to each Credit Agreement, the sum of the Commitments to make Loans to the Borrower thereunder, which sum shall not exceed U.S.$200,000,000 in the case of Enersis, and U.S.$1,387,504,578.16 in the case of Enersis Cayman.

         "UF" shall mean Unidad de Fomento, an inflation adjusted unit of account having a Peso equivalent published monthly by the Central Bank for each day in the immediately following month.

         "United States" and "U.S." shall each mean the United States of America.

         "U.S. GAAP" shall mean generally accepted accounting principles in the United States, consistently applied.

         "Winding-up" shall mean, as to any Person, any case, proceeding or action relating to bankruptcy, winding-up, dissolution, liquidation, amalgamation, reconstruction, reorganization, administration, insolvency, conservatorship or relief of debtors, or any other similar case, proceeding or action under the Law of any jurisdiction in which such Person is incorporated, domiciled or resident or carries on business or has property or assets.

         1.2.     Principles of Construction.

         (a) All references to Sections, Schedules and Exhibits are to Sections, Schedules and Exhibits in or to these Agreements unless otherwise specified. The words "hereof," "herein" and "hereunder" and words of similar import when used in these Agreements shall refer to each Credit Agreement as a whole and not to any particular provision thereof.

         (b) All accounting terms not specifically defined herein shall be construed in accordance with Chilean GAAP.

         Section 2. Amount and Terms of Credit.

         2.1. Agreement to Lend. Subject to and upon the terms and conditions set forth herein, each Lender severally and not jointly agrees to lend to the Borrower or Borrowers specified opposite its name on Schedule B hereto on the Closing Date the amount of its Commitment to such Borrower (each such loan, a "Loan" and Loans made by a Lender or all the Lenders to the Borrowers, as the context requires, the "Loans"). Once repaid or prepaid, the Loans may not be reborrowed.

         2.2. General Purpose. Each Loan made under each Credit Agreement shall be used in each case solely to repay, to the Lender making such Loan, the outstanding Indebtedness of the Borrower to such Lender listed in Schedule A hereto (the "Refinanced Debt").

         2.3. Notice of Borrowing. The Borrowers shall request the Borrowings under the Agreements in the full amount of the Commitments by a single written notice in substantially the form attached hereto as Exhibit A, appropriately completed to specify the Closing Date (which shall be a Business
Day) and the initial Interest Period, and irrevocably instructing each Lender to apply the full amount of each Borrowing to the repayment of the Refinanced Debt in the manner described in Section 2.4. Such notice and instruction (the "Notice of Borrowing") shall be irrevocable and given to the Administrative Agent at its Office not later than 9:00 a.m. (New York City time) on the third Business Day prior to the proposed Closing Date. The Administrative Agent shall promptly transmit such Notice of Borrowing to each Lender.

         2.4.     Making of Loans; Repayment of Refinanced Debt.

         (a) No later than 11:00 a.m. (New York City time) on the Closing Date, each Lender will make available in Dollars, through such Lender's Lending Office, the full amount of such Lender's Commitment to each Borrower, and credit the amount so made available to such Borrower. Each Borrower hereby irrevocably instructs each Lender making a Loan to it immediately to apply such amount to the payment in full of the aggregate principal amount of the Refinanced Debt owed to such Lender. The transaction contemplated by this Section 2.4(a) shall be deemed to have taken effect unless one or more Lenders shall have provided to the Administrative Agent written notice by no later than 9 a.m. (New York City time) on the date set forth in the Notice of Borrowing as the date of the "Proposed Borrowing" (as defined therein) stating that it will not make the Loans in the full amount of its Commitment or apply such amount to the payment of the Refinanced Debt owed to such Lender (as such amount is set forth in the Payoff Certificate).

         (b) On the Closing Date, simultaneously with the making of the Loans and the repayment of the Refinanced Debt, each Borrower shall pay to each Lender making a Loan to it (either directly or through the administrative agent with respect to such Refinanced Debt, in each case in accordance with the terms of the applicable Refinanced Debt), in immediately available funds in Dollars, any and all interest accrued and unpaid in respect of the Refinanced Debt to, but excluding, the Closing Date, together with premium, taxes, breakage costs (to the extent such breakage costs are known at such time) and other amounts then due and owing to such Lender in respect of such Refinanced Debt in accordance with the terms thereof and in the amounts set forth in a certificate (a "Payoff Certificate") provided by such Lender to the relevant Borrower no later than two days prior to the Closing Date.

         (c) Each Lender agrees that (x) it shall, upon payment in full of the principal outstanding thereunder and all other amounts owing thereunder (in each case as set forth in the Payoff Certificate), deliver to the relevant Borrower such documentation, cancelled notes or other instruments required to be delivered upon satisfaction of the Refinanced Debt owing to such Lender, in accordance with the terms of such Refinanced Debt and (y) upon payment in full of the principal outstanding thereunder and all other amounts owing thereunder (in each case as set forth in the Payoff Certificate), all claims of the Lenders in respect of the Refinanced Debt shall be released in full and all arrangements in respect of the Refinanced Debt (except for any breakage costs not set forth in the Payoff Certificate and any provisions of such documents intended to survive such payment) shall be terminated.

         2.5.     Notes.

         (a) Each Borrower's obligation to pay the principal of, and interest on, each Loan made by a Lender to such Borrower shall be evidenced by a promissory note duly executed and delivered by such Borrower, substantially in the form of Exhibit B, with blanks appropriately completed in conformity herewith (each, a "Note" and, collectively, the "Notes"). Each Note issued to each Lender (i) shall be payable to the order of such Lender and be dated the Closing Date, (ii) shall be in a stated principal amount equal to the amount borrowed from such Lender and be payable in the principal amount of the Loan evidenced thereby, (iii) shall be payable on each Principal Payment Date in the amounts specified for each such date in Section 5.1, (iv) shall bear interest as provided in Section 2.7, (v) shall be entitled to the benefits of these Agreements and the other Loan Documents and (vi) shall qualify as a titulo ejecutivo in Chile subject, in the case of the Notes issued by Enersis Cayman, to compliance with certain procedural and tax requirements under Chilean Law. Each Lender will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will, prior to any transfer of its Note, endorse on the reverse side thereof the outstanding principal amount of the Loan evidenced thereby. Failure to make any such notation, however, shall not affect the Borrower's obligations in respect of such Loan.

         (b) No Lender shall, in connection with the enforcement of any Note, be required to introduce into evidence or prove the existence of any Credit Agreement or the other Loan Documents (other than such Note) or the making of Loans. In addition, each Borrower shall, from time to time at its expense, execute and/or deliver to each Lender that has made Loans to such Borrower, such amendments to the Notes that may, in the reasonable judgment of such Lender, be necessary and desirable, in order to ensure that the Notes duly reflect the terms of these Agreements. Each of the Lenders agrees that it shall not exercise its right under Section 2(b) of its Note to declare the full amount of all obligations under such Note to be due and payable prior to the stated maturity and shall not make demand for payment with respect thereto unless and until the principal of all Loans shall have become due and payable (whether by acceleration or otherwise).

         2.6. Default by Lender. No Lender shall be responsible for any default by any other Lender in respect of its obligation to make any Loan hereunder. In the event that any Lender shall for any reason fail to make any Loan required hereunder on the Closing Date and to provide the notice to the Administrative Agent in accordance with the last sentence of Section 2.4(a), and such failure shall continue past 11:00 a.m., New York City time, on the Business Day immediately following the Closing Date, such defaulting Lender shall be liable for any and all costs, losses and expenses incurred by the Administrative Agent, the Collateral Agent and the Lenders in connection with the failure of the Borrowings to occur and the Refinanced Debt to be repaid; provided that the Borrowers shall pay the amount of such costs, losses and expenses to the Lenders (other than the defaulting Lender), the Administrative Agent and the Collateral Agent to the extent not promptly paid by the defaulting Lender; provided further that no such payment by the Borrowers shall relieve the defaulting Lender of its obligations hereunder, and the Borrowers shall be subrogated to the rights of the Administrative Agent, the Collateral Agent and the Lenders with respect thereto.

         2.7.     Interest.

         (a) Each Borrower shall pay interest in respect of the unpaid principal amount of each Loan made to such Borrower from the Closing Date until the maturity thereof (whether by acceleration or otherwise) at a rate per annum which shall, during each Interest Period applicable thereto, be equal to LIBOR for such Interest Period plus the Applicable Margin.

         (b) Overdue principal and, to the extent permitted by applicable Law, overdue interest in respect of any Loan and any other overdue amount payable by any Borrower hereunder shall bear interest at a rate per annum equal to LIBOR as determined by the Administrative Agent plus the sum of (i) the Applicable Margin and (ii) 2%; provided, however, that the interest rate after maturity shall not be less than the rate of interest applicable thereto at maturity plus 2%.

         (c) Accrued (and theretofore unpaid) interest shall be payable (i) on each Payment Date, (ii) upon any prepayment (on the amount prepaid), (iii) at maturity (whether by acceleration or otherwise) and (iv) after such maturity, on demand.

         (d) On each Interest Determination Date, the Administrative Agent shall determine the interest rate and shall promptly notify the Borrowers and the Lenders thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto. If, on the Interest Determination Date, the Telerate Page 3750 is not being displayed, the Administrative Agent will request the Reference Banks to provide the Administrative Agent with their offered quotations for deposits in Dollars, for a period substantially equal to the applicable Interest Period and in an amount substantially equal to the outstanding principal amount of the Loans, to prime lenders in the London interbank market at approximately 11:00 a.m., London time, on such Business Day. If at least two such quotations are provided, LIBOR shall be calculated using the average of such quotations, and divided (and rounded, if necessary, upward to the next whole multiple of 1/32 of 1%) by a percentage equal to 100% minus the then stated maximum rate of all reserve requirements, if any (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable on the Interest Determination Date to any member bank of the United States Federal Reserve System in respect of Eurocurrency liabilities (as defined in Regulation D). If (A) fewer than two Reference Banks provide quotations to the Administrative Agent to determine LIBOR, or (B) the Administrative Agent is advised by the Reference Banks that deposits in Dollars are not offered to the Reference Banks in the London interbank market for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrowers and the Borrowers and the Administrative Agent shall negotiate in good faith to determine LIBOR or a substitute rate. Pending such determination, the Interest Rate shall be computed on the basis of LIBOR as determined for the immediately preceding Interest Period. If the Borrowers and the Administrative Agent reach agreement as to the determination of LIBOR or a substitute rate within 15 calendar days after the giving of notice by the Administrative Agent, the Loans shall bear interest at an interest rate equal to the sum of LIBOR or such substitute rate as agreed by the Borrowers and the Administrative Agent and the Applicable Margin. If the Borrowers and the Administrative Agent do not reach agreement within such period, the Loans shall bear interest at an interest rate equal to the sum of the Alternative Rate in effect from time to time and the Applicable Margin until such time as LIBOR can be determined.

         2.8.     Increased Costs, Illegality, Etc.

         (a) In the event that any Lender shall have determined (which determination shall, absent manifest error, be final and conclusive and binding on all the parties hereto):

         (i) at any time, that such Lender shall incur increased costs or reductions (other than Taxes, which are governed by Section 5.5) in the amounts received or receivable or become liable to make any payment or forego any interest or other return hereunder with respect to any Loan because of (x) any change on or after the Effective Date in any applicable Law (or in the interpretation or administration thereof by any Government Agency charged with the administration thereof and including the introduction of any new Law) such as, for example, but not limited to, a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D or under any applicable regulations of the European Central Bank, in each case, to the extent included in the computation of LIBOR and/or (y) other circumstances affecting such Lender or the relevant London interbank market, or the position of such Lender in such market; or

         (ii) at any time, that the making or continuance of any Loan (x) has been made or is asserted to be unlawful by any Law, (y) has been made impossible by compliance by such Lender with any Law or (z) has been made impracticable as a result of a contingency occurring on or after the Effective Date which materially and adversely affects the relevant London interbank market;

then, and in any such event, such Lender shall promptly give notice (by telephone confirmed in writing) to each Borrower to which it has made a Loan and to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each other Lender). Thereafter,
(x) in the case of clause (i) above, the relevant Borrower shall pay to the Lender, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing in reasonable detail the basis for the calculation thereof, submitted to such Borrower by such Lender shall, absent manifest error, be final and conclusive and binding on all the parties hereto), and (y) in the case of clause (ii) above, the relevant Borrower shall take one of the actions specified in Section 2.8(b) as promptly as possible and, in any event, within the time period required by Law.

         (b) At any time that any Loan is affected by the circumstances described in Section 2.8(a)(i) or (ii), the relevant Borrower may (and in the case of the circumstances described in Section 2.8(a)(ii), the relevant Borrower shall) (x) if no Loans have then been made, cancel all Borrowings by the Borrowers by giving the Administrative Agent notice by telephone (confirmed in writing) of cancellation on the same date that the relevant Borrower receives notice of such circumstance pursuant to Section 2.8(a)(ii) above, or (y) if any Loan is outstanding hereunder upon at least three Business Days' written notice to the Administrative Agent, (A) if, but only if, the affected Lender notifies the relevant Borrower that use of the Alternative Rate would remedy such circumstances, require that the interest rate applicable to such Loan be the Alternative Rate in effect from time to time plus the Applicable Margin or (B) prepay such Loan pursuant to Section 5.2; provided, however, that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 2.8(b).

         (c) If any Lender determines at any time that the adoption of any applicable Law concerning capital adequacy on or after the Effective Date, or any change on or after the Effective Date in any applicable Law concerning capital adequacy, or any change on or after the Effective Date in the interpretation or administration thereof by any Government Agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender based on the existence of such Lender's obligations or loans hereunder, including, without limitation, any increased costs resulting from the implementation of the proposed revised Basel Capital Accord as outlined in the Consultative Document issued by the Basel Committee on Banking Supervision in January 2001 (or any superseding version of the Basel Capital Accord released by the Basel Committee on Banking Supervision) or resulting from the application of any capital adequacy formula implemented under such proposed revised Basel Capital Accord in combination with any subsequent events relating to the Borrowers, then each Borrower to which such Lender has made a Loan shall pay to such Lender, upon its written demand therefor, such additional amounts as shall be required to compensate such Lender or such corporation for the increased cost to such Lender or such corporation or the reduction in the rate of return to such Lender or such other corporation as a result of such increase of capital. In determining such additional amounts, such Lender will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that such Lender's determination of compensation owing under this Section 2.8(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Lender, upon determining that any additional amounts will be payable pursuant to this Section 2.8(c), will give prompt written notice thereof to the relevant Borrower, which notice shall show in reasonable detail the basis for calculation of such additional amounts, although the failure to give any such notice shall not release or diminish any of the relevant Borrower's obligations to pay additional amounts pursuant to this Section 2.8(c).

         (d) Notwithstanding anything contained in this Section 2.8 to the contrary, no Borrower will be required to pay any additional amount allocable to any period more than one year prior to the date a demand in respect thereof was made under Section 2.8(a) or (c), as the case may be, unless the change giving rise to such demand is retroactive.

         2.9. Compensation. Each Borrower shall compensate any Lender making a Loan to it, upon such Lender's written request (which request shall set forth in reasonable detail the basis for requesting such compensation and shall, absent manifest error, be final and conclusive and binding on all the parties hereto), for all reasonable costs, losses, expenses and liabilities (including, without limitation, any cost, loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender or the Administrative Agent to fund, maintain or make any Loan) which such Lender may sustain: (i) if for any reason (other than a default by such Lender or the Administrative Agent) the Borrowings do not occur on the Closing Date; (ii) if any repayment (including any prepayment made pursuant to Section
5) is made on a date which is not the last day of an Interest Period; (iii) if any prepayment is not made on any date specified in a notice of prepayment given by such Borrower; or (iv) as a consequence of (x) a default by such Borrower to repay the Loans when required by the terms of these Agreements or the Notes or
(y) any action taken pursuant to Section 2.8(b).

         2.10. Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.8(a)(i) or
(ii), Section 2.8(c) or Section 5.5, it will, if requested by the relevant Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another Lending Office for any Loan affected by such event, provided that such designation would not, in such Lender's determination (which shall, absent manifest error, be final and conclusive and binding on all parties hereto), cause the Lender to suffer any material economic disadvantage or any legal or regulatory disadvantage. Nothing in this Section 2.10 shall affect or postpone any obligations of such Borrower or the right of such Lender provided in Section 2.8 or Section 5.5.

         2.11. Replacement of Lenders. If, upon the occurrence of an event giving rise to the operation of Sections 2.8 or 5.5 which results in the affected Lender charging to a Borrower increased costs or taxes in excess of those being generally charged by the other Lenders, such Borrower shall have the right to cause such Lender to assign its Loans and Notes pursuant to Section
13.4 to one or more other Eligible Transferees (including another Lender) identified by such Borrower; provided that such assignment shall be acceptable to the Administrative Agent and shall not (in the judgment of the affected Lender), be disadvantageous (economically or in any other respect) to the affected Lender.

         Section 3. Security.

         3.1. The Collateral. The Loans shall be secured by a perfected first-priority security interest in the Collateral.

         3.2. Release of Security. No Collateral other than the Equity Collateral shall be released at any time until all Obligations have been paid in full. No Equity Collateral shall be released until the date (the "Equity Release Date") on which (x) 66-2/3% or more of the aggregate principal amount of the Loans outstanding on the Closing Date shall have been repaid and (y) no Qualifying Indebtedness shall be secured on such date by a Lien on any Equity Collateral, at which time all Equity Collateral shall be released; provided that, if any Borrower or any of its Subsidiaries incurs Qualifying Indebtedness prior to such date, the Collateral Agent shall release a Pro Rata Portion of the Equity Collateral, but only in such amounts so that (i) prior to the Equity Release Date, the Collateral Agent retains a first-priority security interest in at least 51% of the outstanding capital stock of Chilectra and (ii) prior to such time as 33 1/3% or more of the aggregate principal amount of the Loans outstanding on the Closing Date shall have been repaid, such release is in connection with an incurrence of Qualifying Indebtedness having an aggregate principal amount of at least U.S.$150,000,000 (or its equivalent in other currencies).

         3.3. Application of Proceeds. The proceeds of any sale or disposition of all or any part of the Collateral pursuant the Security Documents shall be applied as follows:

         (a) First, to the reimbursement of sums expended by the Lenders and/or the Administrative Agent and/or the Collateral Agent pursuant to the Security Documents and to the payment of the costs and expenses of such sale or disposition, or any other enforcement action pursuant to the Security Documents, including any fees, reasonable attorney's fees, and all other expenses incurred in connection therewith, with a reasonable reserve for any liabilities incurred in connection therewith;

         (b) Second, to the Administrative Agent to be applied ratably to the payment in full of other Obligations; and

         (c) Third, to the pledgor or as a court of competent jurisdiction otherwise directs.

         Section 4. Fees; Termination of Commitments.

         4.1. Fees. The Borrowers shall pay to the Administrative Agent such fees as have been agreed to in writing by the Borrowers and the Administrative Agent. The Borrowers shall pay to each Mandated Lead Arranger and Bookrunner such fees as have been agreed to in writing by the Borrowers and such Mandated Lead Arranger and Bookrunner.

         4.2. Mandatory Termination of Commitments. The Total Commitment (and the Commitment of each Lender) shall, if the Closing Date has not occurred on or prior to such date, terminate in its entirety on the Availability Expiry Date.

         Section 5. Prepayments; Payments.

         5.1. Scheduled Repayments. Subject to adjustment pursuant to Sections 5.2 and 5.3(e), each Borrower shall repay the Loans on each Principal Payment Date in an aggregate principal amount (for each such Loan on each such date) equal to one-sixth of the aggregate principal amount of such Loan outstanding on the Closing Date.

         5.2. Voluntary Prepayments. The Borrowers shall have the right to prepay the Loans, without premium or penalty, in whole or in part from time to time on the following terms and conditions: (i) the Borrowers shall give the Administrative Agent at its Office at least three Business Days' prior written notice (which shall be irrevocable) of each Borrower's intent to prepay its Loans and the amount of such prepayment; (ii) such prepayment shall be in an aggregate principal amount of not less than U.S.$25,000,000 and integral multiples of U.S.$5,000,000 in excess thereof; (iii) each Borrower shall have received all required Governmental Approvals with respect to such prepayment;
(iv) each Borrower shall prepay the same percentage of the outstanding amount of its Loans; and (v) each prepayment by a Borrower in respect of its Loans shall be applied pro rata among such Loans, in inverse order of the scheduled repayments of such Loans to be made pursuant to Section 5.1; provided that the Borrowers shall reimburse the Lenders for any amounts that may be due to such Lenders pursuant to Section 2.9 in connection with such prepayment.

         5.3.     Mandatory Prepayments.

         (a) All Net Proceeds shall be promptly applied by the Borrowers as follows: (i) if the Net Proceeds are realized or received on or prior to November 20, 2003, either deposited into the 2003 Bond Escrow Account or the Net Proceeds Escrow Account in accordance with, and for application as provided in, the Escrow Agreement; or (ii) if the Net Proceeds are realized or received after November 20, 2003, deposited into the Net Proceeds Escrow Account for application as provided in the Escrow Agreement; provided that, in each case, if the Net Proceeds are realized or received no more than three Business Days prior to a Payment Date and are not deposited into the 2003 Bond Escrow Account or the Net Proceeds Escrow Account, the Borrowers shall pay such Net Proceeds directly to the Administrative Agent on such Payment Date to be applied to prepay, ratably, the Loans outstanding on such Payment Date; and provided further that the Borrowers may, at their option, pay any Net Proceeds realized or received immediately to the Administrative Agent to be applied to prepay, ratably, the Loans outstanding at such time. To the extent amounts are deposited by the Borrowers into the 2003 Bond Escrow Account or the Net Proceeds Escrow Account in accordance with the preceding sentence, the Borrowers shall promptly give notice of the same to the Administrative Agent and, to the extent such amounts are (i) deposited into the Net Proceeds Escrow Account or (ii) deposited into the 2003 Bond Escrow Account and to be used to prepay the Loans, the Administrative Agent shall promptly give notice to the Escrow Agent of the next Payment Date on which such funds shall be released to the Administrative Agent. Any funds released to the Administrative Agent under the Escrow Agreement (including, without limitation, from the 6.90% Notes Escrow Account and the Asset Sale Reserve Escrow Account) shall be applied to prepay, ratably, the Loans outstanding on the date so released. Notwithstanding the foregoing, (A) in no event shall the amount deposited in the 2003 Bond Escrow Account exceed (in the aggregate) U.S.$300,000,000 plus the amount necessary to pay the outstanding principal amount of any 6.60% Notes that may be put by the holders of the 6.60% Notes to Enersis Cayman on December 1, 2003 and (B) unless otherwise requested by the Required Lenders, no funds shall be required to be released by the Administrative Agent under the Escrow Agreement on a Payment Date until all amounts to be applied pursuant to this Section 5.3(a) on such Payment Date exceed U.S.$1,000,000.

         (b) On the first Payment Date to occur after April 20 of each year after December 31, 2003, the Loans then outstanding shall be prepaid by the Borrowers, ratably, in an aggregate amount equal to 75% of Excess Cash for the immediately preceding fiscal year (as determined by reference to the audited financial statements of Enersis referenced in Section 8.4(b) and prepared in accordance with Chilean GAAP for such fiscal year).

         (c) On the first Payment Date to occur at least 31 days after the date of any dividend payment or distribution by Enersis to Endesa Spain (or any of its Affiliates), the Loans then outstanding shall be prepaid by the Borrowers, ratably, in an amount equal to 100% of the Dividend Reinvestment Proceeds corresponding to such dividend payment or distribution.

         (d) All amounts owed to each Lender under these Agreements shall become immediately due and payable at the option of such Lender upon the occurrence of a Change of Control. Each Lender electing such prepayment shall, not later than 30 Business Days after receipt of written notice from the Borrowers of the occurrence of a Change of Control, require a prepayment of all amounts owed to such Lender hereunder and provide written notice thereof to the relevant Borrower.

         (e) All mandatory prepayments required to be made pursuant to clauses (a), (b) and (c) of this Section 5.3 shall be applied by each Borrower to prepay the same percentage of the outstanding principal amount of the Loans under its Credit Agreement. All mandatory prepayments required to be made pursuant to (a) and (c) of this Section 5.3 shall be applied by each Borrower to pay ratably its outstanding Loans in direct order of the scheduled repayments of such Loans to be made pursuant to Section 5.1. All mandatory prepayments required to be made under clause (b) of this Section 5.3 shall be applied by each Borrower to pay ratably its outstanding Loans in inverse order of the scheduled repayments of such Loans to be made pursuant to Section 5.1. Each prepayment made under this Section 5.3 shall be made by the relevant Borrower in immediately available funds in Dollars and shall be made together with all interest accrued and unpaid in respect of the amount of such prepayment to, but excluding, the date of such payment, together with any and all amounts described in Sections 2.9 and 5.5 in respect thereof.

         5.4. Method and Place of Payment. Except as otherwise specifically provided herein, all payments under these Agreements or the Notes shall be made to the Administrative Agent for the account of the Lender or Lenders entitled thereto not later than 11:00 a.m. (New York time) on the date when due and shall be made in Dollars and in immediately available funds to the Administrative Agent's Office, or to any other account designated by the Administrative Agent to the Borrowers for such purpose. Except as otherwise provided for herein, whenever any payment to be made under these Agreements or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

         5.5. Net Payments. All payments made by the Borrowers under these Agreements or under any Note will be made without setoff, counterclaim or other defense. All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction (or any political subdivision or taxing authority thereof or therein) and all interest, penalties or similar liabilities with respect thereto (but excluding (i) any tax imposed on or measured by the net income or net profits of a Lender or its Lending Office, or any branch or Affiliate thereof, and (ii) all franchise taxes, branch taxes, taxes on doing business or taxes on the overall capital or net worth of each Lender or its Lending Office, or any branch or Affiliate thereof, imposed by the applicable taxing authority pursuant to an express statutory provision, rule, regulation or administrative pronouncement which specifically provides that such tax is imposed in lieu of a tax imposed on or measured by net income or net profits of each Lender, Lending Office, branch or Affiliate thereof, in each case pursuant to the Law of the jurisdiction in which such Lender, Lending Office, branch or Affiliate is organized or located, or in which its principal executive office is located, or any political subdivision thereof or therein) (collectively, "Taxes"). If any Taxes are so levied or imposed, each Borrower agrees to pay the full amount of such Taxes and such additional amounts as may be necessary so that every payment of all amounts due in respect of a Loan to such Borrower hereunder or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. Each Borrower will furnish to the Administrative Agent or any Lender, promptly following request thereof, certified copies of tax receipts evidencing such payment by such Borrower. Each Borrower shall indemnify and hold harmless the Administrative Agent and each Lender, and reimburse the Administrative Agent and each Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by the Administrative Agent or such Lender.

         Section 6. Conditions Precedent to the Borrowing.

         The obligations of the Lenders to make the Loans shall become effective on the date that all of the following conditions shall have been satisfied (or waived in accordance with Section 13.13) (the "Closing Date"):

         6.1. Elesur Loan. Either (a) Elesur shall have capitalized all amounts outstanding under the Elesur Loan (including by prepayment with the proceeds from an equity issuance to Endesa Spain or one of its Affiliates or with the proceeds of any payment made by Enersis under the Elesur Loan) in a manner reasonably satisfactory to the Lenders or (b) to the extent not so capitalized, (i) Elesur and the Administrative Agent shall have duly executed and delivered the Elesur Intercreditor Agreement and (ii) Endesa Internacional and the Administrative Agent shall have duly executed and delivered the Endesa Internacional Support Agreement.

         6.2. Effectiveness; Execution of Loan Documents; Notes. The Effective Date shall have occurred, each of these Agreements, the Security Documents, the Escrow Agreement, the Elesur Intercreditor Agreement, the Endesa-Chile 2003 Liquidity Facility Letter Agreement and the Endesa Internacional Support Agreement shall have been duly executed and delivered by each of the parties thereto and each Borrower shall have delivered to the Administrative Agent for the account of each of the Lenders making Loans to such Borrower the appropriate Notes duly executed by such Borrower in the amount, with the maturity and as otherwise provided herein.

         6.3. No Default; Representations and Warranties. At the time of the Borrowing and after giving effect thereto in accordance with Section 2.4(a), (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein and in the other Loan Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the Closing Date (except for such representations and warranties which by their terms are made as of a specified date, which shall be true and correct in all material respects as of such date).

         6.4. No Default; Indebtedness. At the time of the Borrowing and after giving effect thereto in accordance with Section 2.4(a), no event, act or condition shall have occurred in respect of any Indebtedness of Enersis or any of its Subsidiaries in an outstanding principal amount in excess of U.S.$30,000,000 (or its equivalent in other currencies) that with the giving of notice or the lapse of time or both would permit the holders of such Indebtedness to declare such Indebtedness due and payable prior to its stated maturity.

         6.5. Endesa-Chile Credit Agreement Closing. The disbursement of the loans under the Endesa-Chile Credit Agreement shall occur simultaneously with the disbursement of the Loans hereunder.

         6.6. Notice of Borrowing. The Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 2.3.

         6.7. Opinions of Counsel to the Borrowers. The Administrative Agent shall have received from each of (i) Davis Polk & Wardwell, special New York counsel to the Borrowers, (ii) Domingo Valdes Prieto, internal Chilean counsel to Enersis, (iii) Domingo Valdes Prieto, internal Chilean counsel to Enersis Cayman, (iv) Gonzalo Vial Vial, internal Chilean counsel to Elesur, (v) Gonzalo Vial Vial, internal Chilean counsel to Chilectra, (vi) Carlos Martin Vergara, internal Chilean counsel to Endesa-Chile, (vii) Maples and Calder, special Cayman Islands counsel to Enersis Cayman, Chilectra Cayman and Endesa-Chile, and
(viii) Alfonso Arias Canete, internal Spanish counsel to Endesa Internacional, an opinion addressed to the Administrative Agent, the Collateral Agent and each of the Lenders and dated the Closing Date, each in form and substance satisfactory to the Lenders, the Administrative Agent and the Collateral Agent, covering the matters set forth in Exhibits T, U, V, W, X, Y, Z and AA, respectively, and such other matters incident to the transactions contemplated herein as any Lender, the Administrative Agent or the Collateral Agent may reasonably request.

         6.8. Opinions of Counsel to the Lenders, the Administrative Agent and the Collateral Agent. The Administrative Agent shall have received from each of (i) Cleary, Gottlieb, Steen & Hamilton, special New York counsel to the Lenders, the Administrative Agent and the Collateral Agent, (ii) Barros y Errazuriz Abogados, special Chilean counsel to the Lenders, the Administrative Agent and the Collateral Agent, (iii) Hunter & Hunter, special Cayman Islands counsel to the Lenders, the Administrative Agent and the Collateral Agent, and
(iv) Clifford Chance S.C., special Spanish counsel to the Lenders, the Administrative Agent and the Collateral Agent, an opinion addressed to the Administrative Agent, the Collateral Agent and each of the Lenders and dated the Closing Date, each in form and substance satisfactory to the Lenders, the Administrative Agent and the Collateral Agent.

         6.9.     Corporate Documents; Proceedings.

         (a) The Administrative Agent shall have received a certificate from the Borrowers, dated the Closing Date, signed by the Chief Executive Officer (Gerente General) or Chief Financial Officer (Gerente de Finanzas) of the Borrowers and attested to by the Secretary to the board of directors of the Borrowers, in substantially the form attached hereto as Exhibit BB with appropriate insertions, together with copies of (i) the estatutos sociales of Enersis, (ii) in the case of Enersis Cayman, its Certificate of Registration and Certificate of Good Standing in the Cayman Islands and (iii) the resolutions of the Borrowers referred to in such certificate.

         (b) The Administrative Agent shall have received a certificate from Elesur, dated the Closing Date, signed by the Chief Executive Officer (Gerente General) or Chief Financial Officer (Gerente de Finanzas) of Elesur, and attested to by the Secretary to the board of directors of Elesur in substantially the form attached hereto as Exhibit CC with appropriate insertions, together with copies of (i) the constituent documents of Elesur and
(ii) the resolutions of Elesur referred to in such certificate.

         (c) The Administrative Agent shall have received a certificate from Endesa Internacional, dated the Closing Date, signed by the Secretary or Deputy Secretary to the board of directors of Endesa Internacional and attested to by the President of the board of directors of Endesa Internacional, in substantially the form attached hereto as Exhibit DD with appropriate insertions, together with copies of (i) the by-laws of Endesa Internacional and
(ii) the resolutions of Endesa Internacional referred to in such certificate.

         (d) All corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated in the Loan Documents delivered on the Closing Date shall be reasonably satisfactory in form and substance to the Lenders.

         6.10. Governmental and Other Approvals. All necessary Governmental Approvals and third party approvals and/or consents in connection with the transactions contemplated herein and in the other Loan Documents or otherwise referred to herein or therein, shall have been obtained and remain in effect, and all applicable waiting periods with respect hereto or thereto shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of the transactions contemplated herein and in the other Loan Documents or otherwise referred to herein or therein. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint, pending or notified, prohibiting or imposing materially adverse conditions upon the transactions contemplated herein and in the other Loan Documents or otherwise referred to herein or therein.

         6.11. Appointment of Agent for Service of Process. The Administrative Agent shall have received a letter from each Person appointed as the process agent for each party to each Loan Document that is required by such Loan Document to appoint a process agent in substantially the form attached hereto as Exhibit EE and indicating its consent to its appointment by such Person as its agent to receive service of process in connection with the transactions contemplated in such Loan Document.

         6.12. No Change in Condition. There shall not have occurred since December 31, 2002, any material adverse change in the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrowers and the Relevant Subsidiaries, taken as a whole; provided that in no event shall the failure to comply with any financial covenant in the Refinanced Debt be deemed by itself to give rise to any such material adverse change.

         6.13. Market Conditions. There shall not have occurred any material disruption or material adverse change or any development involving a prospective material adverse change, in United States, Cayman Islands, Chilean or international financial, banking or capital markets (including, without limitation, market conditions for securities of or loan transactions involving Latin American or Chilean issuers or borrowers), or financial, political or economic conditions, or currency exchange rates or exchange controls applicable to Dollars or Pesos.

         6.14. Payments. All amounts required to be paid under these Agreements and the other Loan Documents (including, without limitation, all fees and expenses payable under these Agreements and all accrued interest, premium, taxes and other amounts in respect of the Refinanced Debt) shall have been paid to the extent then due; provided that, in the case of any payments (other than principal) in respect of the Refinanced Debt, such payments shall be deemed paid for purposes of this Section 6.14 to the extent received by the administrative agent, if applicable, with respect to such Refinanced Debt.

         6.15. Perfection of Security Interest in Collateral. The Collateral Agent shall have received (i) certificates evidencing the Equity Collateral and
(ii) all instruments and documents evidencing intercompany Indebtedness owing from Chilectra or Chilectra Cayman to any Borrower (including, without limitation, the Chilectra Recognition of Debt and the Chilectra Cayman Recognition of Debt), the Collateral shall be free and clear of any Lien (other than Liens permitted under Section 10.8), all documents and instruments shall have been properly prepared for filing and/or recording in all applicable jurisdictions, in form and substance satisfactory to the Lenders, as required by Law (or reasonably requested by any Lender) to perfect the first priority Liens created by the Security Documents, and the Collateral Agent shall be satisfied that all such filings and recordings will be completed promptly following the Closing Date and that all taxes, fees and other charges payable in connection with the filing and/or recording of all such documents and instruments will be paid in full by the Borrowers.

         6.16. Delivery of Financial Statements. The audited financial statements described in Section 7.10 shall have been delivered to the Lenders.

         6.17. Funding of 2003 Bond Escrow Account. The Borrowers shall have delivered to the Administrative Agent evidence satisfactory to the Lenders of the funding of the Initial Deposit into the 2003 Bond Escrow Account in accordance with the Escrow Agreement.

         6.18. Commitment by Endesa Spain. The Lenders shall have received written confirmation by Endesa Spain as set forth in Exhibit FF hereto of its commitment with respect to the matters specified therein.

         6.19. Central Bank Notification. The Administrative Agent shall have received a copy (satisfactory to the Lenders) of the notice that the Borrowers will deliver to the Central Bank of the existence of these Agreements in accordance with Chapters VIII and XIV of the Compendium of Foreign Exchange Regulations.

         The acceptance of the benefits of the Loans by the Borrowers shall constitute a representation and warranty by each Borrower to each of the Lenders extending a Loan to such Borrower that all the conditions specified in Sections
6.3 and 6.10 have been satisfied as of that time. The Notes, certificates, legal opinions and other documents and papers referred to in this Section 6, unless otherwise specified, shall be delivered to the Administrative Agent at its Office for the account of each of the Lenders and in sufficient counterparts for each party to the Loan Documents (except for the Notes) and shall be satisfactory in form and substance to the Lenders.

         Section 7. Representations and Warranties.

         In order to induce each Lender to enter into these Agreements and to make the Loans, each of the Borrowers makes the following representations and warranties as of the Effective Date, which shall survive the execution and delivery of these Agreements and the Notes and the making of the Loans:

         7.1.     Corporate Status.

         (a) Each of the Borrower and the Relevant Subsidiaries (i) is a duly organized and validly existing corporation in good standing under the Law of the jurisdiction of its incorporation, (ii) has the power and authority to own its property and assets and to transact the business in which it is engaged, and (iii) is duly qualified as a foreign corporation and in good standing in each jurisdiction where the ownership, leasing or operation of property or the conduct of its business requires such qualification and where the failure to be so qualified would have a Material Adverse Effect.

         (b) No meeting has been convened or is planned for the Winding-up of the Borrower or any of the Relevant Subsidiaries or, in the case of Enersis Cayman, for the removal of the Borrower's name from the Register of Companies maintained in the Cayman Islands Register pursuant to Part IX of the Companies Law (2002 Revision), and, to the best knowledge of the Borrower, there is no petition, application or similar proceeding outstanding for the Winding-up of the Borrower or any of the Relevant Subsidiaries.

         7.2. Corporate Power and Authority. Each of the Borrower and the Relevant Subsidiaries has the power and authority to execute, deliver and perform the terms and provisions of each of the Loan Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance by it of each such Loan Document. Each of the Borrower and the Relevant Subsidiaries has, or, in the case of the Borrower with respect to each Note, by the Closing Date of the Loan evidenced thereby will have, duly executed and delivered each of the Loan Documents which is required to be delivered on or prior to the Closing Date to which it is a party, and each such Loan Document constitutes or will constitute such Person's legal, valid and binding obligation enforceable in accordance with its terms.

         7.3. No Immunity. Neither the Borrower, nor any of the Relevant Subsidiaries, nor any of their respective properties or revenues has any right of immunity on the grounds of sovereignty or otherwise from jurisdiction of any court or from setoff or any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the Law of any jurisdiction. The execution and delivery by each of the Borrower and the Relevant Subsidiaries of the Loan Documents to which it is a party and the performance by such Person of its obligations thereunder constitute commercial transactions.

         7.4. No Violation. Neither the execution, delivery or performance by any of the Borrower and the Relevant Subsidiaries of the Loan Documents to which it is a party, nor compliance by any of them with the terms and provisions thereof, nor the use of the proceeds of the Loans (i) will contravene any provision of any Law or any order, writ, injunction or decree of any court or Government Agency binding on any of them, (ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default in respect of, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon, any of the property or assets of the Borrower or any of the Relevant Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement, loan agreement or any other agreement, contract or instrument to which the Borrower or any of the Relevant Subsidiaries is a party or by which any such Person or its properties or assets is bound or to which it may be subject, except to the extent that such conflicts, inconsistencies, defaults or Liens could not, in the aggregate, reasonably be expected to have a Material Adverse Effect or (iii) will violate any provision of the estatutos sociales or other constituent documents of the Borrower or any of the Relevant Subsidiaries.

         7.5. Governmental Approvals. No Governmental Approval is required to authorize, or is required in connection with, (i) the execution, delivery and performance by the Borrower or any of the Relevant Subsidiaries of any Loan Document to which it is a party or (ii) the legality, validity, binding effect or enforceability of any such Loan Document except, in each case, as have been obtained and are in full force and effect.

         7.6.     Subsidiaries.

         (a) The Relevant Subsidiaries, the Chilean Subsidiaries and the Foreign Subsidiaries and the direct and indirect ownership thereof by Enersis as of the Effective Date are as set forth on Schedule D hereto.

         (b) To the extent any Relevant Subsidiary is a corporation, the issued and outstanding shares of such Relevant Subsidiary have been duly authorized and issued and are fully paid and nonassessable. The ownership interest in each of the Relevant Subsidiaries represents a direct or indirect controlling interest by Enersis for purposes of directing or causing the direction of the management and policies of each Relevant Subsidiary.

         7.7. Collateral. (a) The Security Documents create valid and enforceable security interests in the Collateral purported to be covered thereby for the benefit of the Collateral Agent (on behalf of the Lenders), which security interests secure the Obligations. Upon receipt by the Collateral Agent of (i) certificates evidencing the Equity Collateral and (ii) all instruments and documents evidencing intercompany Indebtedness owing from Chilectra or Chilectra Cayman to any Borrower, the security interests created by the Security Documents will be perfected, prior to all other Liens. The Liens created by the Security Documents are enforceable as security for the Obligations in accordance with their terms with respect to the Collateral.

         (b) No Governmental Approvals or other approvals are required for the sale, lease, transfer or disposition by the Collateral Agent or the Lenders of the Collateral, except as have been obtained and are in effect.

         (c) There are no Liens on the Collateral, no Person has the right to acquire the Collateral and the Collateral is freely transferable (subject in each case to the provisions of the Security Documents).

         7.8. Intercompany Indebtedness. Schedule E sets forth a true and complete list of all intercompany Indebtedness (other than pursuant to a cuenta corriente mercantil with a term no longer than 30 days) among any of the Borrowers and any of its Subsidiaries (including Chilectra and Chilectra Cayman) outstanding as of the Effective Date (including the amounts thereof).

         7.9. Ranking. The Loans rank at least pari passu in priority of payment with all other present and future senior unsubordinated Indebtedness of the Borrowers, except for certain statutory preferences such as withholding taxes and claims for employee benefits, which, in any event, are not material to the Borrowers.

         7.10.    Financial Statements. (a)

         (i) The consolidated statements of financial condition of Enersis and its Consolidated Subsidiaries at December 31, 2002, and the related consolidated statements of income and retained earnings and changes in financial position of Enersis and its Consolidated Subsidiaries for the periods then ended heretofore furnished to the Lenders, present fairly in all material respects the consolidated financial condition of Enersis and its Consolidated Subsidiaries at the date of such statements of financial condition and the consolidated results of the operations of Enersis and its Consolidated Subsidiaries for such period.

         (ii) The statements of financial condition of Enersis at December 31, 2002, and the related statements of income and retained earnings and changes in financial position of Enersis for the periods then ended heretofore furnished to the Lenders, present fairly in all material respects the financial condition of Enersis at the date of such statements of financial condition and the results of the operations of Enersis for such periods.

         (iii) The consolidated statements of financial condition of Chilectra and its Consolidated Subsidiaries at December 31, 2002, and the related consolidated statements of income and retained earnings and changes in financial position of Chilectra and its Consolidated Subsidiaries for the periods then ended heretofore furnished to the Lenders, present fairly in all material respects the consolidated financial condition of Chilectra and its Consolidated Subsidiaries at the date of such statements of financial condition and the consolidated results of the operations of Chilectra and its Consolidated Subsidiaries for such period.

         (iv) The statements of financial condition of Chilectra at December 31, 2002, and the related statements of income and retained earnings and changes in financial position of Chilectra for the periods then ended heretofore furnished to the Lenders, present fairly in all material respects the financial condition of Chilectra at the date of such statements of financial condition and the results of the operations of Chilectra for such periods.

         (v) The consolidated statements of financial condition of Enersis and its Consolidated Subsidiaries at December 31, 2001, and the related consolidated statements of income and retained earnings and changes in financial position of Enersis and its Consolidated Subsidiaries for the periods then ended heretofore furnished to the Lenders, present fairly in all material respects the consolidated financial condition of Enersis and its Consolidated Subsidiaries at the date of such statements of financial condition and the consolidated results of the operations of Enersis and its Consolidated Subsidiaries for such period.

All such financial statements have been prepared in accordance with Chilean GAAP and have been audited and certified by independent certified public accountants of recognized international standing. The U.S. GAAP reconciliation heretofore furnished to the Lenders of the financial statements provided for in clause (v) above has been prepared in accordance with U.S. GAAP and has been audited and certified by independent certified public accountants of recognized international standing. Since December 31, 2002, there has been no change or development which has had or could reasonably be expected to have a Material Adverse Effect.

         (b) Except as fully reflected in such financial statements, there are no liabilities or obligations with respect to the Borrower or any of the Relevant Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, could reasonably be expected to have a Material Adverse Effect. There is no basis for the assertion against the Borrower or any of the Relevant Subsidiaries of any liability or obligation of any nature whatsoever that is not fully reflected in such financial statements, which, either individually or in the aggregate, is likely to be material to the Borrower and the Relevant Subsidiaries, taken as a whole.

         7.11. Voluntary Prepayments. The Borrower has not made any voluntary prepayment of any Indebtedness since December 31, 2002.

         7.12. Litigation. There are no actions, suits, investigations or proceedings, legal or administrative, pending or, to the best knowledge of the Borrower, threatened (i) with respect to the Loans or any Loan Document or (ii) that are reasonably likely to have a Material Adverse Effect.

         7.13. True and Complete Disclosure. All information heretofore or contemporaneously furnished by or on behalf of the Borrower in writing to the Administrative Agent or any Lender (including, without limitation, all information contained in the Loan Documents) for purposes of or in connection with these Agreements or any transaction contemplated herein is, and all other such information hereafter furnished by or on behalf of the Borrower in writing to the Administrative Agent or any Lender, when taken as a whole, will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information not misleading in any material respect at such time in light of the circumstances under which such information was provided. The Borrower has disclosed to the Lenders any and all facts (other than those of a general economic or political nature which are not related to the business of the Borrower and its Subsidiaries) which could reasonably be expected to have a Material Adverse Effect.

         7.14. Use of Proceeds. The Borrower will use all of the proceeds of the Loans solely to repay the Refinanced Debt of the Borrower listed in Schedule A next to its name. Neither the making of any Loan nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulations T, U or X of the Board of Governors of the United States Federal Reserve System.

         7.15. Tax Returns and Payments. Each of the Borrower and the Relevant Subsidiaries has filed all tax returns required to be filed by it and has paid all taxes payable by it which have become due pursuant to such tax returns and all other taxes and assessments payable by it which have become due, other than those not yet delinquent and except for those contested in good faith and for which adequate reserves have been established in accordance with Chilean GAAP. Each of the Borrower and the Relevant Subsidiaries has paid, or has provided adequate reserves (if necessary and in such an amount as is determined in each case in the good faith judgment of its management) for the payment of, all applicable income taxes for all prior fiscal years and for the current fiscal year.

         7.16.    Compliance with Law; Environmental Laws.

         (a) Each of the Borrower and its Subsidiaries is in compliance with all applicable Law (including applicable Law relating to environmental standards and controls) except such noncompliance as would not, individually or in the aggregate, have a Material Adverse Effect.

         (b) Each of the Borrower's and the Relevant Subsidiaries' properties and all operations at such properties are in compliance and at all times during the last two years have been in compliance with all applicable Environmental Laws, except such noncompliance as would not, individually or in the aggregate, have a Material Adverse Effect. None of the Borrower or any Relevant Subsidiary has assumed any liability of any Person under any Environmental Laws, except as would not, individually or in the aggregate, have a Material Adverse Effect.

         (c) There are no actions, suits, investigations or proceedings, legal or administrative, pending or, to the best knowledge of the Borrower, contemplated or threatened under any applicable Environmental Laws to which the Borrower or any of the Relevant Subsidiaries is or will be named as a party with respect to its or their properties, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any applicable Environmental Law with respect to such properties, in each case except as would not, individually or in the aggregate, have a Material Adverse Effect.

         7.17.    Properties.

         (a) Each of the Borrower and the Relevant Subsidiaries has good and marketable title to all property owned by it and necessary to its business. Each of the Borrower and the Relevant Subsidiaries holds all material licenses, certificates and clearances of municipal and other authorities necessary to own and operate its properties in the manner and for the purposes currently operated by it. There are no actual or, to the best knowledge of the Borrower, threatened or alleged defaults which, individually or in the aggregate, could have a Material Adverse Effect with respect to any leases of real property under which the Borrower or any of its Subsidiaries is lessor or lessee.

         (b) Schedule C hereto contains a true, correct and complete description of the Santa Rosa Property.

         7.18. Employee Benefit Plans. Each of the Borrower and the Relevant Subsidiaries is in compliance with its obligations relating to all employee benefit plans established, maintained or contributed to by such Person, and neither the Borrower nor any of the Relevant Subsidiaries has any outstanding liabilities with respect to any such employee benefit plan, except such noncompliance as would not, individually or in the aggregate, have a Material Adverse Effect.

         7.19.    Investment Company Act; PUHCA.

         (a) The Borrower is not required to register as an "investment company" within the meaning of, and pursuant to, the Investment Company Act of 1940, as amended.

         (b) The Borrower is not a holding company, a public utility company or a subsidiary company, affiliate or associate company of a holding company or a public utility company, in each case within the meaning of the U.S. Public Utility Holding Company Act of 1935, as amended.

         7.20.    Withholding Taxes.

         (a) No withholding or other taxes are required to be paid in respect of, or deducted from, any payment required to be made by Enersis Cayman under its Agreement, its Notes, or any other Loan Document. Enersis Cayman is permitted under applicable Law to pay any additional amounts payable under
Section 5.5 as will result in receipt by the Lenders of such amounts as would have been received by the Lenders had no such withholding been required.

         (b) No withholding or other taxes are required to be paid in respect of, or deducted from, any payment required to be made by Enersis under its Agreement, its Notes, or any other Loan Document except (i) payments of interest made to a resident of a country other than Chile that is a foreign or international banking or financial institution are subject to a 4% withholding tax and (ii) all other payments made, other than payments of principal, to a resident of a country other than Chile may be subject to a 35% withholding tax. Enersis is permitted under applicable Law to pay any additional amounts payable under Section 5.5 as will result in receipt by the Lenders of such amounts as would have been received by the Lenders had no such withholding been required.

         7.21. Form of Documentation. Each of the Loan Documents is in proper legal form under the Law of New York, the Law of Chile, the Law of the Cayman Islands and the Law of Spain for the enforcement thereof under such Laws; provided, however, as of the Effective Date, (i) in order for these Agreements and the other Loan Documents to be admissible in evidence in judicial proceedings in a Chilean court, these Agreements and such other Loan Documents would first have to be translated into the Spanish language by a licensed public translator who certifies as to the accuracy thereof (unless executed in Spanish by all the parties thereto), (ii) in order for these Agreements and the other Loan Documents to be admissible in evidence in judicial proceedings in a Spanish court, these Agreements and such other Loan Documents would first have to be translated into the Spanish language, and if any objection were raised about any such Spanish translation, these Agreements and such other Loan Documents would then have to be translated by a licensed public translator who certifies as to the accuracy thereof (unless executed in Spanish by all the parties thereto) and
(iii) in the case of Enersis Cayman, if the Credit Agreement relating to its Loans or any of the Loan Documents relating to its Loans is brought into Chile or such Loans are accounted for in Chile, payment of a stamp tax of up to 1.608% of the aggregate face value of the principal amount thereof and capitalized interest thereon would be required. The Borrower is permitted under applicable Law to pay such stamp taxes or pay such amounts under Section 13.1(ii) as would indemnify the Lenders in full against any and all such stamp taxes.

         7.22. Indebtedness. Schedule F sets forth a true and complete list of all Indebtedness (excluding the Loans) of Enersis and the Relevant Subsidiaries in an outstanding principal amount in excess of U.S.$30,000,000 as of the Effective Date (the "Existing Indebtedness"). After giving effect to the occurrence of the Closing Date and the Borrowings hereunder in accordance with
Section 2.4(a), no event, act or condition will have occurred in respect of any Indebtedness of Enersis or any of its Subsidiaries in an outstanding principal amount in excess of U.S.$30,000,000 (or its equivalent in other currencies) that with the giving of notice or the lapse of time or both would permit the holders of such Indebtedness to declare such Indebtedness due and payable prior to its stated maturity.

         7.23. Secured Debt. Schedule G sets forth a true and complete list of all Indebtedness of Enersis and the Relevant Subsidiaries (excluding the Loans) that is secured by a Lien in an outstanding principal amount of U.S.$5,000,000 or more as of the Effective Date.

         7.24. Sale Lease-Back Transactions. There are no Sale Lease-Back Transactions of Enersis and the Relevant Subsidiaries having outstanding payment obligations of U.S.$5,000,000 or more as of the Effective Date.

         7.25. Foreign Exchange Regulations. (i) After Enersis notifies the Central Bank of the existence of these Agreements pursuant to Section 8.13 in accordance with Chapters VIII and XIV of the Compendium of Foreign Exchange Regulations, there are no foreign exchange restrictions in effect in the Cayman Islands or in Chile which would adversely affect any payment to be made under these Agreements or the Notes and (ii) with respect to payments which might be made under the Loan Documents, the Borrower is permitted under applicable Chilean Law and under Central Bank regulations currently in effect in Chile to make such payments in Dollars acquired in the formal exchange market pursuant to, and in compliance with, the Compendium of Foreign Exchange Regulations of the Central Bank of Chile, at the Office of the Administrative Agent, and Enersis Cayman is permitted under applicable Cayman Islands Law to make such payments in Dollars at the Office of the Administrative Agent.

         7.26.    Insurance.

         (a) Each of the Borrower and the Relevant Subsidiaries maintains insurance including, but not limited to, business interruption coverage and public liability coverage insurance from responsible companies in such amounts and against such risks to the Borrowers and each Relevant Subsidiary as is consistent and in accordance with industry practice for companies similarly situated owning similar properties in the same general areas in which the Borrower or such Relevant Subsidiary operates.

         (b) Each of the Borrower and the Relevant Subsidiaries keeps its assets insured by insurers against loss or damage by fire, theft, burglary, loss in transit, explosions and hazards insured against by extended coverage, in amounts which are reasonable and customary for companies similarly situated owning similar properties in the same general areas in which the Borrower or such Relevant Subsidiary operates, except where the failure to maintain any such property or insurance could not, individually or in the aggregate, have a Material Adverse Effect.

         Section 8. Affirmative Covenants.

         Each of the Borrowers covenants and agrees that on and after the Effective Date and until the Loans and the Notes, together with all accrued interest, and all other Obligations incurred hereunder and thereunder, are paid in full:

         8.1. Four Point Business Plan. Enersis shall actively pursue and shall use commercially reasonable efforts to carry out the four-point business plan attached hereto as Exhibit GG.

         8.2. Upstreaming. Enersis shall cause the Enersis Subsidiaries to make available to it as soon as is possible, but in any event within 60 days after received by or on behalf or on account of such Enersis Subsidiary (first by repayment of intercompany Indebtedness, second by dividend or otherwise), to the maximum extent permitted by applicable Law (including fiduciary duties to minority shareholders) and by the contractual provisions in effect on the date hereof and described in Schedule H hereto, an amount equal to any Proceeds with respect to such Enersis Subsidiary that, if such proceeds were with respect to a Borrower, would constitute Net Proceeds.

         8.3.     Intercompany Indebtedness.

         (a) Enersis shall, as soon as practicable (after using its reasonable best efforts to do so) and in any event within 30 days, cause all intercompany Indebtedness existing on the Effective Date (other than pursuant to a cuenta corriente mercantil with a term no longer than 30 days) among any of the Borrowers or any of their Subsidiaries to be evidenced (and thereafter to be evidenced at all times) by a note, agreement or Recognition of Debt duly executed and delivered by the borrower under such Indebtedness, which instrument
(A) shall be a legal, valid and binding obligation of the borrower thereunder, enforceable against such borrower in accordance with its terms, and (B) in the case of Indebtedness of a Chilean Person, shall qualify as a titulo ejecutivo in Chile.

         (b) Enersis shall cause all intercompany Indebtedness (other than (i) Indebtedness existing on the Effective Date (which is covered by clause (a) above) or (ii) pursuant to a cuenta corriente mercantil with a term no longer than 30 days) among any of the Borrowers or any of their Subsidiaries to be evidenced at all times by a note, agreement or Recognition of Debt duly executed and delivered by the borrower under such Indebtedness, which instrument (A) shall be a legal, valid and binding obligation of the borrower thereunder, enforceable against such borrower in accordance with its terms, and (B) in the case of Indebtedness of a Chilean Person, shall qualify as a titulo ejecutivo in Chile.

         (c) Promptly after any note, agreement or Recognition of Debt evidencing any intercompany Indebtedness is executed in accordance with the requirements of clauses (a) and (b) above, the Borrower shall furnish or cause to be furnished to the Administrative Agent a true and correct copy of such note, agreement or Recognition of Debt.

         8.4. Information Covenants. Enersis shall furnish or cause to be furnished to the Administrative Agent for distribution to each Lender (and in sufficient copies for each Lender):

         (a) Quarterly Financial Statements. As soon as available, and in any event within 60 calendar days after the close of each of the first three quarterly accounting periods in each fiscal year of Enersis, the statements of financial condition of (i) Enersis and its Consolidated Subsidiaries on a consolidated basis, (ii) Enersis on a stand-alone basis, (iii) Chilectra and its Consolidated Subsidiaries on a consolidated basis and (iv) Chilectra on a stand-alone basis, in each case at the end of such quarterly period and the related statements of income and changes in financial position for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, in each case setting forth comparative figures for the related periods in the prior fiscal year, all of which shall be prepared in accordance with Chilean GAAP and certified by the chief financial officer of Enersis, subject to normal recurring year-end audit adjustments.

         (b) Annual Financial Statements. As soon as available, and in any event within 120 calendar days after the close of each fiscal year of Enersis, the statements of financial condition of (i) Enersis and its Consolidated Subsidiaries on a consolidated basis, (ii) Enersis on a stand-alone basis, (iii) Chilectra and its Consolidated Subsidiaries on a consolidated basis and (iv) Chilectra on a stand-alone basis, in each case as at the end of such fiscal year and the related statements of income and changes in financial position for such fiscal year, in each case setting forth comparative figures for the preceding fiscal year, all of which shall be prepared in accordance with Chilean GAAP and audited and certified by independent certified public accountants of recognized international standing in Chile. In addition, such independent certified public accountants shall, at the time of the delivery of the financial statements referenced in this clause (b), certify the calculations required to establish compliance with Section 9 as of the end of the fiscal year to which such financial statements relate.

         (c) U.S. GAAP Reconciliation. As soon as available, and in any event no later than the date on which such reconciliation is required to be filed with the United States Securities and Exchange Commission (or, if not so required, 180 calendar days after the close of each fiscal year of Enersis), the reconciliation to U.S. GAAP of the financial statements delivered pursuant to
Section 8.4(b) above, which shall be prepared in accordance with U.S. GAAP and audited and certified by independent certified public accountants of recognized international standing in Chile.

         (d) Officer's Certificate. (i) At the time of the delivery of the financial statements provided for in Section 8.4(a) in respect of the quarter ended March 31, 2003, a certificate of the chief financial officer of each of the Borrowers stating that such financial statements have been prepared in accordance with Chilean GAAP and present fairly in all material respects the consolidated (if applicable) financial condition of the Persons covered thereby and the consolidated (if applicable) results of the operations of such Persons for the period covered thereby, (ii) at the time of the delivery of the financial statements provided for in Section 8.4(a) (other than in respect of the quarter ended March 31, 2003) and (b) above, a certificate of the chief financial officer of each of the Borrowers, (A) stating that such financial statements have been prepared in accordance with Chilean GAAP and present fairly in all material respects the consolidated (if applicable) financial condition of the Persons covered thereby at the date of the statements of financial condition and the consolidated (if applicable) results of the operations of such Persons for the period covered thereby, (B) stating that, to the best knowledge of such chief financial officer, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, and (C) setting forth in reasonable detail and in a form reasonably satisfactory to the Lenders the calculations (if any) required to establish compliance with Sections 9, 10.1, 10.2, 10.3 and 10.7, (iii) at the time of the delivery of the financial statements provided for in Section 8.4(b) above, a certificate of the chief financial officer of each of the Borrowers (A) setting forth in reasonable detail and in a form reasonably satisfactory to the Lenders the calculations required to determine the amount of Excess Cash with respect to the fiscal year covered in such financial statements, (B) listing all intercompany Indebtedness (other than pursuant to a cuenta corriente mercantil with a term of less than 30 days) among any of Enersis and any of its Subsidiaries outstanding as of the last day of such fiscal year, and certifying compliance with Section 8.3 with respect to all such intercompany Indebtedness, and (C) listing separately the Foreign Subsidiaries and Chilean Subsidiaries as at the end of the fiscal year covered in such financial statements and (iv) at the time of the delivery of the U.S. GAAP reconciliation of the financial statements provided for in Section 8.4(c) above, a certificate of the chief financial officer of each of the Borrowers (A) stating that such reconciliation has been prepared in accordance with U.S. GAAP, (B) stating that, to the best knowledge of such chief financial officer, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, (C) setting forth in reasonable detail and in a form reasonably satisfactory to the Lenders the calculations required to establish compliance with Sections 10.4 and 10.6 and (D) listing the Relevant Subsidiaries as at the end of the fiscal year covered in such financial statements, setting out in reasonable detail and in a form reasonably satisfactory to the Lenders the computations necessary to justify either the inclusions in or exclusions from (at the option of the Borrowers) such list.

         (e) Notice of Discussions, Default or Litigation. Promptly, and in any event within one Business Day after an officer of the Borrower obtains knowledge thereof, (i) notice (together with reasonable detail of the substance) of any meetings, negotiations or discussions by the Borrower or a Relevant Subsidiary or any of their respective Subsidiaries or Affiliates or any of such Persons' directors, officers, employees, agents or representatives with any other Person (or such Person's directors, officers, employees, agents or representatives) concerning (x) any actual or potential default, event of default or the like (however described) under any Indebtedness of the Borrower or any of the Relevant Subsidiaries in a principal outstanding amount in excess of U.S.$30,000,000 or its equivalent in other currencies (on an individual basis) or (y) any waiver, amendment or modification with respect to any event described in clause (x) under any Indebtedness of the Borrower or any of the Relevant Subsidiaries in a principal outstanding amount in excess of U.S.$30,000,000 or its equivalent in other currencies (on an individual basis),
(ii) notice of the occurrence of any event which constitutes a Default or Event of Default and (iii) notice of any litigation or governmental proceeding pending with respect to any Loan Document.

         (f) Other Reports and Filings. Promptly upon the reasonable request of the Administrative Agent or any Lender, copies of all financial and other information relating to the Borrower or a Relevant Subsidiary which the Borrower or any of the Relevant Subsidiaries (i) shall file with any securities regulatory authority or (ii) shall send or be required to send to its shareholders (including, without limitation, regular, periodic and special reports).

         (g) Notice of Proceeds. Promptly upon the deposit of funds in the 2003 Bond Escrow Account, the Asset Sale Reserve Escrow Account or the Net Proceeds Escrow Account or, to the extent not so deposited first therein, promptly upon the repayment of the Loans in accordance with Section 5.3(a), a certificate of the chief financial officer of each of the Borrowers setting forth in reasonable detail and in a form reasonably satisfactory to the Lenders the calculations required to establish compliance with Section 5.3(a) (including, without limitation, the calculation of Net Proceeds).

         (h) Notice of Change in Control. Promptly, and in any event within three calendar days after an officer of the Borrower obtains knowledge thereof, notice of a (i) Change in Control or (ii) any action taken or the occurrence of an event that could reasonably be expected to result in a Change of Control.

         (i) Other Information. From time to time, such other information or documents (financial or otherwise) relating to the business, affairs and financial condition of the Borrower and its Subsidiaries as any Lender to such Borrower may reasonably request.

         8.5. Books, Records and Inspections. The Borrower shall, and shall cause each of the Relevant Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity with generally accepted accounting principles in the jurisdiction in which such Person is located and all requirements of applicable Law shall be made of all dealings and transactions in relation to its business and activities. Upon reasonable notice (and at any time if an Event of Default has occurred and is continuing), the Borrower shall, and shall cause each of the Relevant Subsidiaries to, permit officers and designated representatives of the Administrative Agent or any Lender to visit and inspect, under the guidance of officers of the Borrower or such Relevant Subsidiary, as the case may be, at the expense of the Administrative Agent or such Lender (unless a Default or an Event of Default has occurred and is continuing, in which case such expense shall be borne by the Borrower), any of the properties of such Person, and, except to the extent prohibited by Law, to examine the books of record and account of such Person and discuss the affairs, finances and accounts of such Person with, and be advised as to the same by, its officers and accountants, all at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or such Lender may request (and at any time designated by the Administrative Agent or the Lender if an Event of Default has occurred and is continuing).

         8.6.     Corporate Privileges.

         (a) The Borrower shall do or cause to be done, all things necessary to preserve and keep in full force and effect (i) its existence and
(ii) its material rights, privileges and licenses; provided, however, that nothing in this Section 8.6(a) shall prevent the withdrawal by the Borrower of its qualification as a foreign corporation in any jurisdiction in which such withdrawal could not have a Material Adverse Effect.

         (b) The Borrower shall cause each of the Relevant Subsidiaries to do or cause to be done all things necessary to preserve and keep in full force and effect (i) its existence and (ii) its material rights, privileges and licenses; provided, however, that nothing in this Section 8.6(b) shall prevent
(x) the withdrawal by any of the Relevant Subsidiaries of its qualification as a foreign corporation in any jurisdiction in which such withdrawal could not have a Material Adverse Effect or (y) any other transaction otherwise permitted under
Section 10.6(ii) or (iii).

         8.7. Performance of Obligations. The Borrower shall, and shall cause each of the Relevant Subsidiaries to, perform all of its obligations under the terms of each mortgage, indenture, security agreement, loan agreement, credit agreement and each other agreement, contract or instrument by which it is bound, except where the failure to do so could not, individually or in the aggregate, have a Material Adverse Effect.

         8.8.     Compliance with Law; Environmental Law.

         (a) The Borrower shall comply with all applicable foreign exchange regulations (including, without limitation, the Compendium of Foreign Exchange Regulations of the Central Bank of Chile) and similar Law and make, or cause to be made, all necessary filings, the failure of which might affect any payment to be made under these Agreements and the other Loan Documents. The Borrower shall, and shall cause each of the Relevant Subsidiaries to, comply in all material respects with all applicable Law.

         (b) The Borrower shall, and shall cause each of the Relevant Subsidiaries to, (A) comply with all applicable Environmental Laws and obtain and comply with and maintain any and all licenses, approvals, registrations or permits required by applicable Environmental Laws except where failure to so obtain, comply with and maintain could not, individually or in the aggregate, have a Material Adverse Effect and (B) not permit or allow (i) any release or discharge by the Borrower or any of its Relevant Subsidiaries of any Hazardous Material required to be reported under applicable Environmental Laws to any Governmental Authority, (ii) any condition, circumstance, occurrence or event that could result in a liability under applicable Environmental Laws or could result in imposition of any Lien or other restriction on the title, ownership or transferability of any property and (iii) any proposed action to be taken by the Borrower or any of the Relevant Subsidiaries that could subject the Borrower or any of the its Relevant Subsidiaries to any additional or different requirements or liabilities under applicable Environmental Laws, in the case of each of
(B)(i), (ii) and (iii) above, which release, discharge, condition, circumstance, occurrence, event or action could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

         8.9. Taxes. The Borrower shall, and shall cause each of the Relevant Subsidiaries to, pay and discharge or cause to be paid and discharged all applicable taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any of its property, real, personal or mixed or upon any part thereof, when due, as well as all lawful claims for labor, materials and supplies which, if unpaid, might by Law become a Lien upon such property; provided, however, that none of the Borrower or any of the Relevant Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with Chilean GAAP.

         8.10. Maintenance of Property and Insurance. The Borrower shall, and shall cause each of the Relevant Subsidiaries to, (i) keep all property necessary to its business in reasonably good working order and condition, ordinary wear and tear excepted and (ii) maintain insurance on all such property in at least such amounts and against at least such risks as is consistent and in accordance with industry practice for companies similarly situated owning similar properties in the same general areas in which the Borrower or such Relevant Subsidiary operates, except where the failure to maintain any such property or insurance could not, individually or in the aggregate, have a Material Adverse Effect.

         8.11. Ranking. The Borrower shall ensure that the Indebtedness incurred by the Borrower under its Credit Agreement shall at all times rank at least pari passu in priority of payment with all other present and future senior unsubordinated Indebtedness of the Borrower, except for certain statutory preferences such as withholding taxes and claims for employee benefits, which, in any event, are not material to such Borrower.

         8.12. Further Assurances. Each of the Borrowers shall, promptly after receiving notice (or otherwise becoming aware) thereof, cure, or cause to be cured, any defects in the creation and issuance of any of the Notes, defects in the creation, attachment and perfection of a first-priority security interest in the Collateral and the execution and delivery of the Loan Documents (including, without limitation, its Agreement), resulting from any acts or failure to act by any Borrower or any of the Relevant Subsidiaries or any employee or officer thereof. Each Borrower at its expense shall promptly execute and deliver to the Administrative Agent, the Collateral Agent and its Lenders, or cause to be executed and delivered to the Administrative Agent, the Collateral Agent and its Lenders, all such other and further documents, agreements and instruments in compliance with or to achieve compliance with the covenants and agreements in the Loan Documents (including, without limitation, its Credit Agreement) or to correct any omissions in the Loan Documents, or to obtain any consents, all as may be necessary in connection therewith or as may be reasonably requested by the Administrative Agent, the Collateral Agent or any Lender to such Borrower in connection therewith.

         8.13. Central Bank Notification. Promptly, and in any event within 5 days after the Closing Date, the Borrowers shall notify the Central Bank of the existence of these Agreements in accordance with Chapters VIII and XIV of the Compendium of Foreign Exchange Regulations and provide written confirmation thereof to the Administrative Agent.

         8.14. Endesa-Chile 2003 Liquidity Facility. If and at the time Enersis Cayman makes an advance to Endesa-Chile, acting through its Cayman Islands Branch, in respect of the Endesa-Chile 2003 Liquidity Facility, the Borrowers (a) shall cause Endesa-Chile, acting through its Cayman Islands Branch, to duly execute and deliver the Endesa-Chile 2003 Liquidity Facility Recognition of Debt acknowledging the Indebtedness incurred by such advance, (b) shall pledge all rights of Enersis Cayman with respect to all Indebtedness under the Endesa-Chile 2003 Liquidity Facility Recognition of Debt to the Collateral Agent for the benefit of the Lenders (and shall cause Endesa-Chile, acting through its Cayman Islands Branch, to acknowledge such pledge) and (c) shall deliver or cause to be delivered to the Administrative Agent an opinion of counsel or counsels to Enersis Cayman and Endesa-Chile, acting through its Cayman Islands Branch, addressed to the Administrative Agent, the Collateral Agent and the Lenders, in form and substance and from such counsels and in such jurisdictions reasonably satisfactory to legal counsel or counsels to the Administrative Agent and the Collateral Agent. Without limiting the foregoing, Enersis shall, simultaneously with any advance in respect of the Endesa-Chile 2003 Liquidity Facility take all actions necessary or reasonably requested by the Collateral Agent (including executing and delivering all documents and instruments necessary or appropriate for the filing and/or recording thereof in all applicable jurisdictions) to perfect the first priority Lien in each such advance and any other rights of Enersis under the Endesa-Chile Liquidity Facility Letter Agreement, pursuant to the Endesa-Chile 2003 Liquidity Facility Pledge Agreement and shall pay all taxes, fees and other charges then payable in connection therewith.

         Section 9. Financial Covenants.

         Each of the Borrowers covenants and agrees that on and after the Effective Date and until the Loans and the Notes, together with all accrued interest, and all other Obligations incurred hereunder and thereunder, are paid in full:

         9.1. Debt to Adjusted Operating Cash Flow. Enersis shall not permit the ratio of total Indebtedness of Enersis and its Chilean Subsidiaries on any day of a fiscal quarter to Adjusted Operating Cash Flow for the four consecutive prior fiscal quarters to exceed the amount for the relevant quarter set forth on
Schedule I hereto.

         9.2. Debt to EBITDA. Enersis shall not permit the ratio of Consolidated Indebtedness on any day of a fiscal quarter to Consolidated EBITDA for the four consecutive prior fiscal quarters to exceed the amount for the relevant quarter set forth on Schedule I hereto.

         9.3. Adjusted Operating Cash Flow to Interest Expense. Enersis shall not permit the ratio of Adjusted Operating Cash Flow to Interest Expense for any period of four consecutive fiscal quarters to be less than the amounts set forth on Schedule I hereto.

         9.4. Adjusted Consolidated Leverage Test. Enersis shall not permit Consolidated Indebtedness on any day of a fiscal quarter as a percentage of Stockholders Equity on the last day of the prior fiscal quarter to exceed the amount for such quarter set forth on Schedule I hereto.

         9.5. Calculations. Solely for purposes of the calculations set forth in Sections 9.1, 9.2 and 9.4, Indebtedness and Consolidated Indebtedness on any day, as the case may be, shall not include that portion of Indebtedness outstanding hereunder that would otherwise be included in Indebtedness or Consolidated Indebtedness on such day, as the case may be, equal to Net Debt Issuance Proceeds that have been deposited in the Net Proceeds Escrow Account and remain on deposit therein on such day for application on the next Payment Date to repay the Loans in accordance with Section 5.3(a).

         Section 10. Negative Covenants.

         Each of the Borrowers covenants and agrees that on and after the Effective Date and until the Loans and the Notes, together with interest and all other Obligations incurred hereunder and thereunder, are paid in full:

         10.1. Transfer of Operating Assets. Enersis shall not, and shall not permit any of its Subsidiaries to, sell, assign, transfer, contribute or alienate in any form, with or without consideration, operating assets that are essential for the efficient conduct of its operations or business. For the sole purpose of this Section 10.1, it is understood that each of Enersis and its Subsidiaries will be in compliance with this obligation as long as at least 50% of the Consolidated Assets of Enersis and its Consolidated Subsidiaries are Regulated Assets.

         10.2. Permitted Capital Expenditures. The aggregate amount of Capital Expenditures made by (i) Enersis and its Chilean Subsidiaries and (ii) the Foreign Subsidiaries in any fiscal year shall not exceed the amount set forth for such year for Enersis and its Chilean Subsidiaries and for the Foreign Subsidiaries, respectively, in Schedule J hereto ("Permitted Capital Expenditures").

         10.3. Indebtedness. No Chilean Subsidiary shall incur any Indebtedness (other than any amounts advanced by a Borrower or another Chilean Subsidiary pursuant to a cuenta corriente mercantil with a term no longer than 30 days) other than (A) Indebtedness the outstanding amount of which does not, in the aggregate, exceed the total amount of third-party Indebtedness for borrowed money and intercompany Indebtedness of such Chilean Subsidiary outstanding on the Closing Date, and the Proceeds of which are applied solely to repay or refinance such third-party Indebtedness for borrowed money and/or intercompany Indebtedness, (B) other third-party Indebtedness that, together with Indebtedness of all other Chilean Subsidiaries (including all Indebtedness described under clause (A) hereof, but excluding Indebtedness of Chilectra incurred under clause (C) hereof), the outstanding amount of which does not exceed at any time U.S.$125,000,000 in the aggregate, (C) in the case of Chilectra, Indebtedness with a principal amount not to exceed U.S.$300,000,000 in the aggregate (i) raised in the capital markets, (ii) having no scheduled payment of principal prior to the date that is one year after the Maturity Date and (iii) the Proceeds of which are applied solely to repay intercompany Indebtedness to Enersis.

         10.4.    Investments.

         (a)      Except as contemplated by Section 8.2 or permitted by this
Section 10.4, Enersis shall not, and shall not permit the Relevant Subsidiaries to, make any Investments, other than (i) the capitalization of up to U.S.$250,000,000 of existing intercompany Indebtedness owed by Cerj, (ii) the making of a loan or loans to Endesa-Chile under the Endesa-Chile 2003 Liquidity Facility, (iii) the making of a loan to Endesa-Chile in an amount not to exceed U.S.$100,000,000 in the aggregate from time to time outstanding, provided that while any such amount is outstanding Enersis shall have no Indebtedness owing to Endesa-Chile, (iv) Permitted Investments in an amount not to exceed U.S.$25,000,000 in any fiscal year or an aggregate amount of U.S.$75,000,000 at any time existing or outstanding, (v) the making of a loan or loans by Endesa-Chile to Endesa-Chile Internacional on any single Business Day on or prior to July 24, 2003, the proceeds of which are applied by Endesa-Chile Internacional solely to repay on July 24, 2003 any amounts outstanding under the Medium-Term Notes, (vi) the making of a loan or loans by Endesa-Chile to Endesa-Chile Internacional at any time after April 1, 2005 until April 1, 2006 the proceeds of which are applied by Endesa-Chile Internacional solely to repay on April 1, 2006 any amounts outstanding under the 7.20% Notes, (vii) the making of a loan or loans by Endesa-Chile to Enersis in an amount not to exceed U.S.$100,000,000 in the aggregate from time to time outstanding, provided that while any such amount is outstanding Endesa-Chile shall have no Indebtedness owing to Enersis (including, without limitation, under the Endesa-Chile 2003 Liquidity Facility), (viii) amounts advanced by Enersis or any Enersis Subsidiary to Enersis or any Enersis Subsidiary that is a Chilean Subsidiary pursuant to a cuenta corriente mercantil with a term no longer than 30 days,
(ix) amounts advanced by Endesa-Chile or any Subsidiary of Endesa-Chile to Endesa-Chile or any Subsidiary of Endesa-Chile whose principal place of business is within Chile pursuant to a cuenta corriente mercantil with a term no longer than 30 days and (x) Permitted Cash Equivalents; provided that no Investment described in clauses (i) through (ix) shall be made if a Default or Event of Default exists or would result therefrom. Notwithstanding the foregoing, if Endesa Spain holds an ownership interest in a Subsidiary of Enersis (other than through Enersis), Enersis shall not make any Permitted Investment in that Subsidiary unless Endesa Spain shall have simultaneously invested its Ownership Percentage of the Default Prevention Amount.

         (b) Permitted Investments shall be made as intercompany loans and shall comply with Section 8.3 except to the extent an Investment made as equity is the only means available to prevent the occurrence of an Event of Default.

         10.5. Repurchase or Redemption of Capital Stock, Etc. Enersis shall not redeem, repurchase, retire or otherwise acquire any of its capital stock, and Enersis shall not permit any of the Relevant Subsidiaries to redeem, repurchase, retire or otherwise acquire any of its capital stock or other ownership interest in it (or options or warrants in respect thereof) or make a dividend or distribution with respect to its capital stock or other ownership interest in it (or options or warrants in respect thereof) other than a redemption, repurchase, retirement, acquisition, dividend or distribution by a Relevant Subsidiary to the extent the capital stock or other ownership interest held by Enersis or another Subsidiary of Enersis is not treated in a manner less favorable than that held by another Person (including, without limitation, by redeeming, repurchasing, retiring or acquiring a greater portion of the capital stock or other ownership interest held by such other Person).

         10.6. Consolidations, Mergers, Etc. Enersis (a) shall not, and shall not permit any of the Relevant Subsidiaries to, wind-up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, and (b) shall not, and shall not permit any of the Relevant Subsidiaries to, convey, sell, lease or otherwise dispose of, or enter into any Sale Lease-Back Transaction with respect to (or agree to do any of the foregoing at any future time), all or substantially all of their respective property or assets, except that:

         (i) subject to the provisions of Section 5.3(d), Enersis may enter into any transaction of merger or consolidation, provided that
                  (A) immediately after giving effect to any such transaction, no Default or Event of Default shall have occurred and be continuing, (B) Enersis shall be the surviving entity of the merger, and (C) Enersis' Consolidated Tangible Net Worth immediately after giving effect to such transaction shall be at least equal to Enersis' Consolidated Tangible Net Worth immediately before giving effect to such transaction;

         (ii) any Relevant Subsidiary may enter into any transaction of merger or consolidation, provided that (A) immediately after giving effect to any such transaction, no Default or Event of Default shall have occurred and be continuing, (B) either Enersis or another Relevant Subsidiary shall be the surviving entity of the merger and (C) if the surviving entity is a Relevant Subsidiary, Enersis' direct or indirect ownership interest in the surviving Relevant Subsidiary immediately after giving effect to such transaction shall be at least equal to Enersis' direct and indirect ownership interest in the Relevant Subsidiary merging into the surviving Relevant Subsidiary immediately prior to giving effect to such transaction; and

         (iii) any Relevant Subsidiary may make dispositions of all or substantially all of its properties or assets to Enersis or to any other Relevant Subsidiary of Enersis to the extent such disposition is permitted under Section 10.10, provided that, with respect to any such disposition to a Relevant Subsidiary, Enersis' direct and indirect ownership interest in the transferee is at least equal to Enersis' direct and indirect ownership interest in the transferor.

         10.7. Sales of Assets. Enersis shall not, and shall not permit its Subsidiaries to, conduct any Asset Sale, except to the extent that:

         (i) no Default or Event of Default exists or would result therefrom;

         (ii)     such Asset Sale is on arm's-length terms and for Fair Market
                  Value;

         (iii) all consideration received by Enersis or any such Subsidiary is in cash and is paid at the time of such Asset Sale or within 30 days thereafter (other than (A) in the case of the sale of Infraestructura 2000 (in which case all consideration must be received by December 31, 2004), (B) in the case of any sale in the ordinary course of business by Manso de Velasco and (C) at any time after 66-2/3% of the aggregate principal amount of the Loans outstanding as of the Closing Date shall have been repaid, in the case of a Permitted Asset Swap);

         (iv) any Net Asset Sale Proceeds in respect of such Asset Sale are applied in accordance with Section 5.3;

         (v) any other Proceeds that would qualify as Net Asset Sale Proceeds in respect of such Asset Sale are applied in the manner specified in the definition of Net Asset Sale Proceeds; and

         (vi) Enersis is in compliance with the provisions of Section 9 upon giving pro forma effect to the Asset Sale (assuming that (A) for purposes of such calculation with respect to Sections 9.1 and 9.2, such Asset Sale was consummated on the first day of the prior fiscal quarter and (B) for purposes of such calculation with respect to Section 9.3, such Asset Sale was consummated on the first day of the current fiscal quarter), provided that clauses (iv) and (v) above shall not be applicable to any Asset Sale conducted by Endesa-Chile or any of its Subsidiaries until such time as all amounts under the Endesa-Chile Credit Agreement shall have been paid.

         10.8. Liens. Enersis shall not, and shall not permit any of its Subsidiaries to, create, agree to create, incur, assume or suffer to exist any Lien upon or with respect to any of its property or assets (real, personal or mixed, tangible or intangible, including, without limitation, shares of the capital stock of any Subsidiary), whether now owned or hereafter acquired; provided that nothing in this Section 10.8 shall prevent the creation, incurrence, assumption or existence of the following Liens:

         (i) Liens in existence on the Closing Date that, to the extent they secure Indebtedness or exist in respect of any individual property or asset with a book value in excess of U.S.$1,000,000, are listed on Schedule K;

         (ii)     Liens created under the Security Documents;

         (iii) Liens in respect of property or assets of Enersis or any of its Subsidiaries imposed by Law which were incurred in the ordinary course of their business, such as carriers', warehousemen's, materialmen's, landlords' and mechanics' liens and other similar Liens arising in the ordinary course of their business, and which (x) do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of Enersis or such Subsidiary or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

         (iv) Liens created for the purpose of financing the acquisition or construction of any property or asset as part of a project if, in the event of a failure to repay amounts advanced in connection therewith or any interest thereon, the Person or Persons providing such financing are, at all times during which such Liens are in existence, entitled to have recourse only to such property or asset and the revenues derived from the operation of, or loss or damage to, such property or asset;

         (v) Liens (other than those of the type described in clause (iv) above) on any property or asset acquired or constructed by Enersis or any of its Subsidiaries which are created, incurred or assumed contemporaneously with or within 90 days after such acquisition (or, in the case of any such property constructed after the completion or commencement of commercial operation of such property or asset, whichever is later) to secure or provide for the payment of any part of the purchase price of such property or the costs of such construction (including costs such as escalation, interest during construction and finance costs), provided that any such Lien shall (x) apply only to the property or asset so acquired or constructed, and
                  (y) secure a principal, capital or nominal amount not exceeding 85% of the cost of acquiring or constructing such property or asset;


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

         (vi) Liens existing on any property or asset prior to the acquisition thereof by Enersis or any of its Subsidiaries or existing on any property or asset of any Person that becomes a Subsidiary after the Effective Date prior to the time such Person becomes a Subsidiary; provided, however, that (x) any such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (y) any such Lien shall not apply to any other property or assets of Enersis or any of its Subsidiaries and (z) any such Lien shall secure only those obligations which it secures on the date of such acquisition or the date on which such Person becomes a Subsidiary, as the case may be;

         (vii) Liens arising out of title retention provisions in the standard conditions of supply of goods acquired from Enersis or its Subsidiaries by the relevant Person in the ordinary course of its business;

         (viii) Liens arising solely by virtue of any statutory provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided, however, that (x) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by Enersis or any of its Subsidiaries, and (y) such deposit account is not intended by Enersis or any of its Subsidiaries to provide collateral to the depository institution;

         (ix) Liens for taxes, assessments or governmental charges or levies not yet due, or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with Chilean GAAP;

         (x) pledges or deposits to secure obligations under workers' compensation Law or similar legislation or to secure public or statutory obligations (including obligations incurred relating to a privatization);

         (xi) pledges or deposits to secure the performance of bids, concession contracts (or similar instruments relating to an acquisition), trade contracts (other than for borrowed money) or leases, surety bonds, appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

         (xii) easements, rights of way and other encumbrances on title to real property that do not render title to such property unmarketable or materially and adversely affect the uses of such property for its present purposes;

         (xiii) any extension, renewal or replacement of the foregoing Liens; provided, however, that the aggregate principal amount of the Indebtedness, if any, secured by such Liens does not increase from the amount outstanding at the time of any such renewal, replacement or extension and such renewal, replacement or extension does not encumber any additional assets or properties; and

         (xiv) any additional Liens securing Indebtedness, provided that (x) the aggregate principal amount of Indebtedness of Endesa-Chile and its Subsidiaries secured by such Liens does not exceed U.S.$30,000,000 at any time, (y) the aggregate principal amount of Indebtedness of Enersis and its Subsidiaries (excluding Endesa-Chile and its Subsidiaries) secured by such Liens does not exceed U.S.$30,000,000 at any time and (z) the aggregate principal amount of Indebtedness secured by all such Liens does not exceed U.S.$60,000,000 at any time, provided, however, that, notwithstanding the foregoing, (a) no Lien whatsoever shall be created, incurred, assumed or suffered to exist in respect of the Collateral and no Person shall have the right to purchase the Collateral, other than as imposed by the Security Documents and (b) no Lien whatsoever shall be created, incurred, assumed or suffered to exist in respect of any portion of the Equity Collateral that has been released from the Collateral pursuant to Section
3.2 and no Person shall have or be granted the right to acquire the Equity Collateral, other than any Lien permitted pursuant to clauses (i) through (xiv) above and, prior to the Equity Release Date, any Lien to secure the Qualifying Indebtedness for which such Equity Collateral was released pursuant to Section 3.2.

         10.9. Limitations on Prepayments of Indebtedness. Enersis shall not, and shall not permit any of the Relevant Subsidiaries to, make any voluntary or optional payment or prepayment on or redemption or acquisition for value of any Indebtedness prior to the date such Indebtedness is scheduled to mature in accordance with its original terms (including, without limitation, by way of depositing with the trustee or Person fulfilling a similar function with respect to such Indebtedness money or securities prior to the date such Indebtedness is scheduled to mature in accordance with its original terms for the purpose of paying it when due) or make any payment in violation of any subordination terms of any Indebtedness, other than in respect of (w) the Loans, (x) to the extent permitted pursuant to the relevant documentation relating to such Indebtedness and by applicable Law, a purchase or prepayment of up to U.S.$50,000,000 in respect of any 6.60% Notes, 6.90% Notes or 7.40% Notes and a purchase or prepayment of up to U.S.$120,000,000 in respect of any 5.50% Notes or 5.75% Notes, in each case only to the extent (i) such Indebtedness is held at the time of such purchase or prepayment by a non-Affiliate shareholder of Enersis, (ii) all of the proceeds paid to such shareholder in respect thereof are simultaneously (or as soon as practicable, but in any event within seven Business Days) applied by or on behalf of or irrevocably committed by such shareholder to purchase shares of common stock of Enersis (provided that if such proceeds are not simultaneously so applied, such proceeds must be deposited into a segregated escrow account for the benefit of Enersis until so applied) and
(iii) the Required Lenders consent to such transactions, such consent not to be withheld if the Required Lenders in their sole judgment are satisfied that such transactions pose no risk that any funds so used will not be reinvested in Enersis as described above within seven Business Days, (y) the Elesur Loan (including by prepayment with proceeds from an equity issuance to Endesa Spain or an Affiliate of Endesa Spain), but solely in connection with a capitalization of any amounts so paid through the issuance of shares of common stock of Enersis, or (z) any intercompany Indebtedness.


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

         10.10. Transactions with Affiliates. Enersis shall not, and shall not permit any of its Subsidiaries to, enter into any transaction or series of related transactions with any Affiliate of Enersis or its Subsidiaries (including, without limitation, any cuenta corriente mercantil) other than in the ordinary course of business and on terms and conditions as favorable to Enersis or such Subsidiary as would be obtained by Enersis or such Subsidiary at the time in a comparable arm's-length transaction with a Person other than an Affiliate.

         10.11. Sale of Certain Assets. Prior to January 1, 2004, Enersis shall not, and shall not permit any of its Subsidiaries to, sell, transfer, lease or otherwise convey to Endesa Spain or any of its Affiliates any capital stock or other ownership interest in, or assets of, any of Infraestructura 2000 or Canutillar.

         10.12. Upstreaming. Other than to the extent required by applicable Law (including fiduciary duties to minority shareholders), Enersis shall not, and shall not permit the Enersis Subsidiaries to, take any action limiting the ability of any Enersis Subsidiary to make funds available to Enersis pursuant to
Section 8.2 (whether by repayment of intercompany Indebtedness, by dividend or otherwise), including, for the avoidance of doubt, any such action in the event that any restriction in place on the Closing Date no longer applies.

         10.13. Limitation on Sale Lease-Back Transactions. Other than in connection with any Lien permitted under Section 10.8(iv) or (v) or in respect of (i) the Santa Rosa Property, (ii) any existing real property of any Foreign Subsidiary or (iii) any existing real property of Manso de Velasco, Enersis shall not, and shall not permit any Subsidiary to, enter into any arrangement, directly or indirectly, with any third party whereby any of Enersis or any Subsidiary shall sell or transfer any property or asset (real or personal), whether now owned or hereafter acquired, and whereby any of Enersis or any Subsidiary shall then or thereafter rent or lease as lessee such property or asset or any part thereof or other property or asset which any Borrower or such Subsidiary intends to use for substantially the same purpose or purposes as the property or asset sold or transferred (a "Sale Lease-Back Transaction").

         10.14. Business. Enersis shall not permit any material change in the nature of its principal business or that of itself and the Relevant Subsidiaries taken as a whole (whether through one or a series of transactions, whether at one time or over a period of time and whether by disposition, acquisition or otherwise).


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

         Section 11. Events of Default.

         Upon the occurrence of any of the following specified events (each, an "Event of Default"):

         11.1. Payments. Any Borrower shall (i) default in the payment when due of any principal of any Loan or any Note, (ii) default in the payment when due of any interest on any Loan or any Note and such default shall continue unremedied for three or more Business Days or (iii) default in the payment when due of any other amounts owing hereunder or under any other Loan Document and such default in the case of any such other amounts shall continue unremedied for five or more Business Days; or

         11.2. Representations, Etc. Any representation, warranty or statement made by or on behalf of a Borrower or any other Enersis Group Company herein or in any other Loan Document or in any certificate delivered pursuant hereto or thereto shall prove to be incorrect, untrue or misleading in any material respect on the date as of which made or deemed made; or

         11.3. Covenants under these Agreements. Any Borrower shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in Sections 5.3, 8.2, 8.3(a), 8.4(e), 8.6(a)(i), 8.13, 8.14,
9, 10.5, 10.11 and 10.14, (ii) default in the due performance or observance by it of any other term, covenant or agreement contained in Section 10 and such default shall continue unremedied for a period of 21 calendar days after the earlier of the date on which either Borrower becomes aware of such default or written notice thereof is delivered by the Administrative Agent or any Lender to the Borrowers, or (iii) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Section 11.1, 11.2 and clauses (i) and (ii) of this Section 11.3) contained in these Agreements and such default shall continue unremedied for a period of 30 calendar days after the earlier of the date on which either Borrower becomes aware of such default or written notice thereof is delivered by the Administrative Agent or the Lenders to the Borrowers; or

         11.4. Other Covenants. Any Borrower or any other Enersis Group Company shall default in the due performance or observance by it of any term, covenant or agreement contained in any of the Loan Documents (other than these Agreements) to which it is a party and such default shall continue unremedied for a period of 30 calendar days (or any shorter grace period applicable thereto set forth in the relevant Loan Document) after the earlier of the date on which either such party becomes aware of such default or written notice thereof is delivered by the Administrative Agent or the Lenders to the Borrowers; or

         11.5. Cross-Default. Any Indebtedness (x) under the Endesa-Chile Credit Agreement or (y) of any Borrower or any of the Relevant Subsidiaries (other than the Indebtedness incurred hereunder) is not paid when due or within any applicable grace period in any instrument or agreement relating to such Indebtedness, or any such Indebtedness is declared to be or becomes, or any Person becomes entitled to declare such Indebtedness to be, due and payable before its stated maturity by reason of any default, event of default or the like (however described); provided, that no Event of Default shall occur under this Section 11.5 unless the outstanding amount of Indebtedness in respect of which one or more of the events mentioned above in this Section 11.5 has or have occurred equals or exceeds U.S.$30,000,000 (on an individual basis, without taking into account any other Indebtedness in respect of which one or more events may have occurred) or its equivalent in other currencies (as reasonably determined by the Administrative Agent); or


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

         11.6. Bankruptcy, Etc. Enersis or any of the Relevant Subsidiaries shall commence a voluntary case concerning itself under any bankruptcy Law; or an involuntary case under any such Law is commenced against Enersis or any of the Relevant Subsidiaries, and the petition is not controverted within 30 calendar days, or is not dismissed within 45 calendar days, after commencement of the case and, to the extent any such case is commenced in Chile, in accordance with any applicable Chilean Law; or a custodian is appointed for, or takes charge of, all or substantially all of the property of Enersis or any of the Relevant Subsidiaries, or Enersis or any of the Relevant Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar Law of any jurisdiction whether now or hereafter in effect relating to such Person, or there is commenced against Enersis or any of the Relevant Subsidiaries any such proceeding which remains undismissed for a period of 45 calendar days, or Enersis or any of the Relevant Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or Enersis or any of the Relevant Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 45 calendar days; or Enersis or any of the Relevant Subsidiaries makes a general assignment for the benefit of creditors; or Enersis or any of the Relevant Subsidiaries shall admit in writing its inability, or shall be unable, to pay its debts as they become due; or any action is taken by Enersis or any of the Relevant Subsidiaries to indicate its consent to, approval of, or acquiescence in, any of the acts described in this Section 11.6; or

         11.7. Judgments. (i) One or more judgments or decrees shall be entered against Enersis or any of the Relevant Subsidiaries involving in the aggregate a liability (not paid or fully covered by a valid and binding policy of insurance issued by a reputable insurer, which insurer shall have been notified of, and not disputed, the claim made for payment of such judgment or decree) equivalent to U.S.$30,000,000 (or its equivalent in other currencies) or more or (ii) one or more non-monetary judgments or decrees shall be entered against Enersis or any of the Relevant Subsidiaries that, individually or in the aggregate, could have a Material Adverse Effect, which shall remain undischarged or unstayed for a period of at least 10 calendar days; or

         11.8. Currency Restrictions. Any Government Agency of Chile shall impose restrictions on the availability of freely transferable Dollars to Persons outside Chile or Dollars shall be unavailable at all or at a commercially reasonable rate of exchange, and as a direct or indirect result thereof, any Borrower or Elesur shall not have the ability or could not reasonably be expected to be able to perform its obligations under any of the Loan Documents; or

         11.9. Denial of Liability. (a) A Borrower shall deny its obligations under its Credit Agreement or any Note, or any Borrower or any other Enersis Group Company shall deny its obligations under any other Loan Document to which it is a party, (b) any Law shall render invalid, or preclude enforcement of, any provision of these Agreements or any other Loan Document or shall impair the performance of the obligations of any Borrower or any other Enersis Group Company hereunder or under any other Loan Document to which it is a party, (c) any Loan Document shall otherwise cease to be in full force and effect or (d) any Government Agency shall, by moratorium Laws or otherwise, cancel or suspend the obligation of any Borrower or any other Enersis Group Company to pay any amount required to be paid hereunder or under any other Loan Document; or

         11.10. Governmental Action. Any Government Agency shall condition, nationalize, seize or otherwise expropriate all or a substantial part of the property or assets of Enersis or any of the Relevant Subsidiaries or shall assume custody or control of such property or assets or of the business or operations of Enersis or any of the Relevant Subsidiaries, or shall have taken any action for the dissolution or disestablishment of Enersis or any of the Relevant Subsidiaries, or shall have taken any action that would prevent Enersis or any of the Relevant Subsidiaries from carrying on its business or any substantial part thereof; or

         11.11.   Security Documents.

         (a)      The Security Documents (together with any other documents

delivered or to be delivered thereunder) shall for any reason fail to create or for any reason (other than to the extent resulting solely from the Collateral Agent's failure to maintain possession of any promissory notes, stock certificates or other instruments delivered to it pursuant to the Security Documents or hereto) cease to maintain a valid and duly perfected first priority security interest in and Lien upon any of the Collateral until such Collateral is released in accordance with the terms hereof or of any of the Security Documents; or

         (b) Any Collateral shall become subject to any Lien other than a Lien permitted under Section 10.8 or any beneficiary of any Lien on any Collateral takes any action to foreclose on such Collateral or takes any action inconsistent with the security interest held by the Collateral Agent, in each case which could have a Material Adverse Effect; or

         (c) The enforceability of the Collateral Agent's security interest in any Collateral, or any obligations of any Borrower, Elesur, Chilectra, or Chilectra Cayman under any of the Security Documents shall be contested or denied by any Borrower, Elesur, Chilectra or Chilectra Cayman under any of the Security Documents; or

         11.12. Endesa Spain Equity Contributions or Subordinated Loan. Endesa Spain (or one or more of its Affiliates) shall fail to make, within 31 days of receipt by it or any of its Affiliates of any dividend or other distribution from Enersis, one or more investments in the form of equity contributions or a Qualifying Endesa Spain Loan to Enersis, if applicable, or equity contributions in the case of any Chilean Subsidiary, at least equal in the aggregate to the Dividend Reinvestment Proceeds corresponding to such dividend payment or distribution, if any; or

         11.13. Net Proceeds. Enersis shall not have received (a) on or prior to June 30, 2004, Net Asset Sale Proceeds in an amount at least equal to the aggregate amount of any Net Debt Issuance Proceeds previously applied (i) to repay principal amounts outstanding under the 6.60% Notes that are put to Enersis on December 1, 2003 or to repay principal amounts outstanding under any 6.60% Liquidity Facility and/or (ii) to fund loan amounts under the Endesa-Chile 2003 Liquidity Facility or (b) on or prior to December 31, 2003, March 31, 2004 and June 30, 2004, repayment from Endesa-Chile of at least 50%, 25% and the balance, respectively, of the aggregate amount loaned to Endesa-Chile under the Endesa-Chile 2003 Liquidity Facility; or

         11.14. Capitalization/Pledge of Elesur Loan. All amounts outstanding under the Elesur Loan shall not have been capitalized by July 31, 2003 solely through the issuance of shares of common stock of Enersis unless, to the extent not so capitalized, (A) Elesur and Enersis shall have duly executed and delivered the Elesur Recognition of Debt, (B) Elesur and the Collateral Agent shall have duly executed and delivered the Elesur Pledge Agreement, (C) Elesur and the Administrative Agent shall have duly executed and delivered the Amended and Restated Elesur Intercreditor Agreement, (D) Enersis shall have delivered (or caused to be delivered) to the Administrative Agent opinions addressed to the Administrative Agent, the Collateral Agent and the Lenders of legal counsels to Elesur and Enersis in form and substance and from such counsels and in such jurisdictions reasonably satisfactory to legal counsel or counsels to the Administrative Agent and the Collateral Agent and (E) the Collateral Agent shall have a valid and duly perfected first priority security interest in and Lien upon all rights of Elesur under the Elesur Recognition of Debt;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent may, with the consent of the Required Lenders and shall, upon the written request of the Required Lenders, by written notice to the Borrowers, take any and all of the following actions without prejudice to the rights of any holder of any Note to enforce its claims against any Borrower (provided that, if an Event of Default specified in Section
11.6 shall occur with respect to a Borrower, the result which would occur upon the giving of written notice by the Administrative Agent to the Borrowers as specified in clause (i) below shall occur automatically without the giving of such notice): (i) declare the principal of and any accrued interest in respect of all Loans and the Notes of the Borrowers, any Fees and all obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; and (ii) exercise any other rights available under the Loan Documents or other document or instrument entered into in connection therewith. It is understood that the action described in clause (i) above may be taken only with the written approval or upon the written request of the Required Lenders.


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

         Section 12. The Administrative Agent and the Collateral Agent.

         12.1.    Appointment; Acceptance of Appointment.

         (a) The Lenders under both Agreements hereby designate Dresdner Bank Luxembourg S.A. and Banco Bilbao Vizcaya Argentaria S.A. as Administrative Agent (for the periods specified in the definition thereof) and Banco Santander-Chile as Collateral Agent to act as specified herein and in the other Loan Documents. For the avoidance of doubt, Banco Bilbao Vizcaya Argentaria S.A. is executing these Agreements as of the Effective Date, but such execution shall be for purposes of Banco Bilbao Vizcaya Argentaria S.A. becoming Administrative Agent on the date specified in the definition thereof and, on such date, Banco Bilbao Vizcaya Argentaria S.A. shall assume and perform all the duties of the Administrative Agent hereunder and under any other Loan Document to which the Administrative Agent is a party. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, each of the Administrative Agent and the Collateral Agent to take such action on its behalf under the provisions of the relevant Credit Agreement, the other Loan Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of each of the Administrative Agent and the Collateral Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. Each of the Administrative Agent and the Collateral Agent may perform any and all its duties and exercise its rights and powers hereunder by or through its officers, directors or employees, or any one or more sub-agents appointed by the Administrative Agent or the Collateral Agent as the case may be, and each of the Administrative Agent and the Collateral Agent and any such sub-agent may perform such duties and exercise such rights and powers through their respective Affiliates. All such officers, directors, employees, sub-agents and Affiliates shall, for purposes of this Section 12, be deemed to be included in all references to each of the Administrative Agent and the Collateral Agent.

         (b) Each of the Administrative Agent and the Collateral Agent, for itself and its successors, hereby accepts its appointment as such upon the terms and conditions hereof, including those contained in this Section 12.

         12.2. Nature of Duties. None of the Administrative Agent and the Collateral Agent shall have any duties or responsibilities except those expressly set forth in these Agreements and the other Loan Documents. Other than in accordance with these Agreements no Lender shall have any right to direct the Collateral Agent to take any action in respect of the Collateral and no Lender shall have any right to take action with respect to the Collateral independently of the Collateral Agent. Neither the Administrative Agent, the Collateral Agent, nor any of the Administrative Agent's or the Collateral Agent's officers, directors, agents or employees shall be liable for any action taken or omitted by any of them hereunder or under any other Loan Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Administrative Agent shall be mechanical and administrative in nature; each of the Administrative Agent and the Collateral Agent shall not have by reason of these Agreements or any other Loan Document a fiduciary relationship with any Lender or the holder of any Note; and nothing in these Agreements or any other Loan Document, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent or the Collateral Agent any obligations in respect of these Agreements or any other Loan Document except as expressly set forth herein or therein. Each of the Administrative Agent and the Collateral Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until written notice thereof is given to each of the Administrative Agent and the Collateral Agent by a Borrower or a Lender. The Administrative Agent shall promptly transmit to each Lender and the Collateral Agent a copy of such notice pursuant to the terms of these Agreements. Each of the Administrative Agent and the Collateral Agent shall take such action with respect to the Loan Documents to which it is a party (including with respect to any Event of Default) as may be directed by the Required Lenders in accordance with the terms of these Agreements; provided, however, that unless and until the Administrative Agent or the Collateral Agent, as the case may be, has received any such direction, subject to Section 13.13, the Administrative Agent or the Collateral Agent, as the case may be, may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Loan Document (including with respect to any Event of Default) as it shall deem in its sole discretion advisable or in the best interest of the Lenders.


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

         12.3. Lack of Reliance on the Administrative Agent or the Collateral Agent. Independently and without reliance upon the Administrative Agent or the Collateral Agent, each Lender and each holder of any Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Borrowers in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of the Borrowers and, except as expressly provided herein, none of the Administrative Agent and the Collateral Agent shall have any duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Note with any credit or other information concerning the business, operations, property, assets, condition (financial or otherwise), prospects or creditworthiness of the Borrowers, whether coming into its possession before the making of the Loans or at any time or times thereafter. Neither the Administrative Agent nor the Collateral Agent shall be responsible to any Lender or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of these Agreements or any other Loan Document or the condition (financial or otherwise) of the Borrowers or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of any Credit Agreement or any other Loan Document, or the financial condition of the Borrowers or the existence or possible existence of any Default or Event of Default.

         12.4. Certain Rights of the Administrative Agent and the Collateral Agent. If either the Administrative Agent or the Collateral Agent shall request instructions from the Required Lenders with respect to any act or action (including failure to act) in connection with any Credit Agreement or any other Loan Document, each of the Administrative Agent and the Collateral Agent shall be entitled to refrain from such act or taking such action unless and until each of the Administrative Agent and the Collateral Agent shall have received instructions from the Required Lenders; and neither the Administrative Agent nor the Collateral Agent shall incur liability to any Person by reason of so refraining. Without limiting the foregoing, neither the Administrative Agent nor the Collateral Agent shall be required to take any action that exposes the Administrative Agent or the Collateral Agent to personal liability or that is contrary to these Agreements or applicable Law, and no Lender or holder of any Note shall have any right of action whatsoever against either the Administrative Agent or the Collateral Agent as a result of the Administrative Agent's or the Collateral Agent's acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of the Required Lenders.


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

         12.5. Reliance. Each of the Administrative Agent and the Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, facsimile, order or other document or telephone message signed, sent or made by any Person that the Administrative Agent or the Collateral Agent believed to be the proper Person, and, with respect to all legal and other matters pertaining to these Agreements and any other Loan Document and its duties hereunder and thereunder, upon advice of legal counsel (including, without limitation, the Borrowers' counsel), independent public accountants and other experts.

         12.6. Indemnification. To the extent the Administrative Agent or the Collateral Agent is not reimbursed and indemnified by the Borrowers, the holders of the Notes will reimburse and indemnify the Administrative Agent and the Collateral Agent, in proportion to the principal amount, determined at the time indemnification is sought hereunder, of their Notes (or if no Notes are then outstanding, in proportion to the principal amount, determined at the time indemnification is sought hereunder, of their Commitments), for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements (including, without limitation, all costs and expenses referred to in Section 13.1) of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Administrative Agent and the Collateral Agent in performing its duties hereunder or under any other Loan Document (collectively, the "Indemnified Costs"); provided, however, that no such holder shall be liable for any portion of the Indemnified Costs to the extent that such portion results from the Administrative Agent's or the Collateral Agent's gross negligence or willful misconduct. In the case of any investigation, litigation or other proceeding giving rise to any Indemnified Costs, this Section 12.6 shall apply whether or not the Administrative Agent, the Collateral Agent or any Lender is a party thereto.

         12.7. The Administrative Agent and the Collateral Agent in their Individual Capacities. With respect to its obligation to make Loans under these Agreements, each of the Administrative Agent and the Collateral Agent shall have the rights and powers specified herein for a "Lender" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Lenders," "Required Lenders," "holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent and the Collateral Agent in its individual capacity. Each of the Administrative Agent and the Collateral Agent, or any branch or Affiliate thereof, may accept deposits from, lend money to, act as trustee under indentures of, accept advisory and investment banking engagements from, and generally engage in any kind of banking, trust or other business with the Borrowers or any Affiliate of the Borrowers as if it were not performing the duties specified herein, and may accept fees and other consideration from the Borrowers for services in connection with these Agreements and otherwise without having to account for the same to any Lender.

         12.8. Holders. Each of the Administrative Agent and the Collateral Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until the assignment, transfer or endorsement thereof, as the case may be, shall have been recorded in the Register in accordance with Section 13.18. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.


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         12.9.    Succession.

         (a) Each of the Administrative Agent and the Collateral Agent may resign from the performance of all its functions and duties hereunder and/or under the other Loan Documents at any time by giving 15 Business Days' prior written notice to the Borrowers and the Lenders and may be removed at any time by the Required Lenders; provided that such resignation or removal must be in respect of both Agreements. Such resignation or removal shall only take effect upon the appointment of a successor Administrative Agent or Collateral Agent, as the case may be, pursuant to clauses (b) and (c) below or as otherwise provided below.

         (b) Upon any such notice of resignation or removal, the Required Lenders shall, upon notice to each of the Lenders, appoint a successor Administrative Agent or Collateral Agent (to act as a successor under both Agreements) which shall be a commercial bank or trust company that is (to the extent no Event of Default shall have occurred and be continuing) reasonably acceptable to the Borrowers.

         (c) If a successor Administrative Agent or Collateral Agent shall not have been so appointed within such 15 Business Day period, the Administrative Agent or Collateral Agent, as the case may be, with the consent of the Borrowers, may, upon notice to each of the Lenders, then appoint a successor Administrative Agent or Collateral Agent which shall serve as Administrative Agent or Collateral Agent, as the case may be, hereunder or thereunder until such time, if any, as the Required Lenders appoint a successor Administrative Agent or Collateral Agent as provided above.

         12.10. Power of Attorney from the Lenders. Each Lender agrees for the benefit of each other Lender to deliver and maintain in full force and effect a power of attorney in substantially the form attached hereto as Exhibit II. In no event shall the foregoing power of attorney confer rights to the Collateral Agent that are not otherwise granted to the Collateral Agent herein and in the other Loan Documents.


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         Section 13. Miscellaneous.

         13.1. Payment of Expenses, Etc. The Borrowers shall: (i) whether or not the transactions herein contemplated are consummated, pay (x) all reasonable and documented out-of-pocket costs and expenses (other than Taxes which are governed by Section 5.5) of the Administrative Agent, the Collateral Agent and each Mandated Lead Arranger and Bookrunner (including, without limitation, the reasonable documented fees and disbursements of a single special Chilean, New York, Spanish and Cayman Islands counsel to the Lenders, the Administrative Agent, the Collateral Agent and the Mandated Lead Arrangers and Bookrunners) in connection with the preparation, execution and delivery of these Agreements and the other Loan Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto and
(y) all documented costs and expenses of the Administrative Agent, each Mandated Lead Arranger and Bookrunner, the Collateral Agent and each Lender in connection with the enforcement of these Agreements and the other Loan Documents and the documents and instruments referred to herein and therein (including, without limitation, the fees and disbursements of counsel for the Administrative Agent, each Mandated Lead Arranger and Bookrunner, the Collateral Agent and each Lender); (ii) pay and hold each of the Lenders harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save the Administrative Agent and each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Person) to pay such taxes; and (iii) indemnify the Administrative Agent and each Lender, and their respective officers, directors, employees, representatives, partners, members, shareholders and agents from and hold each of them harmless against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (other than Taxes which are governed by Section 5.5) incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not the Administrative Agent or any Lender is a party thereto) related to the entering into and/or performance of these Agreements or any other Loan Document or the use of the proceeds of any Loans hereunder or the consummation of any transactions contemplated herein or in any other Loan Document, including, without limitation, the reasonable and documented fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements, to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified).

         13.2. Right of Setoff. In addition to any rights now or hereafter granted under applicable Law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, the Administrative Agent and each Lender are hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the relevant Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by the Administrative Agent or such Lender (including, without limitation, by branches and agencies of the Administrative Agent or such Lender wherever located) to or for the credit or the account of either Borrower against and on account of the Obligations of either Borrower to the Administrative Agent or such Lender under these Agreements or under any of the other Loan Documents, including, without limitation, all claims of any nature or description arising out of or connected with these Agreements or any other Loan Document, irrespective of whether or not the Administrative Agent or such Lender shall have made any demand hereunder and although said Obligations or any of them, shall be contingent or unmatured.

         13.3. Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in English and in writing and mailed (via express or overnight mail), delivered by hand or by overnight courier or sent by facsimile: if to a Borrower, the Administrative Agent, or the Collateral Agent at its address specified opposite its signature below; if to any Lender, at its Lending Office; or, as to any Borrower, the Administrative Agent or the Collateral Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrowers, the Administrative Agent and the Collateral Agent. All such notices and communications shall, when mailed, delivered or sent by facsimile, be effective when deposited in the mails, delivered to any nationally recognized overnight courier, as the case may be, or sent by facsimile, except that notices and communications to the Administrative Agent shall not be effective until received by the Administrative Agent.



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

         13.4.    Benefit of Agreement; Syndication or Assignment of Loan.

         (a) These Agreements shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto (and, in the case of the Lenders, the Administrative Agent and the Collateral Agent under any Credit Agreement, by the Lenders, the Administrative Agent and the Collateral Agent under the other Credit Agreement); provided, however, that no Borrower may assign or transfer any of its rights, obligations or interest hereunder or under any other Loan Document without the prior written consent of all of the Lenders under both Agreements; provided further that no Lender may assign or transfer all or any portion of its Loans hereunder except as provided in Sections 13.4(b) or 13.4(c); provided further that, although any Lender may grant participations in its rights hereunder in accordance with this Section 13.4, such Lender shall remain a "Lender" for all purposes hereunder and the participant shall not constitute a "Lender" hereunder; and, provided further, that no Lender shall grant any participation under which the participant shall have rights to approve any amendment to or waiver of these Agreements or any other Loan Document except to the extent such amendment or waiver would require the consent of all the holders of the Notes as described in Section 13.13. In the case of any such participation, the participant shall not have any rights under any Credit Agreement or any of the other Loan Documents (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by a Borrower hereunder shall be determined as if such Lender had not sold such participation, except that the participant shall be entitled to the benefits of Sections 2.8, 2.9 and 5.5 of these Agreements to the extent that such Lender would be entitled to such benefits if the participation had not been transferred, granted or assigned.

         (b) Notwithstanding the foregoing, any Lender (or any Lender together with one or more other Lenders) may (i) upon written notice to the relevant Borrower, assign all or a portion of its outstanding Loans hereunder to
(x) its parent company and/or any Affiliate of such Lender which is an Eligible Transferee at least 50% owned by such Lender or its parent company or to one or more Lenders or (y) in the case of any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is an Eligible Transferee managed by the same investment advisor of such Lender or by an Affiliate of such investment advisor or (ii) with five Business Days' written notice to the relevant Borrower, assign all, or if less than all, a portion equal to (x) for the first 90 days immediately following the Closing Date at least U.S.$1,000,000 in the aggregate (and integral multiples of U.S.$1,000,000 in excess thereof) and (y) thereafter at least U.S.$5,000.000 in the aggregate (and integral multiples of U.S.$1,000,000 in excess thereof) for the assigning Lender or assigning Lenders, of such outstanding Loans hereunder to one or more Eligible Transferees (treating any fund that invests in bank loans and any other fund that invests in bank loans and is managed by the same investment advisor of such fund or by an Affiliate of such investment advisor as a single Eligible Transferee), each of which assignees shall become a party to these Agreements as a Lender by execution of an Assignment and Assumption Agreement, provided that
(A) at such time Schedule B shall be deemed modified to reflect the outstanding Loans of such new Lender and of the existing Lenders, (B) upon the surrender of the relevant Notes by the assigning Lender (or, upon such assigning Lender's indemnifying the relevant Borrower for any lost Note pursuant to a customary indemnification agreement), new Notes will be issued, at the Borrowers' expense, to such new Lender and to the assigning Lender upon the request of such new Lender or assigning Lender, such new Notes to be in conformity with the requirements of Section 2.5 (with appropriate modifications) to the extent needed to reflect the revised outstanding Loans, (C) the consent of the Administrative Agent and, so long as no Default or Event of Default shall have occurred and be continuing, the consent of the relevant Borrower (which consent shall not be unreasonably withheld and shall have been deemed to have been given if the relevant Borrower does not expressly notify the assigning Lender and the Administrative Agent otherwise within 10 Business Days after such consent has been requested in writing from the relevant Borrower) shall be required in connection with any assignment to an Eligible Transferee pursuant to clause (ii) above, (D) the Administrative Agent shall receive at the time of each such assignment, other than an assignment pursuant to clause (i) above or to another Lender or any of its Affiliates, from the assigning or assignee Lender the payment of a non-refundable assignment fee of U.S.$3,000, (E) no such transfer or assignment will be effective until recorded by the Administrative Agent on the Register pursuant to Section 13.18, and (F) the Collateral Agent shall receive from such new Lender the power of attorney referenced in Section 12.10 hereof. To the extent of any assignment pursuant to this Section 13.4(b), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Loans and any reference to such Lender in these Agreements or the other Loan Documents shall thereafter refer to the assigning Lender and the assignee Lender to the extent of their respective interests.


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

         (c) Nothing herein shall prevent or prohibit any Lender from pledging its Loans and Notes hereunder to secure obligations of such Lenders, including any pledge to a United States Federal Reserve Bank in support of borrowings made by such Lender from such United States Federal Reserve Bank and, with the consent of the Administrative Agent, any Lender which is a fund may pledge all or any portion of its Loans and Notes to its trustee in support of its obligations to its trustee. No pledge pursuant to this clause (c) shall release the transferor Lender from any of its obligations hereunder.

         (d) Except as otherwise provided herein, all costs and expenses of any Lender associated with any assignment or transfer of, or of the granting of any participation interest in, such Lender's outstanding Loans shall be borne by such Lender or its assignee, transferee or participant; provided, however, that in the case of an assignment occurring as a result of the exercise by a Borrower of its rights under Section 2.11, the Borrowers shall bear all such costs and expenses.

         13.5. No Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent, the Collateral Agent, any Lender or the holder of any Note in exercising any right, power or privilege hereunder or under any other Loan Document and no course of dealing between the Borrowers and the Administrative Agent, the Collateral Agent, any Lender or the holder of any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Loan Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Administrative Agent, the Collateral Agent, any Lender or the holder of any Note would otherwise have. No notice to or demand on any Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent, the Collateral Agent, any Lender or the holder of any Note to any other or further action in any circumstances without notice or demand.


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

         13.6.    Payments Pro Rata.

         (a) The Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of any Borrower in respect of any Obligations of the Borrowers hereunder, it shall distribute such payment to the holders of the Notes under both Agreements pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received. Notwithstanding the foregoing, unless the Administrative Agent shall have been notified by a Borrower at least one Business Day prior to the date on which any payment is due to the Administrative Agent for the account of the holders of the Notes hereunder that a Borrower does not intend to make such payment, the Administrative Agent may assume that such Borrower has made such payment to the Administrative Agent on such date and the Administrative Agent may (in its sole discretion and without obligations to do so), in reliance upon such assumption, distribute to each holder of such Notes its pro rata share of such payment. If such payment has not in fact been made by a Borrower to the Administrative Agent and the Administrative Agent has made a corresponding amount of such payment available to each holder of such Notes, the Administrative Agent shall be entitled to recover such corresponding amount from such holder of the Notes on demand. The Administrative Agent shall also be entitled to recover on demand from each holder of the Notes interest on such corresponding amount in respect of each day from the date such corresponding amount was distributed by the Administrative Agent to such holder of the Notes until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to the cost to the Administrative Agent of acquiring overnight funds.

         (b) Each holder of the Notes under both Agreements agrees that, if it should receive any amount under any Credit Agreement (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Loan Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Loans, of a sum which with respect to the related sum or sums received by other holders of the Notes under both Agreements is in a greater proportion than the total amount of such Obligation then owed and due to such holder bears to the total amount of such Obligation then owed and due to all holders of the Notes under both Agreements immediately prior to such receipt, then the holder receiving such excess payment shall purchase for cash without recourse or warranty from the other holders of the Notes an interest in the Obligations of the Borrowers to such holders of the Notes in such amount as shall result in a proportional participation by all the holders of the Notes in such amount; provided, that if all or any portion of such excess amount is thereafter recovered from such holder, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.


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

         13.7.    Calculations, Computations.

         (a) The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with Chilean GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by Enersis to the Lenders); provided that such financial statements shall also be accompanied by convenience translations pursuant to which all Peso amounts will be converted into Dollars both (i) using the Observed Dollar Rate as in effect on the last day of the respective fiscal quarter or year of Enersis, as the case may be, and (ii) on the basis provided in Section 13.7(b). The Borrowers shall deliver to the Lenders at the same time as the delivery of any quarterly or annual financial statements required pursuant to Section 8.4(a) and 8.4(b) hereof, as applicable,
(x) a description in reasonable detail of any material variation between the application of Chilean GAAP employed in the preparation of such statements and the application of Chilean GAAP employed in the preparation of the next preceding quarterly or annual financial statements, as applicable, and (y) reasonable estimates of the differences between such statements arising as a consequence thereof. If, within 30 days after the delivery of the quarterly or annual financial statements referred to in the immediately preceding sentence, the Required Lenders shall object in writing to the Borrowers' determining compliance hereunder on the basis of such variation in Chilean GAAP, calculations for the purposes of determining compliance hereunder shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which no such notification or objection shall have been made, until either (1) such notification or objection is withdrawn or (2) if requested by the Borrowers, the Required Lenders will negotiate in good faith to amend the covenants herein to give effect to the changes in Chilean GAAP in a manner consistent with these Agreements.

         (b)      Notwithstanding anything to the contrary contained in clause
(a) of this Section 13.7, (i) for purposes of determining compliance with any financial covenant or a restriction stated in Dollars in these Agreements, the Dollar equivalent amount of any amounts (x) in Pesos shall be converted on the basis of the Observed Dollar Rate and (y) in any foreign currency other than Pesos shall be converted on the basis of the Noon Buying Rate, in each case as in effect on the date of determination and (iii) except as otherwise specifically provided herein, all computations determining compliance with Sections 8, 9 and 10 shall utilize accounting principles and policies in conformity with those used to prepare the historical financial statements delivered to the Lenders but shall be made in accordance with the requirements of this Section 13.7(b).

         (c) All computations of interest and Fees on the Loans hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest and Fees are payable.


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

         13.8.    Governing Law; Submission to Jurisdiction; Venue.

         (a) These Agreements and the rights and obligations of the parties hereunder shall be construed in accordance with and be governed by the Law of the State of New York. Any legal action or proceeding against a Borrower with respect to these Agreements or any other Loan Document may be brought in the courts of the State of New York sitting in the Borough of Manhattan, The City of New York or of the United States for the Southern District of New York, and, by execution and delivery of these Agreements, each of the Borrowers hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of such courts. Each Borrower hereby further irrevocably waives any claim that any such courts lack personal jurisdiction over it, and agrees not to plead or claim, in any legal action or proceeding with respect to these Agreements or any of the other Loan Documents brought in any of such courts, that such courts lack personal jurisdiction over it. Each Borrower hereby irrevocably appoints CT Corporation System, with offices on the Effective Date at 111 Eighth Avenue, New York, New York, 10011, USA as its agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding. If for any reason such agent shall cease to be available to act as such, such Borrower agrees promptly to designate a new agent satisfactory to the Administrative Agent in the Borough of Manhattan, The City of New York to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding pursuant to the terms of this Section 13.8(a). In the event that such Borrower shall fail to designate such new agent, service of process in any such action or proceeding may be made on the Borrower by the mailing of copies thereof by express or overnight mail or overnight courier, postage prepaid, to the Borrower at its address set forth opposite its signature below. To the fullest extent permitted by Law, each Borrower hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder that service of process was in any way invalid or ineffective. Nothing herein shall affect the right of any Lender or the holder of any Note to serve process in any other manner permitted by applicable Law or to commence legal proceedings or otherwise proceed against a Borrower in any other jurisdiction.

         (b) Each Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any actions or proceedings arising out of or in connection with these Agreements or any other Loan Document brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

         (c) Each Borrower hereby irrevocably waives, to the fullest extent permitted by Law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, attachment (both before and after judgment) and execution to which it or its properties might otherwise be entitled in any legal action or proceeding in the courts of Chile, of the State of New York, of the United States or of any other country or jurisdiction, and agrees not to raise or claim or cause to be pleaded any immunity at or in respect of any such actions or proceedings.

         (d) Each Borrower hereby irrevocably waives any right it may now or hereafter have to claim or recover, in any action or proceeding arising out of or in connection with these Agreements or any other Loan Document, any indirect, special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual direct damages. This Section 13.8 is a material inducement for the Administrative Agent, the Mandated Lead Arrangers and Bookrunners, the Collateral Agent and each Lender to enter into these Agreements and to make the Loans.

         13.9. Obligation to Make Payments in Dollars. The Borrowers' obligations to make payments in Dollars of the principal and interest on the Notes and any other amounts due hereunder or under any other Loan Document shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment, which is expressed in or converted into any currency other than Dollars, except to the extent such tender or recovery shall result in the actual receipt by the Administrative Agent at its Office on behalf of the Lenders or the holders of the Notes of the full amount of Dollars expressed to be payable in respect of the principal and interest and all other amounts due hereunder or under any other Loan Document. The obligation of the Borrowers to make payments in Dollars as aforesaid shall be enforceable as an alternative or additional cause of action for the purpose of recovery in Dollars of the amount, if any, by which such actual receipt shall fall short of the full amount of Dollars expressed to be payable in respect of the principal of and interest on the Notes and any other amounts due hereunder or under any other Loan Document, and shall not be affected by judgment being obtained for any other sums due under these Agreements or under any other Loan Document.

         13.10. Counterparts. These Agreements may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrowers and the Administrative Agent.

         13.11. Effectiveness. These Agreements shall become effective on the date (the "Effective Date") on which the Administrative Agent shall have received at its Office executed copies of these Agreements from each of the Lenders and the Borrowers (whether the same or different copies).

         13.12. Headings Descriptive. The headings of the several sections and subsections of these Agreements are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of these Agreements.


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

         13.13. Amendment or Waiver. Neither these Agreements nor any other Loan Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed (or, in the case of any Loan Documents executed by the Administrative Agent or the Collateral Agent for the benefit of the Lenders, consented to) by the Required Lenders; provided, however, that no such change, waiver, discharge or termination shall, without the consent of each holder of the Notes under both Agreements, (i) extend any Principal Payment Date, or reduce the rate or extend the time of payment of interest or Fees on any Loan or Note, or reduce the principal amount thereof, or increase the Commitment of any Lender (it being understood that a waiver of any Default or Event of Default or of a mandatory termination of the Commitment shall not constitute a change in the terms of any Commitment of any Lender), (ii) amend, modify or waive any provision of the Endesa Internacional Support Agreement, the Elesur Intercreditor Agreement, the Amended and Restated Elesur Intercreditor Agreement or any Intercreditor Agreement or Additional Endesa Internacional Support Agreement executed and delivered from time to time pursuant to the terms hereof (other than amendments or modifications of a ministerial nature or intended to correct a manifest error), (iii) amend, modify or waive any provision of this Section 13.13 or Sections 5.1, 5.3(d), 6, 12.6, 13.1, 13.2, 13.4(a), 13.6 or 13.7(c), (iv) reduce the percentage specified in the definition of Required Lenders, (v) release any Collateral except as expressly contemplated herein or in the Security Documents, or (vi) consent to the assignment or transfer by a Borrower of any of its rights and obligations under its Agreement; provided further, that no such change, waiver, discharge or termination shall, without the consent of the Administrative Agent or the Collateral Agent, as the case may be, amend, modify or waive any provision of Section 12 as it applies to the Administrative Agent or the Collateral Agent, as the case may be, or any other provision as it relates to the rights or obligations of the Administrative Agent or the Collateral Agent, as the case may be.

         13.14. Survival. All indemnities set forth herein, including, without limitation, in Sections 2.8, 2.9, 5.5, 12.6, 13.1, 13.9 and 13.18, shall survive the execution and delivery of these Agreements and the Notes and the making, assignment and repayment of the Loans.

         13.15. Domicile of Loans; Regulation D. Each Lender may transfer and carry any Loan at, to or for the account of any office, Subsidiary or Affiliate of such Lender. Certain of the Refinanced Debt was, and certain of the Loans will be, "IBF loans" within the meaning of Regulation D, and therefore the proceeds of the Refinanced Debt and the Loans can be used by the relevant Borrower only to finance operations outside of the United States as specified in
Section 204.8(a)(3)(vi) of Regulation D.

         13.16. Waiver of Jury Trial. THE ADMINISTRATIVE AGENT, THE LENDERS, THE DOCUMENTATION AGENT, THE SYNDICATION AGENT, THE MANDATED LEAD ARRANGERS AND BOOKRUNNERS, THE COLLATERAL AGENT AND THE BORROWERS EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY OF, UNDER OR IN CONNECTION WITH THESE AGREEMENTS, THE NOTES ISSUED PURSUANT TO THESE AGREEMENTS, OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY RELATING HERETO OR THERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT, THE DOCUMENTATION AGENT, THE SYNDICATION AGENT, THE MANDATED LEAD ARRANGERS AND BOOKRUNNERS, THE COLLATERAL AGENT AND EACH LENDER TO ENTER INTO THESE AGREEMENTS AND TO MAKE THE LOANS.

         13.17. The Mandated Lead Arrangers and Bookrunners; Documentation Agent and Syndication Agent. The Mandated Lead Arrangers and Bookrunners, in such capacity, shall have no rights or obligations under these Agreements other than the rights set forth in Sections 4.1 and 13. Each of the Documentation Agent and Syndication Agent, in such capacity, shall have no rights or obligations under these Agreements other than the rights set forth in Section 13.

         13.18. Register. Each Borrower hereby designates the Administrative Agent to serve as its agent, solely for purposes of this Section 13.18, to maintain a register (the "Register") on which it will record the Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender. Failure to make any such recordation, or any error in such recordation, however, shall not affect a Borrower's obligations in respect of such Loans. Any transfer of any Loan made pursuant hereto, and the rights to the principal of and interest on such Loan, shall not be effective until such transfer is recorded on the Register and, prior to such recordation, all amounts owing to the transferor with respect to such Loan shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Loan shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 13.4, which acceptance shall not be unreasonably withheld and shall be deemed to have been given if not expressly refused within 14 calendar days after receipt by the Administrative Agent. Coincident with the delivery of such Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assignor or transferor shall surrender the Note evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assignor or transferor and/or the assignees or transferees. The Borrowers agree to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 13.18, provided, however, that the Borrowers shall not be liable for any such losses, claims, damages and liabilities to the extent such losses, claims, damages and liabilities result from the Administrative Agent's or the Collateral Agent's gross negligence or willful misconduct.

         13.19. Confidentiality. Each of the Lenders, the Administrative Agent, the Collateral Agent, the Documentation Agent, the Syndication Agent and the Mandated Lead Arrangers and Bookrunners agrees (on behalf of itself and each of its Affiliates, directors, officers, employees, representatives, partners, members and shareholders) to keep confidential, in accordance with its customary procedures of handling confidential information of the same nature and in accordance with safe and sound banking practices, any non-public information supplied to it by Enersis or any of its Subsidiaries pursuant to these Agreements; provided, however, that nothing herein shall limit the disclosure of any such information (i) to the extent required by Law, (ii) to counsel for the Administrative Agent, the Collateral Agent, the Documentation Agent, the Syndication Agent, the Mandated Lead Arrangers and Bookrunners or any Lender so long as such counsel confirms to such Person that it shall keep the non-public information confidential in accordance with these provisions, (iii) to bank examiners, auditors or accountants or to any other regulatory agency or body with proper authority (including non-governmental regulatory agencies or bodies and self-regulatory agencies), (iv) to the Lenders, the Collateral Agent, the Documentation Agent, the Syndication Agent, the Administrative Agent or the Mandated Lead Arrangers and Bookrunners, (v) if disclosure of such information is, in the opinion of counsel for any of the Lenders, the Collateral Agent, the Administrative Agent, the Documentation Agent, the Syndication Agent, or the Mandated Lead Arrangers and Bookrunners, necessary or advisable in connection with any action, claim, suit or proceeding, directly or indirectly, involving or potentially involving the Lenders, the Collateral Agent, the Documentation Agent, the Syndication Agent, the Mandated Lead Arrangers and Bookrunners or the Administrative Agent and arising out of, based upon, relating to or involving these Agreements or any other Loan Document, or any transactions contemplated herein or arising hereunder, (vi) to a Subsidiary or Affiliate of any Lender or the Administrative Agent in connection with a transfer permitted by Section 13.4, (vii) to any assignee, participant or swap counterparty (or prospective assignee, participant or swap counterparty) so long as the Person making such assignment, selling such participation or entering into such swap transaction shall procure that such assignee, participant or swap counterparty (or prospective assignee, participant or swap counterparty) first executes and delivers to the Person making such assignment, selling such participation or entering into such swap transaction, as the case may be, an acknowledgment to the effect that it is bound by the provisions of this Section 13.19, or (viii) to any credit rating agency that rates the financial condition of the Lender or the claims paying ability of any Lender or the financial condition of the Borrowers; provided further, that in no event shall any Mandated Lead Arranger and Bookrunner, any Lender, the Documentation Agent, the Syndication Agent, the Collateral Agent or the Administrative Agent be obligated or required to return any materials furnished by Enersis or any of its Subsidiaries. The obligations of any assignee that has executed an acknowledgment pursuant to this Section
13.19 shall be superseded by this Section 13.19 upon the date of assignment.

         Notwithstanding anything herein to the contrary, except as reasonably necessary to comply with applicable securities laws, each of the Lenders, the Administrative Agent, the Collateral Agent, the Documentation Agent, the Syndication Agent, and the Mandated Lead Arrangers and Bookrunners (and each employee, representative or other agent of such Lenders, Administrative Agent, Collateral Agent, or Mandated Lead Arranger and Bookrunner) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated in the Loan Documents and all materials of any kind (including opinions or other tax analyses) that are provided to the Lenders, the Administrative Agent, Collateral Agent, the Documentation Agent, the Syndication Agent, or Mandated Lead Arrangers and Bookrunners relating to such tax treatment and tax structure. For this purpose, "tax structure" means any facts relevant to the federal income tax treatment of the transactions contemplated in the Loan Documents but does not include information relating to the identity of the Borrowers.

         13.20. Severability. Any provision of these Agreements which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective and severable from the rest f these Agreements to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                                                                      Schedule D

                         SUBSIDIARY                                OWNERSHIP (%)
                         ----------                                -------------
Relevant Subsidiary
-------------------
Companhia de Eletricidade do Rio de Janeiro (CERJ)                    58.16
Chilectra S.A.                                                        98.24
Empresa Nacional de Electricidad S.A. (Endesa-Chile)                  59.98

Chilean Subsidiary
------------------
Aguas Santiago Poniente (Ex Barranca)                                 55.00
Chilectra S.A.                                                        98.24
Compania Americana de Multiservicios Ltda.                             100
Construcciones y Proyecto Los Maitenes                                55.00
Empresa Electrica de Colina Ltda.                                     98.24
Inmobiliaria Manso de Velasco Ltda.                                    100
Luz Andes Ltda.                                                       98.24
Sociedad Agricola de Cameros Ltda.                                    57.50
Sociedad Agricola Pastos Verdes Ltda.                                 55.00
Synapsis Soluciones y Servicios IT Ltda.                              99.99

Foreign Subsidiaries
--------------------
CAM Argentina                                                          100
CAM Brasil                                                             100
CAM Colombia                                                           100
CAM Peru                                                               100
Companhia de Eletricidade do Rio de Janeiro (CERJ)                    58.16
CERJ Overseas Inc.                                                    58.16
Chilectra Internacional                                               98.24
CODENSA                                                               48.48
Companhia Energetica do Ceara (COELCE)                                56.59
Compania Peruana de Electricidad                                      50.10
Distrilec Inversora                                                   51.50
EDELNOR S.A.                                                            60
Empresa Distribuidora Sur S.A. (EDESUR)                               65.09
Enersis Internacional                                                  100
Inversiones Distrilima (EDELNOR) S.A.                                 54.54
Investluz (COELCE) S.A.                                               47.02
Luz de Bogota (CODENSA) S.A.                                          44.66
Luz de Panama                                                         47.02
Luz de Rio                                                            99.00
Synapsis Argentina                                                     100
Synapsis Brasil                                                        100
Synapsis Colombia                                                      100
Synapsis Peru                                                          100

                                                                      Schedule H
                                                                      ----------


                            Contractual Restrictions
                            ------------------------

         Enersis                                                                                                       Outstanding
        Subsidiary               Country       Lender / Type              Start Date               Maturity Date          Debt
        ----------               -------       -------------              ----------               -------------          ----
Empresa de Distribucion                                               Various issuances        Various between
Electrica de Lima Norte S.A.A.                                        between July 6, 2001     January 24, 2004 and
-  Edelnor                        Peru        Local Bonds             and April 26, 2002       April 26, -07           250,000,000

Empresa de Distribucion
Electrica de Lima Norte S.A.A.
-  Edelnor                        Peru        Commercial Paper        August 13, 2002          August 8, 2003           25,000,000





Cerj                              Brazil      Citibank                February 13, 2003        August 13, 2004          60,580,000


         Enersis                     Currency         Outstanding                                                 Location In
        Subsidiary                 Denomination      Debt In U.S.$        Restrictions / Observations              Contract
        ----------                 ------------      -------------        ---------------------------              --------
Empresa de Distribucion                                                 Dividend distribution
Electrica de Lima Norte S.A.A.                                          is prohibited in case of
-  Edelnor                        Peruvian Soles       71,346,154       Default thereunder                   Clause 7.1, page 18

Empresa de Distribucion                                                 Dividend distribution
Electrica de Lima Norte S.A.A.                                          is prohibited in case of
-  Edelnor                        Peruvian Soles        7,180,000       Default thereunder                   Clause 6.1, page 18

                                                                        Dividend distributions, capital
                                                                        reductions, inter-company
                                                                        interest and amortization of
                                                                        principal are prohibited while
Cerj                              Brazilian Reais      17,161,473       the operation is outstanding.        Clause 4.1.16, page 4

                                                                      Schedule I
                                                                      ----------


                           Financial Covenant Ratios
                           -------------------------

                                                   2003        2004        2005       2006        2007        2008
Section 9.1 (Debt to Adjusted Operating
     Cash Flow)
         First quarter......................        --        11.15x      9.25x       6.00x      5.50x       4.50x
         Second quarter.....................      11.40x      10.50x      9.00x       6.00x      5.00x       4.50x
         Third quarter......................      11.40x      10.00x      6.25x       6.00x      4.75x        --
         Fourth quarter.....................      11.40x       9.50x      6.00x       6.00x      4.50x        --
Section 9.2 (Debt to EBITDA)
         First quarter......................        --         6.50x      6.00x       5.00x      4.00x       3.50x
         Second quarter.....................       6.50x       6.25x      5.75x       4.75x      3.75x       3.50x
         Third quarter......................       6.50x       6.25x      5.25x       4.50x      3.50x        --
         Fourth quarter.....................       6.50x       6.00x      5.00x       4.00x      3.50x        --
Section 9.3 (Adjusted Operating Cash
     Flow to Interest Expense)
         Four consecutive quarters prior
             to first quarter...............        --         1.25x      1.25x       1.85x      1.85x       2.00x
         Four consecutive quarters prior
             to second quarter..............       1.25x       1.25x      1.25x       1.85x      1.85x       2.00x
         Four consecutive quarters prior
             to third quarter...............       1.25x       1.25x      1.85x       1.85x      1.85x        --
         Four consecutive quarters prior
             to fourth quarter..............       1.25x       1.25x      1.85x       1.85x      2.00x        --
Section 9.4 (Adjusted Consolidated
     Leverage Test)
              First quarter.................        --        85.00%     80.00%      65.00%     60.00%      60.00%
              Second quarter................      85.00%      85.00%     77.50%      65.00%     60.00%      60.00%
              Third quarter.................      85.00%      82.50%     65.00%      62.50%     60.00%        --
              Fourth quarter................      85.00%      80.00%     65.00%      60.00%     60.00%        --

                                                                       EXHIBIT Q
                                                                       ---------


                     ENDESA INTERNACIONAL SUPPORT AGREEMENT


         This SUPPORT AGREEMENT dated as of May 15, 2003 (this "Agreement") between Endesa Internacional S.A., a corporation (sociedad anonima) duly organized and validly existing under the Law of Spain ("Endesa Internacional"), and Dresdner Bank Luxembourg S.A., as Administrative Agent for the benefit of the Lenders under the Credit Agreements referred to below (the "Administrative Agent").

         WHEREAS, this Agreement is being entered into in connection with (i) the Credit Agreement, dated as of May 12, 2003 (as modified, amended or supplemented from time to time, the "Enersis Credit Agreement"), by and among ENERSIS S.A., a corporation (sociedad anonima) duly organized and validly existing under the Law of Chile ("Enersis"), as borrower, the Lenders named therein, the Administrative Agent, Banco Santander-Chile, as collateral agent, and certain other parties, (ii) the Credit Agreement, dated as of May 12, 2003 (as modified, amended or supplemented from time to time, the "Enersis Cayman Credit Agreement", together with the Enersis Credit Agreement, the "Credit Agreements"), by and among Enersis, acting through its Cayman Islands Branch ("Enersis Cayman"), as borrower, the Lenders named therein, the Administrative Agent, Banco Santander-Chile, as collateral agent, and certain other parties, and (iii) the Elesur Intercreditor Agreement, dated as of May 15th, 2003 (as modified, amended or supplemented from time to time (including without limitation any such amendment as may be required by July 31, 2003 in accordance with the Credit Agreements), the "Elesur Intercreditor Agreement") by and among Elesur S.A., a corporation (sociedad anonima) duly organized and validly existing under the Law of Chile (the "Company") and the Administrative Agent for the benefit of the Lenders under the Credit Agreements;

         WHEREAS, the Company has provided a loan to Enersis in an aggregate principal amount of UF58,700,000 (as modified, amended or supplemented from time to time, the "Company Loans");

         WHEREAS, the Company has entered into the Elesur Intercreditor Agreement to provide certain rights to, and evidence other agreements with, the Administrative Agent and the Lenders with respect to the Company Loans;

         WHEREAS, as a condition to extending loans to Enersis and Enersis Cayman pursuant to the Credit Agreements, the Lenders have required that Endesa Internacional agree to provide a guarantee of all payment obligations of the Company under the Elesur Intercreditor Agreement;

         WHEREAS, Endesa Internacional directly owns substantially all of the shares of stock of the Company, and the Company is a significant shareholder of Enersis, and Endesa Internacional, the Company, Enersis and Enersis Cayman are members of the same consolidated group of companies and are engaged in related businesses, and Endesa Internacional will receive adequate consideration for the guarantee provided by Endesa Internacional herein and is thus willing to guarantee the payment obligations of the Company under the Elesur Intercreditor Agreement.

         NOW, THEREFORE, based upon the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         Section 1. Definitions. Unless otherwise defined herein, terms defined in the Credit Agreements are used herein as defined therein. In addition, the following terms shall have the meanings set forth below:

         "Endesa Internacional Material Adverse Effect" shall mean any material adverse effect on (i) the business, operations, property, assets or condition (financial or otherwise) or prospects of Endesa Internacional, (ii) the ability of Endesa Internacional to perform its obligations under this Agreement, (iii) the legality, validity, binding effect or enforceability of any material provision of this Agreement, or (iv) the rights and remedies of any of the Administrative Agent and the Lenders under this Agreement.

         "Guaranteed Obligations" shall have the meaning provided in Section
2.01.

         Section 2. The Guarantee.

         2.01. The Guarantee. (a) Endesa Internacional hereby irrevocably and unconditionally guarantees (as primary obligor and not merely as surety) the prompt payment in full when due of all obligations, liabilities and other amounts now or hereafter payable or becoming payable to the Lenders and the Administrative Agent under the Elesur Intercreditor Agreement (the "Guaranteed Obligations"). Endesa Internacional hereby further agrees that if the Company shall fail to pay in full when due any of the Guaranteed Obligations, Endesa Internacional will promptly pay the same without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due in accordance with the terms of such extension or renewal. This Agreement is a continuing guaranty and is a guaranty of payment and is not merely a guaranty of collection and shall apply to all Guaranteed Obligations whenever arising.

         (b) For the avoidance of doubt and for purposes of the Law of Spain, the guarantee provided by Endesa Internacional herein shall be deemed to be a first demand guarantee (garantia a primera demanda) independent and autonomous from the Guaranteed Obligations. Endesa Internacional irrevocably and unconditionally waives any right to use any defenses arising from or relating to the Guaranteed Obligations and any benefits pertaining to guarantors (fiadores) under the Law of Spain.

         2.02. Acknowledgments, Waivers and Consents. Endesa Internacional agrees that the obligations of Endesa Internacional under Section 2.01 shall, to the fullest extent permitted by applicable Law, be primary, absolute, irrevocable and unconditional under any and all circumstances and that the guarantee therein is made with respect to any Guaranteed Obligations now existing or in the future arising. Without limiting the foregoing, Endesa Internacional agrees that:

         (a) The occurrence of any one or more of the following shall not affect the enforceability or effectiveness of this Agreement in accordance with its terms or affect, limit, reduce, discharge or terminate the liability of Endesa Internacional, or the rights, remedies, powers and privileges of the Administrative Agent or any Lender under this Agreement:

                  (i) any modification or amendment (including without limitation by way of amendment, extension, renewal or waiver), or any acceleration or other change in the time for payment or performance of the terms of all or any part of the Guaranteed Obligations or the Elesur Intercreditor Agreement, or any other agreement or instrument whatsoever relating thereto;

                  (ii) any release, termination, waiver, abandonment, lapse or expiration, subordination or enforcement of any other guarantee of, or liability with respect to, all or any part of the Guaranteed Obligations (other than the termination of the Elesur Intercreditor Agreement in accordance with its terms);

                  (iii) any settlement, compromise, release, liquidation or enforcement, on such terms and in such manner as the Administrative Agent may determine or as applicable Law may dictate, of all or any part of the Guaranteed Obligations;

                  (iv) the giving of any consent to the merger or consolidation of, the sale of substantial assets by, or other restructuring or termination of the corporate existence of the Company or any other Person or any disposition of any shares of Endesa Internacional;

                  (v) any proceeding against the Company or any collateral securing the same provided by any other Person or the exercise of any rights, remedies, powers and privileges of the Lenders or the Administrative Agent under the Elesur Intercreditor Agreement or otherwise in such order and such manner as the Administrative Agent may determine, regardless of whether the Lenders or the Administrative Agent shall have proceeded against or exhausted any collateral, right, remedy, power or privilege (including under any other guarantee of all or any part of the Guaranteed Obligations) before proceeding to call upon or otherwise enforce this Agreement;

                  (vi) the entering into such other transactions or business dealings by the Administrative Agent or any Lender with the Company, any Subsidiary or Affiliate of the Company; or

                  (vii) all or any combination of any of the actions set forth in this Section 2.02(a).

         (b) The enforceability and effectiveness of this Agreement and the liability of Endesa Internacional, and the rights, remedies, powers and privileges of the Lenders and the Administrative Agent under this Agreement shall not be affected, limited, reduced, discharged or terminated, and Endesa Internacional hereby expressly waives to the fullest extent permitted by Law any defense now or in the future arising, by reason of:

                  (i) the illegality, invalidity or unenforceability of all or any part of the Guaranteed Obligations, the Elesur Intercreditor Agreement or any other agreement or instrument whatsoever relating to all or any part of the Guaranteed Obligations;

                  (ii) any disability or other defense with respect to all or any part of the Guaranteed Obligations, including the effect of any statute of limitations that may bar the enforcement of all or any part of the Guaranteed Obligations;

                  (iii) the illegality, invalidity, unenforceability, taking, modification, impairment, enforcement or release of any security for or the lack of perfection or continuing perfection or failure of the priority of any Lien or security interest on any collateral for all or any part of the Guaranteed Obligations or the failure to protect or maintain any security, or any other act or omission with respect to any security or guarantee;

                  (iv) the cessation, for any cause whatsoever, of the liability of the Company with respect to all or any part of the Guaranteed Obligations (other than by reason of the full payment of all Guaranteed Obligations, but subject to any reinstatement thereof if all or any part of the payment is rescinded or avoided or must otherwise be returned);

                  (v) any failure of the Administrative Agent or any Lender to marshal assets in favor of the Company or any other Person, to exhaust any collateral for all or any part of the Guaranteed Obligations, to pursue or exhaust any right, remedy, power or privilege it may have against the Company or any other Person or to take any action whatsoever to mitigate or reduce such Person's liability with respect to the Guaranteed Obligations, the Lenders and the Administrative Agent being under no obligation to take any such action notwithstanding the fact that all or any part of the Guaranteed Obligations may be due and payable and that the Company may be in default of its obligations under the Elesur Intercreditor Agreement;

                  (vi) any counterclaim, set-off or other claim which the Company has;

                  (vii) any failure of the Administrative Agent or any Lender or any other Person to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person;

                  (viii) any bankruptcy, insolvency, reorganization, winding-up, dissolution or adjustment of debts, or appointment of a custodian, sindico, liquidator or similar officer, or similar proceedings commenced by or against any Person, including any discharge of, or bar or stay against collecting, all or any part of the Guaranteed Obligations (or any interest on all or any part of the Guaranteed Obligations) in or as a result of any such proceeding;

                  (ix) any Law of any jurisdiction, or any event, affecting any term of any Guaranteed Obligation or the rights of the Administrative Agent or any Lender with respect thereto, including without limitation: (A) the application of any such Law, including any prior approval, which would prevent the exchange of a currency other than Dollars for Dollars or the remittance of funds outside of such jurisdiction or the unavailability of Dollars in any legal exchange market in such jurisdiction in accordance with normal commercial practice; or (B) a declaration of a banking moratorium or any suspension of payments by banks in such jurisdiction or the imposition by such jurisdiction or any Governmental Agency thereof of any moratorium on, the required rescheduling or restructuring of, or required approval of payments on, any indebtedness in such jurisdiction; or (C) any expropriation, confiscation, nationalization or requisition by any country or any Governmental Agency that directly or indirectly deprives any Person in such country otherwise entitled thereto of any claim for payment under all or any part of the Guaranteed Obligations; or (D) any war (whether or not declared), insurrection, revolution, hostile act, civil strife or similar events occurring in such jurisdiction which has the same effect as the events described in clause (A) (B) or (C) above (in each of the cases contemplated in clauses (A) through (D) above, to the extent occurring or existing on or at any time after the date of this Agreement);

                  (x) any action taken by the Administrative Agent or any Lender that is referred to in this Section 2.02 or otherwise in this Agreement or in any other provision of the Elesur Intercreditor Agreement or any omission to take any such action; or

                  (xi) any right of Endesa Internacional of "division" (as defined in article 1837 of the Codigo Civil of Spain, as in effect on the date hereof).

         (c) To the fullest extent permitted by Law, Endesa Internacional expressly waives, for the benefit of the Lenders and the Administrative Agent, all diligence, presentment, demand for payment or performance, notices of nonpayment or nonperformance, protest, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against the Company under the Elesur Intercreditor Agreement or other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations, and all notices of acceptance of this Agreement, of proof of reliance on this Agreement or of the existence, creation, incurring or assumption of new or additional Guaranteed Obligations. Endesa Internacional further expressly waives the benefit of any and all statutes of limitation and of any Law that exonerates or limits the liability of guarantors or sureties, and any defenses provided by these Laws, to the fullest extent permitted by applicable Law.

         2.03. Reinstatement. The obligations of Endesa Internacional under this Section 2 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Company in respect of the Guaranteed Obligations is rescinded or avoided or must otherwise be restored or returned by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

         2.04. Subrogation. Endesa Internacional hereby agrees that, until all Guaranteed Obligations have been indefeasibly paid in full, it shall not exercise any right or remedy arising by reason of any performance by it of its guarantee in Section 2.01, whether by subrogation, reimbursement, contribution or otherwise, against the Company or any security for any of the Guaranteed Obligations.

         2.05. Payments. All payments made by Endesa Internacional under this Agreement will be made without setoff, counterclaim or other defense. All such payments will be made free and clear of, and without deduction or withholding for, any present or future Taxes. If any Taxes are so levied or imposed, Endesa Internacional agrees to pay the full amount of such Taxes and such additional amounts as may be necessary so that every payment of all amounts due hereunder, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein. Endesa Internacional will furnish to the Administrative Agent or any Lender, promptly following request thereof, certified copies of tax receipts evidencing such payment by Endesa Internacional. Endesa Internacional will indemnify and hold harmless the Administrative Agent and each Lender, and reimburse the Administrative Agent and each Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by the Administrative Agent or such Lender.

         Section 3. Representations and Warranties. Endesa Internacional hereby represents and warrants to the Lenders and Administrative Agent that:

         3.01.    Corporate Status.

         (a) Endesa Internacional (i) is a duly organized and validly existing corporation (sociedad anonima) in good standing under the Law of Spain,
(ii) has the power and authority to own its property and assets and to transact the business in which it is engaged, and (iii) is duly qualified as a foreign corporation and in good standing in each jurisdiction where the ownership, leasing or operation of property or the conduct of its business requires such qualification and where the failure to be so qualified would have a Endesa Internacional Material Adverse Effect.

         (b) No meeting has been convened or is planned for the Winding-up of Endesa Internacional, and, to the best knowledge of Endesa Internacional, there is no petition, application or similar proceeding outstanding for the Winding-up of Endesa Internacional.

         3.02. Corporate Power and Authority. Endesa Internacional has the power and authority to execute, deliver and perform the terms and provisions of this Agreement and has taken all necessary corporate action to authorize the execution, delivery and performance by it of this Agreement. Endesa Internacional has duly executed and delivered this Agreement, and this Agreement constitutes Endesa Internacional's legal, valid and binding obligations enforceable in accordance with its terms.

         3.03. No Violation. None of the execution, delivery or performance of this Agreement by Endesa Internacional, or compliance by it with the terms and provisions hereof or thereof (i) will contravene any provision of any Law or any order, writ, injunction or decree of any court or Government Agency binding on it, (ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default in respect of, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon, any of the property or assets of Endesa Internacional pursuant to the terms of, any indenture, mortgage, deed of trust, credit agreement, loan agreement or any other agreement, contract or instrument to which Endesa Internacional is a party or by which it or its properties or assets is bound or to which it may be subject, except to the extent that such conflicts, inconsistencies, defaults or Liens could not, in the aggregate, reasonably be expected to have a Endesa Internacional Material Adverse Effect, or (iii) will violate any provision of the estatutos sociales or other constituent documents of Endesa Internacional.

         3.04. Governmental Approvals. No Governmental Approval is required to authorize, or is otherwise required in connection with, (i) the execution, delivery and performance by Endesa Internacional of this Agreement or (ii) the legality, validity, binding effect or enforceability of this Agreement.

         3.05. Ranking. The obligations of Endesa Internacional hereunder rank at least pari passu in priority of payment with all other present and future unsubordinated, unsecured obligations of Endesa Internacional resulting from any Indebtedness of Endesa Internacional, other than obligations having priority by operation of law (including, but not limited to, obligations in relation to those whose claims (a) have been raised to escritura publica or poliza intervenida in Spain, or (b) are preferred by paragraphs (1), (2), (3) and (4) of Article 913 and Article 914 of the Spanish Commercial Code (Codigo de Comercio) or the Estatuto de los Trabajadores and related legislation), which, in any event, are not material to Endesa Internacional.

         3.06. Litigation. There are no actions, suits, investigations or proceedings, legal or administrative, pending or, to the best knowledge of Endesa Internacional, threatened (i) with respect to this Agreement or (ii) that are reasonably likely to have a Endesa Internacional Material Adverse Effect.

         3.07. Withholding Taxes. To the best of our knowledge, payments required to be made by Endesa Internacional under this Agreement are to be characterized as payments of an indemnity. As of the date hereof, no withholding or other taxes are required to be paid in respect of, or be deducted from, any indemnity. In the event that payments to be made by Endesa Internacional under this Agreement were characterized in a different way and withholding taxes were to be imposed, Endesa Internacional is permitted under applicable Law to pay any additional amounts payable under Section 2.05 as will result in receipt by the Lenders of such amounts as would have been received by the Lenders had no withholding been required.

         3.08. Form of Documentation. This Agreement is in proper legal form under the Law of New York and Spain for the enforcement thereof under such Law; provided, however, that, as of the date hereof, in order for this Agreement to be admissible in evidence in judicial proceedings in a Spanish court, this Agreement would first have to be translated into the Spanish language, and if any objection were raised about any such Spanish translation, this Agreement would then have to be translated by a licensed public translator who certifies as to the accuracy thereof (unless executed in Spanish by all the parties thereto).

         3.09. Foreign Exchange Regulations. As of the date hereof, there are no foreign exchange restrictions in effect in Spain which would adversely affect any payment to be made under this Agreement, and any actions to be taken in order to make such payment in Dollars by its remittance at the Office of the Administrative Agent have been taken or will be taken by Endesa Internacional.

         3.10. Ownership by Endesa Internacional. On the date hereof, Endesa Internacional owns, beneficially, at least 99% of the issued and outstanding shares of stock of the Company.

         3.11. Solvency. After giving effect to this Agreement and the incurrence of the Guaranteed Obligations, (a) the fair value of the property of Endesa Internacional is greater than the total amount of its liabilities (including without limitation contingent liabilities), (b) the present fair saleable value of the property of Endesa Internacional is not less than the amount that will be required to pay its probable liability on its debts as they become absolute and matured, (c) Endesa Internacional does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay as such debts and liabilities mature and (d) Endesa Internacional is not engaged in a business and is not about to engage in a business for which its property would constitute unreasonably small capital.

         3.12. Endesa Internacional's Credit Decision, Etc. Endesa Internacional has, independently and without reliance on the Lenders or the Administrative Agent and based on such documents and information as Endesa Internacional has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Endesa Internacional has adequate means to obtain from the Company on a continuing basis information concerning the financial condition, operations and business of the Company, and Endesa Internacional is not relying on the Lenders or the Administrative Agent to provide such information now or in the future. Endesa Internacional acknowledges that it will receive adequate consideration for the guarantee provided herein.

         3.13. Investment Company Act. Endesa Internacional is not required to register as an "investment company" within the meaning of, and pursuant to, the Investment Company Act of 1940, as amended.

         Section 4. Covenants. Endesa Internacional covenants and agrees with the Lenders and the Administrative Agent that, so long as the Elesur Intercreditor Agreement is outstanding and until indefeasible payment in full of all Guaranteed Obligations:

         4.01. Compliance with Law; Authorizations. Endesa Internacional shall comply in all material respects with all provisions of applicable Law and regulations, except to the extent that any non-compliance could not reasonably be expected to have a Endesa Internacional Material Adverse Effect, and obtain, comply with the terms of and do all that is necessary to maintain in full force and effect all authorizations, approvals, licenses and consents required in or by the Law and regulations of Spain to enable Endesa Internacional lawfully to enter into and perform its obligations under this Agreement or to ensure the legality, validity, enforceability and admissibility in evidence (other than the translation of this Agreement into Spanish referred to in Section 3.08) in Spain of this Agreement.

         4.02. Pari Passu Obligations. Endesa Internacional shall ensure that its obligations hereunder at all times rank at least pari passu in priority of payment with all other present and future senior unsubordinated, unsecured obligations of Endesa Internacional resulting from any Indebtedness of Endesa Internacional (other than Indebtedness having priority by operation of law as set forth in Section 3.05).

         Section 5. Miscellaneous.

         5.01. Waiver. No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power or privilege under this Agreement and no course of dealing between Endesa Internacional and the Administrative Agent or any Lender shall operate as a waiver of any such right, power or privilege, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights, powers and remedies herein expressly provided are cumulative and not exclusive of any rights, powers and remedies which the Administrative Agent or any Lender or the holder of any Note would otherwise have. No notice to or demand on Endesa Internacional in any case shall entitle Endesa Internacional to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or any Lender to any other or further action in any circumstances without notice or demand.

         5.02. Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing and mailed (via express or overnight mail), delivered by hand or by overnight courier or sent by facsimile: if to Endesa Internacional or the Administrative Agent, at the address set forth opposite its name on the signature pages hereof; if to any Lender, at its Lending Office; or, as to any party, at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall, when mailed, delivered or sent by facsimile be effective when deposited in the mails, delivered personally or to any nationally recognized or overnight courier, as the case may be, or sent by facsimile, except that notices and communications to the Administrative Agent or the Lenders shall not be effective until received by the Administrative Agent or the Lenders.

         5.03. Amendments, Etc. Except as otherwise expressly provided hereunder, neither this Agreement nor any terms hereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by Endesa Internacional and the Administrative Agent (acting with the consent of the requisite Lenders as required by Section 13.13 of the Credit Agreements).

         5.04. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and each holder of any of the Guaranteed Obligations and their respective successors and assigns, provided, however, that Endesa Internacional may not assign or transfer any of its rights, obligations or interest under this Agreement without the prior written consent of the Administrative Agent (which shall be granted only with the requisite consent of the Lenders required under Section 13.13 of the Credit Agreements).

         5.05. Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

         5.06. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

         5.07. Governing Law. This Agreement shall be governed by and construed in accordance with the Law of the State of New York.

         5.08.    Jurisdiction, Service of Process and Venue.

         (a) Any legal action or proceeding against Endesa Internacional with respect to this Agreement or the Guaranteed Obligations may be brought in the courts of the State of New York sitting in the Borough of Manhattan, The City of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, Endesa Internacional hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of such courts. Endesa Internacional hereby further irrevocably waives any claim that any such courts lack personal jurisdiction over it, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement or the Guaranteed Obligations brought in any of such courts, that such courts lack personal jurisdiction over it. Endesa Internacional hereby irrevocably appoints CT Corporation System, with offices on the Effective Date at 111 Eighth Avenue, New York, New York, 10011, USA as its agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding. If for any reason such agent shall cease to be available to act as such, Endesa Internacional agrees promptly to designate a new agent satisfactory to the Administrative Agent in the Borough of Manhattan, The City of New York to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding pursuant to the terms of this Section 5.08(a). In the event that Endesa Internacional shall fail to designate a new agent, service of process in any such action or proceeding may be made on Endesa Internacional by the mailing of copies thereof by express or overnight mail or overnight courier, postage prepaid, to Endesa Internacional at its address set forth opposite its signature below. To the fullest extent permitted by Law, Endesa Internacional hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder that service of process was in any way invalid or ineffective. Nothing herein shall affect the right of the Administrative Agent or any Lender to serve process in any other manner permitted by applicable Law or to commence legal proceedings or otherwise proceed against Endesa Internacional in any other jurisdiction (including, without limitation, the courts sitting in Spain).

         (b) Endesa Internacional hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any actions or proceedings arising out of or in connection with this Agreement or the Guaranteed Obligations brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

         5.09. Waiver of Jury Trial. EACH PARTY HERETO HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY RELATING HERETO. EACH PARTY HERETO ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT AND EACH LENDER TO ENTER INTO THE CREDIT AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.

         5.10. Waiver of Immunity. Endesa Internacional hereby irrevocably waives, to the fullest extent permitted by Law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, attachment (both before and after judgment) and execution to which it or its properties might otherwise be entitled in any legal action or proceeding in the courts of Spain, of the State of New York, of the United States or of any other country or jurisdiction, and agrees not to raise or claim or cause to be pleaded any immunity at or in respect of any such actions or proceedings.

         5.11. Use of English Language. This Agreement has been negotiated and executed in the English language. All certificates, reports, notices and other documents and communications given or delivered pursuant to this Agreement (including, without limitation, any modifications or supplements hereto) shall be in the English language, or accompanied by a certified English translation thereof. In the case of any document originally issued in a language other than English, the English language version of any such document shall for purposes of this Agreement, and absent manifest error, control the meaning of the matters set forth therein.

         5.12. Set-Off. Subject to Section 13.6 of the Credit Agreements, in addition to any rights and remedies of the Administrative Agent and Lenders provided by Law, the Administrative Agent and each Lender shall have the right, without presentment, demand, protest or other notice of any kind to Endesa Internacional, any such notice being expressly waived by Endesa Internacional to the extent permitted by applicable Law, upon any amount being due and unpaid by Endesa Internacional hereunder (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise) to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent or such Lender (including, without limitation, by branches and agencies of the Administrative Agent or such Lender wherever located) to or for the credit or the account of Endesa Internacional against and on account of the Guaranteed Obligations of Endesa Internacional to the Administrative Agent or such Lender under this Agreement, including, without limitation, all claims of any nature or description arising out of or connected with this Agreement, irrespective of whether or not the Administrative Agent or such Lender shall have made any demand hereunder.

         5.13. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective and severable from the rest of this Agreement to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         5.14. Administrative Agent. Each reference herein to any right granted to, benefit conferred upon or power exercisable by the Administrative Agent shall be a reference to the Administrative Agent for the benefit of the Lenders under the Credit Agreements.

         5.15. Indemnity. Endesa Internacional shall indemnify the Administrative Agent and each Lender, and their respective officers, directors, employees, representatives, partners, members, shareholders and agents from and hold each of them harmless against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (other than Taxes which are governed by Section 2.05) incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not the Administrative Agent or any Lender is a party thereto) related to the performance of this Agreement or the Elesur Intercreditor Agreement, including, without limitation, the reasonable and documented fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements, to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified).

         5.16. Term; Effectiveness. This Agreement shall have the same term as the Elesur Intercreditor Agreement as set forth in Section 4.15 thereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.


26, rue du Marche-aux-Herbes, L-2097         Dresdner Bank Luxembourg S.A.,
Luxembourg                                   as Administrative Agent for the
Attention: Ms. Prellwitz/Ms. Mohnen,         benefit of the Lenders under the
   Agencies                                  Credit Agreements
Telephone:  352-4760-864/851
Facsimile:  352-4760-3222
                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:


                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:


Ribera del Loira, 60                         ENDESA INTERNACIONAL S.A.
28042 Madrid, Spain
Attention: Mr. Luis Rivera
Telephone:  34-91-213-9970
Facsimile:  34-91-213-9967
                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

With a copy to:
Ribera del Loira, 60
28042 Madrid, Spain
Mr. Alfonso Arias
Telephone:  34-91-213-1810
Facsimile:  34-91-213-1870
                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

                                                                       EXHIBIT S
                                                                       ---------


                ADDITIONAL ENDESA INTERNACIONAL SUPPORT AGREEMENT

         This SUPPORT AGREEMENT dated as of [___] [__], 200[_] (this "Agreement") between Endesa Internacional S.A., a corporation (sociedad anonima) duly organized and validly existing under the Law of Spain ("Endesa Internacional"), and [_____________],1 as Administrative Agent for the benefit of the Lenders under the Credit Agreements referred to below (the
"Administrative Agent").

         WHEREAS, this Agreement is being entered into in connection with (i) the Credit Agreement, dated as of May 12, 2003 (as modified, amended or supplemented from time to time, the "Enersis Credit Agreement"), by and among ENERSIS S.A., a corporation (sociedad anonima) duly organized and validly existing under the Law of Chile ("Enersis"), as borrower, the Lenders named therein, the Administrative Agent, Banco Santander-Chile, as collateral agent, and certain other parties, (ii) the Credit Agreement, dated as of May 12, 2003 (as modified, amended or supplemented from time to time, the "Enersis Cayman Credit Agreement", together with the Enersis Credit Agreement, the "Credit Agreements"), by and among Enersis, acting through its Cayman Islands Branch ("Enersis Cayman"), as borrower, the Lenders named therein, the Administrative Agent, Banco Santander-Chile, as collateral agent, and certain other parties, and (iii) the Intercreditor Agreement, dated as of [_____] [_], 200[_] (as modified, amended or supplemented from time to time, the "Intercreditor Agreement") by and among [________], a [_____] duly organized and validly existing under the Law of [____] (the "Company") and the Administrative Agent for the benefit of the Lenders under the Credit Agreements;

         WHEREAS, the Company will be providing a loan to Enersis [Cayman]2 in an aggregate principal amount of U.S.$[_____] (as modified, amended or supplemented from time to time, the "Company Loans");

         WHEREAS, in consideration for the Lenders agreeing to enter into the Credit Agreements and as a condition to permitting the Company Loans to be incurred by Enersis [Cayman], Enersis [Cayman] has agreed to request that the Company enter into, and the Company has agreed to enter into, the Intercreditor Agreement for the benefit of the Lenders; and

         WHEREAS, in consideration for the Lenders agreeing to enter into the Credit Agreements and as an additional condition to permitting the Company Loans to be incurred by Enersis [Cayman], Enersis [Cayman] also has agreed to request that Endesa Internacional enter into, and Endesa Internacional has agreed to enter into, this support agreement for the benefit of the Lenders.

----------
1        Insert name of the Administrative Agent at time of execution.

2        References should be to Enersis or Enersis Cayman throughout as appropriate to reflect the borrower of the Company Loans.

         NOW, THEREFORE, based upon the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         Section 6. Definitions. Unless otherwise defined herein, terms defined in the Credit Agreements are used herein as defined therein. In addition, the following terms shall have the meanings set forth below:

         "Endesa Internacional Material Adverse Effect" shall mean any material adverse effect on (i) the business, operations, property, assets or condition (financial or otherwise) or prospects of Endesa Internacional, (ii) the ability of Endesa Internacional to perform its obligations under this Agreement, (iii) the legality, validity, binding effect or enforceability of any material provision of this Agreement, or (iv) the rights and remedies of any of the Administrative Agent and the Lenders under this Agreement.

         "Guaranteed Obligations" shall have the meaning provided in Section
2.01.

         Section 7. The Guarantee.

         7.01. The Guarantee. (a) Endesa Internacional hereby irrevocably and unconditionally guarantees (as primary obligor and not merely as surety) the prompt payment in full when due of all obligations, liabilities and other amounts now or hereafter payable or becoming payable to the Lenders and the Administrative Agent under the Intercreditor Agreement (the "Guaranteed Obligations"). Endesa Internacional hereby further agrees that if the Company shall fail to pay in full when due any of the Guaranteed Obligations, Endesa Internacional will promptly pay the same without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due in accordance with the terms of such extension or renewal. This Agreement is a continuing guaranty and is a guaranty of payment and is not merely a guaranty of collection and shall apply to all Guaranteed Obligations whenever arising.

         (b) For the avoidance of doubt and for purposes of the Law of Spain, the guarantee provided by Endesa Internacional herein shall be deemed to be a first demand guarantee (garantia a primera demanda) independent and autonomous from the Guaranteed Obligations. Endesa Internacional irrevocably and unconditionally waives any right to use any defenses arising from or relating to the Guaranteed Obligations and any benefits pertaining to guarantors (fiadores) under the Law of Spain.

         7.02. Acknowledgments, Waivers and Consents. Endesa Internacional agrees that the obligations of Endesa Internacional under Section 2.01 shall, to the fullest extent permitted by applicable Law, be primary, absolute, irrevocable and unconditional under any and all circumstances and that the guarantee therein is made with respect to any Guaranteed Obligations now existing or in the future arising. Without limiting the foregoing, Endesa Internacional agrees that:

         (a) The occurrence of any one or more of the following shall not affect the enforceability or effectiveness of this Agreement in accordance with its terms or affect, limit, reduce, discharge or terminate the liability of Endesa Internacional, or the rights, remedies, powers and privileges of the Administrative Agent or any Lender under this Agreement:

                  (i) any modification or amendment (including without limitation by way of amendment, extension, renewal or waiver), or any acceleration or other change in the time for payment or performance of the terms of all or any part of the Guaranteed Obligations or the Intercreditor Agreement, or any other agreement or instrument whatsoever relating thereto;

                  (ii) any release, termination, waiver, abandonment, lapse or expiration, subordination or enforcement of any other guarantee of, or liability with respect to, all or any part of the Guaranteed Obligations (other than the termination of the Intercreditor Agreement in accordance with its terms);

                  (iii) any settlement, compromise, release, liquidation or enforcement, on such terms and in such manner as the Administrative Agent may determine or as applicable Law may dictate, of all or any part of the Guaranteed Obligations;

                  (iv) the giving of any consent to the merger or consolidation of, the sale of substantial assets by, or other restructuring or termination of the corporate existence of the Company or any other Person or any disposition of any shares of Endesa Internacional;

                  (v) any proceeding against the Company or any collateral securing the same provided by any other Person or the exercise of any rights, remedies, powers and privileges of the Lenders or the Administrative Agent under the Intercreditor Agreement or otherwise in such order and such manner as the Administrative Agent may determine, regardless of whether the Lenders or the Administrative Agent shall have proceeded against or exhausted any collateral, right, remedy, power or privilege (including under any other guarantee of all or any part of the Guaranteed Obligations) before proceeding to call upon or otherwise enforce this Agreement;

                  (vi) the entering into such other transactions or business dealings by the Administrative Agent or any Lender with the Company, any Subsidiary or Affiliate of the Company; or

                  (vii) all or any combination of any of the actions set forth in this Section 2.02(a).

         (b) The enforceability and effectiveness of this Agreement and the liability of Endesa Internacional, and the rights, remedies, powers and privileges of the Lenders and the Administrative Agent under this Agreement shall not be affected, limited, reduced, discharged or terminated, and Endesa Internacional hereby expressly waives to the fullest extent permitted by Law any defense now or in the future arising, by reason of:

                  (i) the illegality, invalidity or unenforceability of all or any part of the Guaranteed Obligations, the Intercreditor Agreement or any other agreement or instrument whatsoever relating to all or any part of the Guaranteed Obligations;

                  (ii) any disability or other defense with respect to all or any part of the Guaranteed Obligations, including the effect of any statute of limitations that may bar the enforcement of all or any part of the Guaranteed Obligations;

                  (iii) the illegality, invalidity, unenforceability, taking, modification, impairment, enforcement or release of any security for or the lack of perfection or continuing perfection or failure of the priority of any Lien or security interest on any collateral for all or any part of the Guaranteed Obligations or the failure to protect or maintain any security, or any other act or omission with respect to any security or guarantee;

                  (iv) the cessation, for any cause whatsoever, of the liability of the Company with respect to all or any part of the Guaranteed Obligations (other than by reason of the full payment of all Guaranteed Obligations, but subject to any reinstatement thereof if all or any part of the payment is rescinded or avoided or must otherwise be returned);

                  (v) any failure of the Administrative Agent or any Lender to marshal assets in favor of the Company or any other Person, to exhaust any collateral for all or any part of the Guaranteed Obligations, to pursue or exhaust any right, remedy, power or privilege it may have against the Company or any other Person or to take any action whatsoever to mitigate or reduce such Person's liability with respect to the Guaranteed Obligations, the Lenders and the Administrative Agent being under no obligation to take any such action notwithstanding the fact that all or any part of the Guaranteed Obligations may be due and payable and that the Company may be in default of its obligations under the Intercreditor Agreement;

                  (vi) any counterclaim, set-off or other claim which the Company has;

                  (vii) any failure of the Administrative Agent or any Lender or any other Person to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person;

                  (viii) any bankruptcy, insolvency, reorganization, winding-up, dissolution or adjustment of debts, or appointment of a custodian, sindico, liquidator or similar officer, or similar proceedings commenced by or against any Person, including any discharge of, or bar or stay against collecting, all or any part of the Guaranteed Obligations (or any interest on all or any part of the Guaranteed Obligations) in or as a result of any such proceeding;

                  (ix) any Law of any jurisdiction, or any event, affecting any term of any Guaranteed Obligation or the rights of the Administrative Agent or any Lender with respect thereto, including without limitation: (A) the application of any such Law, including any prior approval, which would prevent the exchange of a currency other than Dollars for Dollars or the remittance of funds outside of such jurisdiction or the unavailability of Dollars in any legal exchange market in such jurisdiction in accordance with normal commercial practice; or (B) a declaration of a banking moratorium or any suspension of payments by banks in such jurisdiction or the imposition by such jurisdiction or any Governmental Agency thereof of any moratorium on, the required rescheduling or restructuring of, or required approval of payments on, any indebtedness in such jurisdiction; or (C) any expropriation, confiscation, nationalization or requisition by any country or any Governmental Agency that directly or indirectly deprives any Person in such country otherwise entitled thereto of any claim for payment under all or any part of the Guaranteed Obligations; or (D) any war (whether or not declared), insurrection, revolution, hostile act, civil strife or similar events occurring in such jurisdiction which has the same effect as the events described in clause (A) (B) or (C) above (in each of the cases contemplated in clauses (A) through (D) above, to the extent occurring or existing on or at any time after the date of this Agreement);

                  (x) any action taken by the Administrative Agent or any Lender that is referred to in this Section 2.02 or otherwise in this Agreement or in any other provision of the Intercreditor Agreement or any omission to take any such action; or (xi) any right of Endesa Internacional of "division" (as defined in article 1837 of the Codigo Civil of Spain, as in effect on the date hereof).

         (c) To the fullest extent permitted by Law, Endesa Internacional expressly waives, for the benefit of the Lenders and the Administrative Agent, all diligence, presentment, demand for payment or performance, notices of nonpayment or nonperformance, protest, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against the Company under the Intercreditor Agreement or other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations, and all notices of acceptance of this Agreement, of proof of reliance on this Agreement or of the existence, creation, incurring or assumption of new or additional Guaranteed Obligations. Endesa Internacional further expressly waives the benefit of any and all statutes of limitation and of any Law that exonerates or limits the liability of guarantors or sureties, and any defenses provided by these Laws, to the fullest extent permitted by applicable Law.

         7.03. Reinstatement. The obligations of Endesa Internacional under this Section 2 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Company in respect of the Guaranteed Obligations is rescinded or avoided or must otherwise be restored or returned by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

         7.04. Subrogation. Endesa Internacional hereby agrees that, until all Guaranteed Obligations have been indefeasibly paid in full, it shall not exercise any right or remedy arising by reason of any performance by it of its guarantee in Section 2.01, whether by subrogation, reimbursement, contribution or otherwise, against the Company or any security for any of the Guaranteed Obligations.

         7.05. Payments. All payments made by Endesa Internacional under this Agreement will be made without setoff, counterclaim or other defense. All such payments will be made free and clear of, and without deduction or withholding for, any present or future Taxes. If any Taxes are so levied or imposed, Endesa Internacional agrees to pay the full amount of such Taxes and such additional amounts as may be necessary so that every payment of all amounts due hereunder, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein. Endesa Internacional will furnish to the Administrative Agent or any Lender, promptly following request thereof, certified copies of tax receipts evidencing such payment by Endesa Internacional. Endesa Internacional will indemnify and hold harmless the Administrative Agent and each Lender, and reimburse the Administrative Agent and each Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by the Administrative Agent or such Lender.

         Section 8. Representations and Warranties. Endesa Internacional hereby represents and warrants to the Lenders and Administrative Agent that:

         8.01.    Corporate Status.

         (a) Endesa Internacional (i) is a duly organized and validly existing corporation (sociedad anonima) in good standing under the Law of Spain,
(ii) has the power and authority to own its property and assets and to transact the business in which it is engaged, and (iii) is duly qualified as a foreign corporation and in good standing in each jurisdiction where the ownership, leasing or operation of property or the conduct of its business requires such qualification and where the failure to be so qualified would have a Endesa Internacional Material Adverse Effect.

         (b) No meeting has been convened or is planned for the Winding-up of Endesa Internacional, and, to the best knowledge of Endesa Internacional, there is no petition, application or similar proceeding outstanding for the Winding-up of Endesa Internacional.

         8.02. Corporate Power and Authority. Endesa Internacional has the power and authority to execute, deliver and perform the terms and provisions of this Agreement and has taken all necessary corporate action to authorize the execution, delivery and performance by it of this Agreement. Endesa Internacional has duly executed and delivered this Agreement, and this Agreement constitutes Endesa Internacional's legal, valid and binding obligations enforceable in accordance with its terms.

         8.03. No Violation. None of the execution, delivery or performance of this Agreement by Endesa Internacional, or compliance by it with the terms and provisions hereof or thereof (i) will contravene any provision of any Law or any order, writ, injunction or decree of any court or Government Agency binding on it, (ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default in respect of, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon, any of the property or assets of Endesa Internacional pursuant to the terms of, any indenture, mortgage, deed of trust, credit agreement, loan agreement or any other agreement, contract or instrument to which Endesa Internacional is a party or by which it or its properties or assets is bound or to which it may be subject, except to the extent that such conflicts, inconsistencies, defaults or Liens could not, in the aggregate, reasonably be expected to have a Endesa Internacional Material Adverse Effect, or (iii) will violate any provision of the estatutos sociales or other constituent documents of Endesa Internacional.

         8.04. Governmental Approvals. No Governmental Approval is required to authorize, or is otherwise required in connection with, (i) the execution, delivery and performance by Endesa Internacional of this Agreement or (ii) the legality, validity, binding effect or enforceability of this Agreement.

         8.05. Ranking. The obligations of Endesa Internacional hereunder rank at least pari passu in priority of payment with all other present and future unsubordinated, unsecured obligations of Endesa Internacional resulting from any Indebtedness of Endesa Internacional, other than obligations having priority by operation of law (including, but not limited to, obligations in relation to those whose claims (a) have been raised to escritura publica or poliza intervenida in Spain, or (b) are preferred by paragraphs (1), (2), (3) and (4) of Article 913 and Article 914 of the Spanish Commercial Code (Codigo de Comercio) or the Estatuto de los Trabajadores and related legislation), which, in any event, are not material to Endesa Internacional.

         8.06. Litigation. There are no actions, suits, investigations or proceedings, legal or administrative, pending or, to the best knowledge of Endesa Internacional, threatened (i) with respect to this Agreement or (ii) that are reasonably likely to have a Endesa Internacional Material Adverse Effect.

         8.07. Withholding Taxes. To the best of our knowledge, payments required to be made by Endesa Internacional under this Agreement are to be characterized as payments of an indemnity. As of the date hereof, no withholding or other taxes are required to be paid in respect of, or be deducted from, any indemnity. In the event that payments to be made by Endesa Internacional under this Agreement were characterized in a different way and withholding taxes were to be imposed, Endesa Internacional is permitted under applicable Law to pay any additional amounts payable under Section 2.05 as will result in receipt by the Lenders of such amounts as would have been received by the Lenders had no withholding been required.

         8.08. Form of Documentation. This Agreement is in proper legal form under the Law of New York and Spain for the enforcement thereof under such Law; provided, however, that, as of the date hereof, in order for this Agreement to be admissible in evidence in judicial proceedings in a Spanish court, this Agreement would first have to be translated into the Spanish language, and if any objection were raised about any such Spanish translation, this Agreement would then have to be translated by a licensed public translator who certifies as to the accuracy thereof (unless executed in Spanish by all the parties thereto).

         8.09. Foreign Exchange Regulations. As of the date hereof, there are no foreign exchange restrictions in effect in Spain which would adversely affect any payment to be made under this Agreement, and any actions to be taken in order to make such payment in Dollars by its remittance at the Office of the Administrative Agent have been taken or will be taken by Endesa Internacional.

         8.10. Solvency. After giving effect to this Agreement and the incurrence of the Guaranteed Obligations, (a) the fair value of the property of Endesa Internacional is greater than the total amount of its liabilities (including without limitation contingent liabilities), (b) the present fair saleable value of the property of Endesa Internacional is not less than the amount that will be required to pay its probable liability on its debts as they become absolute and matured, (c) Endesa Internacional does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay as such debts and liabilities mature and (d) Endesa Internacional is not engaged in a business and is not about to engage in a business for which its property would constitute unreasonably small capital.

         8.11. Endesa Internacional's Credit Decision, Etc. Endesa Internacional has, independently and without reliance on the Lenders or the Administrative Agent and based on such documents and information as Endesa Internacional has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Endesa Internacional has adequate means to obtain from the Company on a continuing basis information concerning the financial condition, operations and business of the Company, and Endesa Internacional is not relying on the Lenders or the Administrative Agent to provide such information now or in the future. Endesa Internacional acknowledges that it will receive adequate consideration for the guarantee provided herein.

         8.12. Investment Company Act. Endesa Internacional is not required to register as an "investment company" within the meaning of, and pursuant to, the Investment Company Act of 1940, as amended.

         Section 9. Covenants. Endesa Internacional covenants and agrees with the Lenders and the Administrative Agent that, so long as the Intercreditor Agreement is outstanding and until indefeasible payment in full of all Guaranteed Obligations:

         9.01. Compliance with Law; Authorizations. Endesa Internacional shall comply in all material respects with all provisions of applicable Law and regulations, except to the extent that any non-compliance could not reasonably be expected to have a Endesa Internacional Material Adverse Effect, and obtain, comply with the terms of and do all that is necessary to maintain in full force and effect all authorizations, approvals, licenses and consents required in or by the Law and regulations of Spain to enable Endesa Internacional lawfully to enter into and perform its obligations under this Agreement or to ensure the legality, validity, enforceability and admissibility in evidence (other than the translation of this Agreement into Spanish referred to in Section 3.08) in Spain of this Agreement.

         9.02. Pari Passu Obligations. Endesa Internacional shall ensure that its obligations hereunder at all times rank at least pari passu in priority of payment with all other present and future senior unsubordinated, unsecured obligations of Endesa Internacional resulting from any Indebtedness of Endesa Internacional (other than Indebtedness having priority by operation of law as set forth in Section 3.05).

         Section 10. Miscellaneous.

         10.01. Waiver. No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power or privilege under this Agreement and no course of dealing between Endesa Internacional and the Administrative Agent or any Lender shall operate as a waiver of any such right, power or privilege, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights, powers and remedies herein expressly provided are cumulative and not exclusive of any rights, powers and remedies which the Administrative Agent or any Lender or the holder of any Note would otherwise have. No notice to or demand on Endesa Internacional in any case shall entitle Endesa Internacional to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or any Lender to any other or further action in any circumstances without notice or demand.

         10.02. Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing and mailed (via express or overnight mail), delivered by hand or by overnight courier or sent by facsimile: if to Endesa Internacional or the Administrative Agent, at the address set forth opposite its name on the signature pages hereof; if to any Lender, at its Lending Office; or, as to any party, at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall, when mailed, delivered or sent by facsimile be effective when deposited in the mails, delivered personally or to any nationally recognized or overnight courier, as the case may be, or sent by facsimile, except that notices and communications to the Administrative Agent or the Lenders shall not be effective until received by the Administrative Agent or the Lenders.

         10.03. Amendments, Etc. Except as otherwise expressly provided hereunder, neither this Agreement nor any terms hereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by Endesa Internacional and the Administrative Agent (acting with the consent of the requisite Lenders as required by Section 13.13 of the Credit Agreements).

         10.04. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and each holder of any of the Guaranteed Obligations and their respective successors and assigns, provided, however, that Endesa Internacional may not assign or transfer any of its rights, obligations or interest under this Agreement without the prior written consent of the Administrative Agent (which shall be granted only with the requisite consent of the Lenders required under Section 13.13 of the Credit Agreements).

         10.05. Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

         10.06. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

         10.07. Governing Law. This Agreement shall be governed by and construed in accordance with the Law of the State of New York.

         10.08.   Jurisdiction, Service of Process and Venue.

         (a) Any legal action or proceeding against Endesa Internacional with respect to this Agreement or the Guaranteed Obligations may be brought in the courts of the State of New York sitting in the Borough of Manhattan, The City of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, Endesa Internacional hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of such courts. Endesa Internacional hereby further irrevocably waives any claim that any such courts lack personal jurisdiction over it, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement or the Guaranteed Obligations brought in any of such courts, that such courts lack personal jurisdiction over it. Endesa Internacional hereby irrevocably appoints CT Corporation System, with offices on the Effective Date at 111 Eighth Avenue, New York, New York, 10011, USA as its agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding. If for any reason such agent shall cease to be available to act as such, Endesa Internacional agrees promptly to designate a new agent satisfactory to the Administrative Agent in the Borough of Manhattan, The City of New York to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding pursuant to the terms of this Section 5.08(a). In the event that Endesa Internacional shall fail to designate a new agent, service of process in any such action or proceeding may be made on Endesa Internacional by the mailing of copies thereof by express or overnight mail or overnight courier, postage prepaid, to Endesa Internacional at its address set forth opposite its signature below. To the fullest extent permitted by Law, Endesa Internacional hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder that service of process was in any way invalid or ineffective. Nothing herein shall affect the right of the Administrative Agent or any Lender to serve process in any other manner permitted by applicable Law or to commence legal proceedings or otherwise proceed against Endesa Internacional in any other jurisdiction (including, without limitation, the courts sitting in Spain).

         (b) Endesa Internacional hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any actions or proceedings arising out of or in connection with this Agreement or the Guaranteed Obligations brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

         10.09. Waiver of Jury Trial. EACH PARTY HERETO HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY RELATING HERETO. EACH PARTY HERETO ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT AND EACH LENDER TO ENTER INTO THE CREDIT AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.

         10.10. Waiver of Immunity. Endesa Internacional hereby irrevocably waives, to the fullest extent permitted by Law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, attachment (both before and after judgment) and execution to which it or its properties might otherwise be entitled in any legal action or proceeding in the courts of Spain, of the State of New York, of the United States or of any other country or jurisdiction, and agrees not to raise or claim or cause to be pleaded any immunity at or in respect of any such actions or proceedings.

         10.11. Use of English Language. This Agreement has been negotiated and executed in the English language. All certificates, reports, notices and other documents and communications given or delivered pursuant to this Agreement (including, without limitation, any modifications or supplements hereto) shall be in the English language, or accompanied by a certified English translation thereof. In the case of any document originally issued in a language other than English, the English language version of any such document shall for purposes of this Agreement, and absent manifest error, control the meaning of the matters set forth therein.

         10.12. Set-Off. Subject to Section 13.6 of the Credit Agreements, in addition to any rights and remedies of the Administrative Agent and Lenders provided by Law, the Administrative Agent and each Lender shall have the right, without presentment, demand, protest or other notice of any kind to Endesa Internacional, any such notice being expressly waived by Endesa Internacional to the extent permitted by applicable Law, upon any amount being due and unpaid by Endesa Internacional hereunder (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise) to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent or such Lender (including, without limitation, by branches and agencies of the Administrative Agent or such Lender wherever located) to or for the credit or the account of Endesa Internacional against and on account of the Guaranteed Obligations of Endesa Internacional to the Administrative Agent or such Lender under this Agreement, including, without limitation, all claims of any nature or description arising out of or connected with this Agreement, irrespective of whether or not the Administrative Agent or such Lender shall have made any demand hereunder.

         10.13. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective and severable from the rest of this Agreement to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         10.14. Administrative Agent. Each reference herein to any right granted to, benefit conferred upon or power exercisable by the Administrative Agent shall be a reference to the Administrative Agent for the benefit of the Lenders under the Credit Agreements.

         10.15. Indemnity. Endesa Internacional shall indemnify the Administrative Agent and each Lender, and their respective officers, directors, employees, representatives, partners, members, shareholders and agents from and hold each of them harmless against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (other than Taxes which are governed by Section 2.05) incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not the Administrative Agent or any Lender is a party thereto) related to the performance of this Agreement or the Intercreditor Agreement, including, without limitation, the reasonable and documented fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements, to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified).

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

[address]                               [_________________________]
Attention:                              as Administrative Agent for the benefit
Telephone:                              of the Lenders under the Credit
Facsimile:                              Agreements

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

Ribera del Loira, 60                    ENDESA INTERNACIONAL S.A.
28042 Madrid, Spain
Attention: Mr. Luis Rivera
Telephone:  34-91-213-9970
Facsimile:  34-91-213-9967
                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

With a copy to:
Mr. Alfonso Arias
Ribera del Loira, 60
28042 Madrid, Spain
Telephone:  34-91-213-1810
Facsimile:  34-91-213-1870
                                        By:
                                            ------------------------------------
                                            Name:
                                            Title: